Exhibit (c)(iii)(D)

Infrastructure Statement

2014-15

Budget Paper No. 4

Circulated by The Hon. Andrew Constance MP, Treasurer,

and Minister for Industrial Relations, New South Wales

Table of Contents

Chart and Table List

About this Budget Paper		i

Chapter 1:	Infrastructure Overview

1.1	Introduction	1 - 1
1.2	Infrastructure expenditure	1 - 1
1.3	Securing infrastructure funding	1 - 2
1.4	Infrastructure investment 2014-15 to 2017-18	1 - 6
1.5	Infrastructure investment 2013-14	1 - 11
1.6	Existing assets and maintenance program	1 - 12

Chapter 2:	Infrastructure Strategies and Policies

2.1	Introduction	2 - 1
2.2	A comprehensive infrastructure strategy	2 - 2
2.3	Project selection	2 - 4
2.4	Systematic approach to funding	2 - 7
2.5	Effective project delivery	2 - 14

Chapter 3:	State Infrastructure Plan

3.1	Introduction	3 - 1
3.2	Passenger trains	3 - 2
3.3	Urban roads	3 - 4
3.4	Buses and light rail	3 - 6
3.5	International gateways	3 - 7
3.6	Regional and interstate transport	3 - 9
3.7	Energy	3 - 12
3.8	Water	3 - 14
3.9	Health	3 - 16
3.10	Other significant programs	3 - 21

Chapter 4:	General Government Sector Projects

4.1	General Government Sector Projects	4 - 1

Chapter 5:	Public Trading Enterprise Sector Projects

5.1	Public Trading Enterprise Sector Projects	5 - 1

Infrastructure Statement 2014-15

Chart and Table List

Page

Chapter 1 Infrastructure Overview		1

Infrastructure Expenditure Summary	Table 1.1	1-1

State-Funded Infrastructure Program	Chart 1.1	1-3

Commonwealth Government Contribution to State Infrastructure Program	Chart 1.2	1-4

PTE Funded Infrastructure Program	Chart 1.3	1-4

Moderating Electricity and Water Utility Sector Capital Expenditure	Chart 1.4	1-5

Total State Infrastructure Investment by Funding Source	Table 1.2	1-6

Total Infrastructure Investment, Four Year Programs	Table 1.3	1-6

Distribution of Infrastructure Investment, 2014-15: by Agency	Chart 1.5	1-7

Capital investment by Major Sector	Chart 1.6	1-10

State Owned Physical Assets: Value by Sector	Table 1.4	1-12

State Owned Physical Assets: Value by Type, as at 30 June 2013	Chart 1.7	1-13

Percentage Asset Distribution by Agency as at 30 June 2013	Chart 1.8	1-13

Maintenance Expenses	Table 1.5	1-14

Values of Agencies’ Physical Assets as at 30 June 2013	Table 1.6	1-15

Chapter 4 General Government Sector Projects		4

Infrastructure Investment by General Government Agencies	Table 4.1	4-4

Chapter 5 Public Trading Enterprise Sector Projects		5

Infrastructure Investment by Public Trading Enterprise Sector	Table 5.1	5-2

Infrastructure Statement 2014-15

About this Budget Paper

Purpose and Scope

Budget Paper No. 4 Infrastructure Statement provides information on the Government’s infrastructure investment program. The objectives of this Budget Paper are to:

•	support transparency and accountability by reporting on planned capital expenditure covering new works and works in progress

•	explain how resources have been allocated in the current Budget and the forward estimates for both the General Government and Public Trading Enterprise sectors

•	explain how infrastructure investment supports the Government’s priorities and service delivery objectives, including the underlying policies and strategies

•	make publicly available the State Infrastructure Plan adopted by the Government as required by the Infrastructure NSW Act 2011.

This Budget Paper includes the infrastructure investment of agencies that are material to the General Government and Public Trading Enterprise sectors. Budget Paper No. 2 Budget Statement, includes an overview of agency classifications by sector and a glossary.

Structure of Budget Paper No. 4

Chapter	Description
1. Infrastructure Overview	Chapter 1 categorises the State’s infrastructure investment in the Budget and the forward estimates and explains funding arrangements. It reports the value of the State’s physical assets by agency and maintenance expenditure by government sector. It also explains spending variations for the 2013-14 financial year.

2. Infrastructure Strategies and Policies	Chapter 2 outlines the Government’s strategy and policies for planning, funding, delivering and managing infrastructure investment and the existing asset base. It highlights new and ongoing initiatives to support infrastructure investment and improve asset management.

3. State Infrastructure Plan	Chapter 3 presents the 5-year State Infrastructure Plan. The Plan represents the Government’s funded infrastructure priorities over the next five years. The projects listed relate to the Government’s 20-year State Infrastructure Strategy, released in December 2012.

Infrastructure Statement 2014-15	i

About this Budget Paper

Chapter	Description
4. General Government Sector Projects	Chapter 4 lists major capital projects and minor works for each general government agency, grouped by cluster. Project-level information is treated as commercial-in-confidence for some parts of the sector and is not reported in detail.

5. Public Trading Enterprise Sector Projects	Chapter 5 lists major capital projects and minor works for each public trading enterprise, grouped by industry sector. Project-level information is treated as commercial-in-confidence for some parts of the sector and is not reported in detail.

Agency Disclosures

Capital program definitions

Program	Definition
Major Works	This refers to projects with an estimated total cost of $250,000 or above, subdivided into new projects (approved to begin in 2014-15) and works in progress (begun before 2014-15 but not yet completed).

Minor Works	This refers to projects with an estimated total cost below $250,000, such as minor plant and equipment or annual provisions for replacements.

Project-level information

Item	Description
Project description	This is a brief outline of the capital project.

Location	This is the town or location where the infrastructure/project/ asset will be built. ‘Various’ is noted for projects occurring across multiple locations.

Start	The year when construction began or will begin. For planning works or similar, it is the year that planning appraisals and related activities began or will begin.

Complete	This is the project’s expected year of completion.

Estimated Total Cost (ETC)	The ETC represents the current estimate of planning, procuring and delivering the infrastructure/project/asset. The ETC may change as more detailed planning is undertaken and further information on market conditions becomes available. Large infrastructure acquisitions may be split into several projects, including planning, land acquisition and stages of construction. Due to commercial sensitivities, the ETC for some major works will not be included.

Estimated Expenditure to 30-June-14	This is the projected total project expenditure to 30 June 2014.

Allocation 2014-15	This is the amount of project expenditure approved in the 2014-15 Budget.

ii	Infrastructure Statement 2014-15

About this Budget Paper

Changes to Reporting Entities

The majority of changes to reporting entities outlined below were as a result of the introduction of the Government Sector Employment Act 2013 that came into force on 24 February 2014. The Act was aimed at developing a modern high-performing “government sector”.

On that date:

•	the Government Sector Employment Act 2013 (GSE Act) commenced

•	the Public Sector Employment and Management Act 2002 (the former Act) was repealed

•	the Administrative Arrangements Order 2014 (the Order) commenced.

The Act was subsequently amended on 23 April 2014 by the Administrative Arrangements (Administrative Changes—Ministers and Public Service Agencies) Order 2014 following establishment of the new Ministerial arrangements with subsequent changes to entity and cluster arrangements detailed within that Act and as part of the Allocation of the Administration of Acts.

As part of these revised arrangements the Finance and Services cluster was merged with the Treasury cluster to form a single Treasury and Finance cluster. Additionally, the Planning and Infrastructure sub-cluster of the Premier and Cabinet cluster was separated to form the new Planning and Environment cluster.

Infrastructure Statement 2014-15	iii

About this Budget Paper

Notes

•	The Budget year refers to 2014-15, while the forward estimates period refers to 2015-16, 2016-17 and 2017-18.

•	Figures in tables, charts and text have been rounded. Discrepancies between totals and the sum of components reflect rounding.

•	estimates under $100,000 are rounded to the nearest thousand

•	estimates midway between rounding points are rounded up

•	percentages are based on the underlying unrounded values.

•	For the budget balance, a negative sign indicates a deficit while no sign indicates a surplus.

•	One billion equals one thousand million.

•	The following notations are used:

•	n.a. means data is not available

•	N/A means not applicable

•	no. means number

•	0 means not zero, but rounded to zero

•	… means zero

•	thous means thousand

•	$m means millions of dollars

•	$b means billions of dollars.

•	Unless otherwise indicated, the data source for tables and charts is The Treasury.

iv	Infrastructure Statement 2014-15

Chapter 1: Infrastructure Overview

1.1 Introduction

New South Wales’ ambitious infrastructure program is running at unprecedented levels as the Government works to rebuild the State and close a $30 billion infrastructure gap. Funding for this program is primarily secured from the State Budget, which has been refocused to sustainably support the Government’s infrastructure commitments and improve frontline services, while maintaining New South Wales’ triple-A credit rating.

The State’s infrastructure program prioritises transport-focussed assets to bolster productivity growth. The program makes a significant contribution to alleviating congestion, improving the quality of services and providing a capital expenditure boost that contributes to the ongoing restoration of economic growth throughout the State.

1.2 Infrastructure expenditure

With $15.0 billion allocated in 2014-15, State infrastructure expenditure will total $61.5 billion over the four years to 2017-18. This program is unprecedented in its size – 30 per cent higher over the next four years than for the four years to 2009-10 (excluding Commonwealth Government stimulus funding) – with a focus on major projects to rebuild the State.

Table 1.1 provides the State’s infrastructure expenditure summary to 2017-18.

Table 1.1:	Infrastructure Expenditure Summary

	2013-14		2014-15	2015-16	2016-17	2017-18	Four year
	Budget	Revised	Budget	Forward Estimates			total
	$m	$m	$m	$m	$m	$m	$m
General Government sector	9,085	8,652	10,203	9,403	9,440	9,263	38,310
Electricity and Water Public Trading Enterprises	4,319	3,587	3,602	3,649	3,336	3,303	13,890
Other Public Trading Enterprises	2,132	1,904	1,241	2,049	3,887	2,155	9,333

Total (a)	15,528	14,135	15,038	15,093	16,655	14,713	61,499

(a)	Total infrastructure investment excludes public finance corporations and eliminates inter-sector purchases which cancel out on consolidation.

Infrastructure Statement 2014-15	1 - 1

The ability to undertake this program arises because of the systematic approach taken by Government since 2011 to:

•	apply a reformed infrastructure policy framework (as detailed in Chapter 2 of this Paper)

•	secure a sustainable funding base while maintaining New South Wales’ triple-A credit rating.

1.3 Securing infrastructure funding

Infrastructure expenditure is funded from three different sources:

•	State funding which is increasing to provide more transport infrastructure, supported by the asset recycling program

•

funding from the Commonwealth Government which is increasing over the forward estimates reflecting its partnership with New South Wales to deliver major road projects including new funding for Western Sydney roads to support Sydney’s second airport at Badgerys Creek

•

Public Trading Enterprise (PTE) utility funding which is continuing to reduce as a result of more efficient capital investment and divestment which reduces costs for customers and alleviates pressure on the State’s debt position.

State infrastructure funding is increasing

The State-funded infrastructure program includes expenditure in the general government sector, public transport PTEs, the Sydney International Convention, Exhibition and Entertainment Precinct (also known as the Darling Harbour Live (DHL) project) and the State-funded contribution to WestConnex. The State-funded program increases to an average $8.8 billion per year over the four years to 2017-18. This compares with an average $5.9 billion per year over the three years to 2010-11 and represents an increase of around 49 per cent between the periods.

A key driver of this funding is the recycling of the proceeds of business asset sales through Restart NSW (refer to Chapter 2), which provides around $2.5 billion towards the current four year program.

1 - 2	Infrastructure Statement 2014-15

Chart 1.1:	State-Funded Infrastructure Program

State-funded investment is at its highest in 2016-17 with the recognition of the DHL project as an asset on the balance sheet and the peaking of the State-funded contribution to the WestConnex project.

Commonwealth Government funding is increasing

Chart 1.2 shows the Commonwealth Government’s contribution of $8.8 billion to the State infrastructure program over the four years to 2017-18. This includes a peak contribution in 2016-17, which will fund the Pacific Highway upgrade.

The Commonwealth Government will provide funding for around 14.4 per cent of the State’s infrastructure program to 2017-18.

New South Wales successfully negotiated with the Commonwealth Government during 2013-14 to secure financial commitments to support WestConnex, NorthConnex and upgrades to Western Sydney roads to support Sydney’s second airport at Badgerys Creek, following a period of declining Commonwealth investment in New South Wales’ capital investment program.

Infrastructure Statement 2014-15	1 - 3

Chart 1.2:	Commonwealth Government Contribution to State Infrastructure Program

Capital funding for utilities is moderating but remains significant

PTE infrastructure investment (excluding public transport, DHL and Government funding for WestConnex) will average $4.3 billion per year over the four years to 2017-18. This is a decrease of around 27 per cent compared with the three years to 2010-11 (refer to Chart 1.3) and is attributable to measures taken since 2011 by the Government, directing the electricity and water networks to manage their capital investment more effectively while maintaining service levels.

Chart 1.3:	PTE Funded Infrastructure Program (a) (b)

(a)	The commercial PTE funded infrastructure program excludes general government capital expenditure, public transport, the DHL project and the State-funded contribution to WestConnex.
(b)	The chart is adjusted to deduct State and Commonwealth Government funding directed at the WestConnex project which is included in Charts 1.1 and 1.2.

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Chart 1.4 sets out the ongoing downward revisions in capital investment for the utility sector (electricity and water agencies).

Chart 1.4:	Moderating Electricity and Water Utility Sector Capital Expenditure

The Government announced its strategy in the 2012-13 Budget to reduce growth in electricity sector investment to put downward pressure on prices while maintaining service standards. This included integrating the three State-owned electricity distributors to reduce duplication, deliver capital efficiencies and identify an appropriate balance between asset standards and the timing of investment.

Businesses operating in the water and electricity sectors are at the end of a peak capital investment period. Improving capital efficiency through the Government’s electricity reform program reduces forecast capital expenditure to 2016-17 in the electricity sector by over $2 billion compared with the 2013-14 Budget forecasts. This reduction reflects more modest capital needs due to subdued energy demand forecasts.

An estimated $4.8 billion in capital savings will be achieved over the five years to 2015-16 as a result of the reform program.

Other factors contributing to forecast expenditure reductions in the commercial PTE sector include:

•	the reassessment of capital investment requirements and reprioritisation of works by Hunter Water and Sydney Water

•	the successful leasing of Port Botany, Port Kembla and the Port of Newcastle.

Infrastructure Statement 2014-15	1 - 5

Even at reduced capital expenditure levels, the electricity and water utilities continue to place pressure on the State’s finances constituting around 23 per cent of the State’s capital expenditure over the forward estimates.

Table 1.2 provides a breakdown of the infrastructure expenditure by source of funding.

Table 1.2:	Total State Infrastructure Investment by Funding Source (a)

	2013-14	2014-15	2015-16	2016-17	2017-18
	Revised	Budget	Forward Estimates
	$m	$m	$m	$m	$m
General Government including public transport, Darling Harbour Live project and State contribution to WestConnex	8,570	8,808	8,721	9,867	7,963
PTE excluding public transport, Darling Harbour Live project and State contribution to WestConnex	4,202	4,221	4,344	3,948	4,811
Commonwealth Government funding	1,372	2,018	2,036	2,848	1,947

Total	14,135	15,038	15,093	16,655	14,713

(a)	Total state infrastructure investment may not be the sum of general government and public trading enterprise sector investment because of inter-sector purchases and minor asset acquisitions in the public financial enterprise sector.

1.4 Infrastructure investment 2014-15 to 2017-18

Around $15.0 billion in capital investment is budgeted for 2014-15, a 6.4 per cent increase above the expected outcome for 2013-14. The State’s infrastructure program will total $61.5 billion in the four years to 2017-18.

The overall composition of the infrastructure program compared to previous four year periods is illustrated in Table 1.3. The general government sector program including public transport, the DHL project and the State-funded contribution to WestConnex is around 58 per cent higher than for the four years to 2009-10 and is steadily increasing as a proportion of the total program, accounting for around 71 per cent of total investment to 2017-18.

Table 1.3:	Total Infrastructure Investment, Four Year Programs (a) (b) (c)

	Four Year Program to 2009-10	Four Year Program to 2013-14	Four Year Program to 2017-18
	$m	$m	$m
General Government including public transport PTEs, DHL and State contribution to WestConnex	27,645	35,963	43,798
Public Trading Enterprise Sector excluding public transport PTEs, DHL and State contribution to WestConnex	22,804	20,264	18,584

Total	50,393	56,202	61,499

Total Excluding Stimulus	47,131	54,272	61,499

(a)	Commonwealth Government funding is included in the totals for the general government and PTE sectors.
(b)	This total excludes the Commonwealth Government’s Economic Stimulus Plan which provided funding for education, social housing and road projects into the general government and PTE sectors between 2008-09 and 2013-14.
(c)	Total infrastructure investment excludes public finance corporations and eliminates inter-sector purchases which cancel out on consolidation.

1 - 6	Infrastructure Statement 2014-15

The level of infrastructure investment across the top 20 agencies by expenditure accounts for $13.8 billion or 92 per cent of the total investment program in 2014-15 as shown in Chart 1.5.

Chart 1.5:	Distribution of Infrastructure Investment, 2014-15: by Agency (a) (b)

(a)	Does not include $117 million capital expensing for the Ministry of Health.
(b)	The investment represented in the chart is on an eliminated basis.

Increased focus on transport

The State’s infrastructure program prioritises productivity-enhancing assets to boost economic growth in New South Wales. It has a particular focus on transport projects designed to reduce the costs of Sydney’s road congestion, which costs the State economy an estimated $5.1 billion each year.1

Over the next four years to 2017-18 the Government is undertaking $31.8 billion of major capital works for the transport sector including:

•	major upgrades for the Pacific Highway ($5.8 billion), Princes Highway ($681 million), Western Sydney Growth Roads ($557 million) and Great Western Highway and Bells Line of Road ($359 million)

•	the WestConnex Motorway project ($3.8 billion) (Refer to Box 1.2)

•	Western Sydney roads to support Sydney’s second airport at Badgerys Creek ($1.4 billion)

•

rail projects including the North West Rail Link ($5.2 billion), Northern Sydney Freight Corridor ($576 million), Fixing the Trains investments ($280 million) and $233 million for the next generation of rail fleet

•	CBD and South East Light Rail ($401 million), new buses ($422 million), the Opal card ($205 million) and new ferries ($42 million).

[1]	NSW Long Term Transport Master Plan, December 2012, p. 105

Infrastructure Statement 2014-15	1 - 7

In addition, the State Government will contribute $502 million to the NorthConnex Public Private Partnership which is recognised in this Budget, including up to $400 million from Restart NSW (refer to Box 1.1).

Box 1.1:	NorthConnex Motorway Project

The Government and the M7 Westlink Shareholders (Transurban, Canadian Pension Plan and Queensland Investment Corporation) will construct and operate a tolled motorway, called NorthConnex (NCX), linking the M1 Pacific Motorway at Wahroonga to the Hills M2 Motorway at West Pennant Hills.

Once completed NCX will link Sydney’s north to the Orbital network and form part of the National Highway route. NCX will benefit Central Coast, Newcastle/Hunter and northern NSW communities by enhancing household and business road transport connections with the Sydney Orbital, southern NSW and Victoria.

NCX will comprise twin motorway tunnels around 9 km in length, wide enough for three lanes but initially marked for two in each direction and an increased height clearance of 5.3 metres. An additional lane will also be constructed for the M2 westbound between Pennant Hills Road and Windsor Road to facilitate safe merging from the tunnel onto the M2 Motorway.

The $3.0 billion project consists of a construction budget of $2.65 billion in addition to land and project delivery costs. It will be funded by:

•	tolls on the new NCX tunnel

•	M7 concession changes, including increasing the truck toll and extending the concession term

•	$400 million contribution from the Commonwealth Government.

•	$502 million State Government contribution (including up to $400 million from Restart NSW).

These projects, together with the balance of the Government’s infrastructure program, will make a significant contribution to alleviating congestion, improving the quality of government services and providing a foundation for the ongoing restoration of economic growth in New South Wales.

1 - 8	Infrastructure Statement 2014-15

Box 1.2:	WestConnex Motorway Project

The WestConnex (WCX) Project is the largest transport infrastructure project in Australia, involving 33km of upgraded and new motorways linking the M4 and M5 corridors and providing connections to the City and Airport/Port Precinct. The business case for the project, which was completed in 2013, included a Reference Scheme with a capital cost of $11.5 billion in 2012 dollars ($14.9 billion in nominal outturn costs).2

In October 2013 the Government established the WestConnex Delivery Authority (WDA) to lead the delivery of the WCX project. WDA is already undertaking the procurement of the M4 Widening and M4 East Tunnel, and will shortly commence the procurement process for the M5 East Tunnels.

The Government has committed $1.8 billion from Restart NSW towards WestConnex, while the Commonwealth Government has confirmed $1.5 billion in grant funding. In addition, the Commonwealth Government has signed a memorandum of understanding with New South Wales for a $2.0 billion subordinated debt facility to accelerate the delivery of WCX Stage 2 (M5 East tunnels).

The balance of the funding for the scheme will come from private sector debt and equity capital raised against tolls on completed stages of the Project, with the recycling of Government capital invested in the individual stages of WCX once traffic volumes are established.

To implement this financing strategy, the NSW Government will establish a new company, the Sydney Motorway Corporation Pty Limited (SMC), to manage the State’s financial interests in WCX. It will be capitalised with seed capital of $2.65 billion in shareholder funds to enable efficient delivery of the WCX Project. This company will be governed by a majority independent board of directors that will ensure commercially responsible investments. The Treasurer and the Minister for Roads and Freight will be joint shareholders.

Subsidiaries of SMC will be created to contract with the private sector to design, build and finance the individual stages of the WCX Project. They will also enter into long term contractual arrangements with Roads and Maritime Services (RMS) to transfer tolling rights, as well as long term property leases.

SMC will be establishing separate subsidiary companies to deliver and finance Stages 1 and 2 of WestConnex. WCX M4 Pty Limited will commence construction of the M4 Widening in early 2015. This will provide four lanes in each direction between Church Street, Parramatta and Homebush Bay Drive, Homebush.

WCX M5 Pty Limited will begin construction of Stage 2 in mid-2015. Significant private sector involvement will be sought. Stage 2 increases capacity along the M5 East corridor, and extends the motorway to St Peters. It will also include a new access link to the Sydney Airport area.

The WDA will provide a project management/advisory function for the SMC Subsidiaries, including design development, managing procurement processes, planning approvals, contract administration and community engagement.

Chart 1.6 demonstrates the significant shift in focus towards transport projects in the four years to 2017-18 compared to the four years to 2013-14. More than half of the State Government’s infrastructure program is now dedicated to transport projects, increasing from 42 per cent in the four years to 2013-14 to 52 per cent in the four years to 2017-18. This represents around an extra $8.0 billion of transport infrastructure investment over the four year period to 2017-18.

[2]	The aggregate of actual costs incurred (including inflation over the construction period from 2014 to 2023).

Infrastructure Statement 2014-15	1 - 9

Chart 1.6:	Capital investment by Major Sector (a)

(a)	The sectors used here are based on grouping similar agencies together and do not align with the GFS functional approach published in Budget Paper No. 2. Infrastructure investment allocations to sectors in this chart are indicative only. “Other” includes investment in family and community services, justice and emergency services, the arts and recreation and general public services.
(b)	This total includes the Commonwealth Government’s Economic Stimulus Plan which provided funding for education, social housing and roads projects.

Electricity and utilities investment remains significant

Capital investment for water and electricity totals 23 per cent of the total capital program to 2017-18. The programs principally comprise:

•

$9.9 billion for energy projects to ensure a reliable electricity supply, meet forecast demand and maintain and replace assets as required, as well as essential distribution and transmission networks upgrades

•

$3.9 billion for water and wastewater projects including growth works to service urban development across Sydney, the Illawarra and the Blue Mountains ($824 million), priority sewerage programs ($70 million) and upgrades for dams, fish ways and reservoirs.

Health expenditure committed to hospitals

Around $4.4 billion has been allocated for health capital works to 2017-18 for hospital upgrades, redevelopments and expansions including:

•	St George Hospital redevelopment (Stage 1), Westmead Hospital redevelopment (Stage 1), Gosford Hospital redevelopment and Sutherland Hospital expansion

•

ongoing major works including a new Byron Central Hospital, Blacktown and Mt Druitt Hospitals (Stage 1), Campbelltown Hospital (Stage 1), Hornsby Ku-ring-gai Hospital (Stage 1), Wagga Wagga Base Hospital, Tamworth Hospital and the new South East Regional Hospital at Bega

•

a range of ongoing building and technology projects, including the Ambulance Service fleet replacement program, radio network infrastructure upgrades, new technology, and the medical equipment replacement program.

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Skills and education investment

Around $1.9 billion has been allocated for capital works to 2017-18 for education projects including:

•	$1.3 billion for new schools and upgrades at existing schools to meet the growth in student numbers and to improve facilities

•	$300 million for the TAFE construction program

•	$250 million for information technology works.

Protecting the vulnerable and enhancing government service delivery

Investment in family and community services, social housing, public order and safety, arts and recreation and government services includes:

•	$572 million in the Family and Community Services cluster

•	$2.0 billion for social and affordable housing projects

•	$176 million for ServiceNSW to improve State Government transactional services.

1.5 Infrastructure investment 2013-14

Total State infrastructure investment of $14.1 billion is estimated for 2013-14. This is $1.4 billion or 9.0 per cent less than the $15.5 billion forecast in the 2013-14 Budget, with changes principally reflecting a reduction in utility spending ($731 million) and a variation in the spending profile of road and rail projects over their expected term relative to initial estimates ($416 million).

Infrastructure investment in the general government sector is estimated to be $8.7 billion.

Major general government funded projects completed or planned for completion in 2013-14 include:

•	Great Western Highway, Woodford to Hazelbrook ($225 million)

•	Rail Clearways ($2 billion) and the Inner West Light Rail ($220 million)

•

Nepean Stage 3A ($47 million), Graythwaite Rehabilitation Centre ($35 million), Gulgong Multipurpose Services (MPS) ($7 million), Hornsby Hospital Adult Acute Mental Health Unit (MHU) and Child/Adolescent MHU ($34 million), Lockhart MPS ($8 million), Nepean Hospital car park ($23 million), Shoalhaven Regional Cancer Centre ($33 million), Blacktown Hospital car park ($24 million), and Wollongong Teaching and Training Accommodation ($5 million)

•	a number of COAG funded sub-acute projects including new MHUs at Blacktown, Shoalhaven, St George and Wagga Wagga hospitals and new Rehabilitation Units at Mt Druitt, Mona Vale and Nepean hospitals

•	10 school facility upgrade projects including Hurstville Public School and Killara and Ulladulla High Schools ($95 million) and TAFE works, to improve teaching and learning facilities.

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At $5.5 billion, infrastructure investment in the PTE sector for 2013-14 is estimated to be $961 million or 14.9 per cent below budget. Infrastructure investment for the electricity network businesses is forecast to be $592 million below budget largely due to better capital management at a time of subdued energy demand forecasts. Capital investment in the water sector is forecast to be $139 million below budget driven by a combination of procurement savings and reprioritisation of capital programs.

Major PTE sector projects completed in 2013-14 include:

•

replacement of 132kV Feeders 908 and 909 Bunnerong to Canterbury subtransmission substation ($153 million), Tomago to Stroud 132kV Transmission Line ($87 million), Intelligent Energy Network - 4G Network Build ($58 million) and Cheriton Avenue 132/11kV Zone Substation Establishment ($56 million)

•

upgrade of Boulder Bay Wastewater Treatment Plant ($25 million), Newcastle Sewer System Upgrade Stage 1 ($44 million), Maitland and North Rothbury Water Distribution Upgrade ($8 million), Murray River and Water-for-Rivers metering projects ($29 million) and Split Rock Dam Upgrade – Phase 1 ($9 million).

1.6 Existing assets and maintenance program

Existing assets

The State’s physical assets comprise land and buildings, plant and equipment and infrastructure systems. Examples include police and court facilities, TAFE facilities, public schools, transport networks, public housing and recreational facilities, as well as water storage and supply networks, electricity transmission and distribution networks and roads. Physical assets exclude inventories, intangibles and assets held for sale.

Table 1.4 shows that the State’s physical assets across both the general government and PTE sectors had a value of $265.4 billion as at 30 June 2013 and are estimated to have a value of around $277.4 billion as at 30 June 2014.

The value of physical assets net of depreciation is expected to increase during 2014-15 by $6.0 billion in the general government sector and by $6.1 billion in the PTE sector.

Table 1.4:	State Owned Physical Assets: Value by Sector

As at 30 June	2011 Actual $m	2012 Actual $m	2013 Actual $m	2014 Revised $m	2015 Budget $m

General Government Sector	128,312	135,272	141,612	147,137	153,086
Public Trading Enterprise Sector	117,983	119,139	123,749	130,241	136,323

Total State Sector	246,296	254,411	265,360	277,377	289,408

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State physical assets are recorded at fair value in line with accounting policies and standards. Where practicable, fair value is measured assuming an asset’s highest and most optimal use. An asset with no feasible alternative use may be recorded at fair value for its existing use.

As shown in Chart 1.7, the largest component of the State’s physical assets in June 2013 were infrastructure systems ($136.1 billion) including railways, roads, ports, dams and pipelines, with the balance comprising buildings ($60.8 billion), land ($53.4 billion) and plant and equipment ($15.1 billion). The land component value of physical assets has been separated from buildings, providing a clear distinction between built and non-built infrastructure.

Chart 1.7:	State Owned Physical Assets: Value by Type, as at 30 June 2013

Control of the State’s physical assets is concentrated in a relatively small number of agencies as shown in Chart 1.8.

Chart 1.8:	Percentage Asset Distribution by Agency as at 30 June 2013

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Infrastructure maintenance

Agencies must ensure their infrastructure continues to support the planned delivery of services and is adequately maintained. Treasury guidelines require direct employee costs on infrastructure maintenance activities to be reported as part of an agency’s maintenance expenditure. This reporting of maintenance expenditure is to increase visibility and assist in the early identification of any shortfalls in maintenance spending. The result is a more comprehensive and consistent reporting of infrastructure maintenance costs.

The maintenance expenditure estimates for the general government and PTE sectors are shown in Table 1.5.

Table 1.5:	Maintenance Expenses

	2013-14		2014-15	2015-16	2016-17	2017-18
	Budget	Revised	Budget	Forward estimates
	$m	$m	$m	$m	$m	$m
General Government Sector	1,924	1,882	1,830	1,907	1,974	2,050
Public Trading Enterprise Sector	2,497	2,487	2,630	2,667	2,735	2,819

Total (a)	4,421	4,368	4,459	4,574	4,709	4,869

(a)	The decrease in maintenance expenses between 2013-14 Budget and 2013-14 Revised is largely due to utility asset divestments being realised earlier than expected.

Expenditure on asset maintenance in 2013-14 is equivalent to 2.0 per cent of the Government’s estimated total built asset holdings as at 30 June 2014. This percentage is estimated to be 1.9 per cent for 2014-15.

Table 1.6 provides the value and composition of physical assets as at 30 June 2013 by agency for both the general government and PTE sectors.

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Table 1.6:	Values of Agencies’ Physical Assets as at 30 June 2013

Agency (a)	Land $000	Buildings $000	Plant and Equipment $000	Infrastructure Systems $000	Total $000

General Government
Aboriginal Housing Office	600,040	597,745	176	24,593	1,222,554
Art Gallery of New South Wales	17,250	178,140	1,124,780	—	1,320,170
Audit Office of New South Wales	—	1,267	1,023	—	2,290
Australian Museum	35,500	191,591	525,117	2,679	754,887
Barangaroo Delivery Authority	159,846	3,358	605	75,221	239,030
Office of the Board of Studies	—	2,033	3,358	—	5,391
Centennial Park and Moore Park Trust	447,107	76,635	1,248	333,678	858,668
Community Relations Commission of New South Wales	—	12	20	—	32
Crown Finance Entity	—	—	66	—	66
Department of Education and Communities	7,646,635	17,285,731	309,111	—	25,241,477
Department of Family and Community Services	461,211	423,908	90,917	—	976,036
Department of Planning and Environment	8,542	—	1,008	—	9,550
Department of Police and Justice	400,033	2,902,175	237,290	39,571	3,579,069
Department of Premier and Cabinet	1,927,980	295,926	77,001	1,417,350	3,718,257
Department of Trade and Investment, Regional Infrastructure	5,214,294	321,847	53,127	435,273	6,024,541
Destination NSW	—	79	381	6,748	7,208
Environment Protection Authority	—	4,810	770	—	5,580
Fire and Rescue NSW	141,767	237,002	215,980	—	594,749
Government Property NSW	304,886	320,359	5,719	—	630,964
Health Care Complaints Commission	—	110	355	—	465
Historic Houses Trust of New South Wales	134,852	146,139	38,740	445	320,176
Home Care Service of New South Wales	70	638	3,748	—	4,456
Hunter Development Corporation	—	—	97	—	97
Independent Commission Against Corruption	—	522	1,632	—	2,154
Independent Liquor and Gaming Authority	—	—	49	—	49
Independent Pricing and Regulatory Tribunal	—	—	926	—	926
Independent Transport Safety Regulator	—	76	147	—	223
Information and Privacy Commission	—	—	175	—	175
Infrastructure NSW	—	—	549	—	549
Judicial Commission of New South Wales	—	—	325	—	325
Legal Aid Commission of New South Wales	—	6,648	3,919	—	10,567
Local Land Services	3,707	1,066	1,088	15,667	21,528
Long Service Corporation	—	—	513	—	513
Luna Park Reserve Trust	13,000	17,406	—	7,693	38,099
Mental Health Commission of New South Wales	—	291	108	—	399
Minister Administering the Environmental Planning and Assessment Act	1,516,051	63	—	—	1,516,114
Ministry for Police and Emergency Services	—	430	44	—	474
Ministry of Health	1,742,793	8,824,618	945,975	449,502	11,962,888
Motor Accidents Authority of New South Wales	—	—	963	—	963
Museum of Applied Arts and Sciences	39,100	114,377	405,350	—	558,827
Natural Resources Commission	—	—	39	—	39
New South Wales Crime Commission	71	—	1,541	—	1,612
New South Wales Electoral Commission	—	—	1,209	—	1,209
New South Wales Film and Television Office	—	—	—	—	—
New South Wales Government Telecommunications Authority	—	—	28,455	—	28,455
New South Wales Rural Assistance Authority	—	—	37	—	37
NSW Businesslink Pty Limited	—	957	19,067	—	20,024
NSW Food Authority	1,725	6,020	1,675	—	9,420
NSW Police Force	407,928	853,216	294,668	—	1,555,812

Infrastructure Statement 2014-15	1 - 15

Agency	Land $000	Buildings $000	Plant and Equipment $000	Infrastructure Systems $000	Total $000

General Government (cont)
NSW Self Insurance Corporation	—	—	136	—	136
NSW Trustee and Guardian	9,585	10,739	10,078	—	30,402
Office of Finance and Services	44,362	65,315	607,528	—	717,205
Office of the Children’s Guardian	—	—	9	—	9
Office of the Director of Public Prosecutions	—	—	11,266	—	11,266
Office of the NSW Rural Fire Service	—	779	17,492	1,701	19,972
Office of the NSW State Emergency Service	—	—	18,819	—	18,819
Office of Transport Safety Investigations	—	23	26	—	49
Ombudsman’s Office	—	—	791	—	791
Police Integrity Commission	—	790	1,969	—	2,759
Public Service Commission	—	—	1,622	—	1,622
Roads and Maritime Services	3,350,947	537,169	136,680	65,133,204	69,158,000
Royal Botanic Gardens and Domain Trust	172,315	103,565	45,319	53,680	374,879
Service NSW	—	6,262	4,518	—	10,780
State Library of New South Wales	64,682	144,587	2,184,247	—	2,393,516
State Records Authority of New South Wales	10,500	39,116	831,222	—	880,838
Sydney Olympic Park Authority	679,792	364,815	56,293	314,332	1,415,232
The Legislature	49,400	85,173	69,565	—	204,138
The Treasury	—	—	1,496	—	1,496
Transport for NSW	223,295	384,475	1,010,184	1,704,470	3,322,424
UrbanGrowth NSW Development Corporation	1,550	184,293	2,429	4,652	192,924
Water Administration Ministerial Corporation	12	—	3,651	745,678	749,341
Western Sydney Parklands Trust	481,881	7,157	784	43,497	533,319
WorkCover Authority	8,350	5,510	6,392	—	20,252
Workers’ Compensation (Dust Diseases) Board	—	5,513	573	—	6,086
Other General Government agencies and reclassification adjustments	285,996	(34,057)	(4,665)	51,007	298,281

TOTAL GENERAL GOVERNMENT	26,607,055	34,726,419	9,417,515	70,860,641	141,611,630

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Agency	Land $000	Buildings $000	Plant and Equipment $000	Infrastructure Systems $000	Total $000

Public Trading Enterprises
Ausgrid	272,304	329,050	256,853	14,147,927	15,006,134
City West Housing Pty Limited	111,040	155,426	61	—	266,527
Cobbora Holding Company Pty Ltd	125,604	9,790	1,935	1,525	138,854
Delta Electricity	36,206	156	4,840	697,473	738,675
Endeavour Energy	82,590	140,691	133,844	5,698,656	6,055,781
Eraring Energy	440	7,464	1,271	110,229	119,404
Essential Energy	53,252	126,973	288,731	6,652,189	7,121,145
Forestry Corporation of New South Wales	1,034,424	23,782	13,678	67,579	1,139,463
Hunter Water Corporation	121,906	24,996	10,299	2,422,736	2,579,937
Landcom	1,886	3,506	3,613	—	9,005
Macquarie Generation	33,224	3,541	12,934	1,966,096	2,015,795
MTS Holding Company Pty Limited	—	—	—	4,952	4,952
New South Wales Land and Housing Corporation	18,008,193	15,824,347	5,362	252,372	34,090,274
Newcastle Port Corporation	342,501	14,206	26,919	83,783	467,409
Port Kembla Port Corporation	5	—	1,600	9	1,614
Rail Corporation New South Wales	3,853,661	5,477,192	4,101,017	14,073,853	27,505,723
Residual Business Management Corporation	623	—	—	—	623
State Sporting Venues Authority	54,850	85,614	—	—	140,464
State Transit Authority of New South Wales	147,075	119,628	110,884	10,317	387,904
State Water Corporation	123,626	2,501	24,898	581,619	732,644
Sydney Catchment Authority	60,474	39,480	19,764	1,322,477	1,442,195
Sydney Cricket and Sports Ground Trust	43,003	548,412	5,046	—	596,461
Sydney Ferries	5,737	5,813	82,293	12,940	106,783
Sydney Harbour Foreshore Authority	497,509	575,274	29,675	6,918	1,109,376
Sydney Opera House Trust	111,000	1,916,299	236,339	—	2,263,638
Sydney Ports Corporation	150,925	69,187	55,774	75,279	351,165
Sydney Water Corporation	911,026	11,402	135,875	12,890,225	13,948,528
Teacher Housing Authority of New South Wales	27,788	127,178	—	—	154,966
TransGrid	356,327	112,544	55,117	4,806,066	5,330,054
Venues NSW	50,295	74,827	12,774	146,449	284,345
Waste Assets Management Corporation	12,535	3,789	23,658	—	39,982
Zoological Parks Board of New South Wales	61,400	258,076	2,893	52,963	375,332
Other Public Trading Enterprises and reclassification adjustments (b)	52,555	(3,428)	(426)	(825,248)	(776,547)

TOTAL PUBLIC TRADING ENTERPRISES	26,743,984	26,087,716	5,657,521	65,259,384	123,748,605

TOTAL GOVERNMENT(c)	53,351,039	60,814,135	15,075,036	136,120,025	265,360,235

Note:	Table 1.6 includes only the value of agency land and buildings, plant and equipment, and infrastructure systems. It includes collection assets but does not include the minor value of other physical assets such as inventories and software. Due to public sector reporting policy, the above dissection may differ slightly to the classification in some agency audited financial reports. The totals will remain consistent with agencies’ audited figures.
(a)	The table reflects the agency structure as at 30 June 2013.
(b)	Reclassification adjustments mainly comprise the value of finance interest capitalised by agencies in electricity and water sectors that are subsequently expensed in the consolidated sector reports.
(c)	Excludes the Public Financial Enterprise sector.

Infrastructure Statement 2014-15	1 - 17

Chapter 2:	Infrastructure Strategies and Policies

2.1 Introduction

The program set out in this Infrastructure Statement demonstrates the benefit of applying the Government’s reformed infrastructure policy framework. The framework addresses the four major components of successful infrastructure delivery:

•	Planning – a single comprehensive infrastructure strategy for the State, with supporting plans, which are integrated with funding and project delivery

•	Project Selection – ensuring individual projects or programs represent value for money and are economically and socially justifiable

•	Funding – implementing a systematic approach to funding for infrastructure while maintaining the State’s triple-A credit rating

•	Delivery – ensuring all committed projects are delivered in a cost effective and timely manner.

Infrastructure NSW (INSW) plays a key role in this framework by independently advising the Government on investment priorities, driving key infrastructure in partnership with the private sector and managing the process of presenting projects to the Commonwealth Government for potential funding.

The NSW Government, led by INSW, has worked closely with the Commonwealth Government to align its requests for project funding with national priorities. Key outcomes include funding for WestConnex, NorthConnex and Western Sydney roads to support Sydney’s second airport at Badgerys Creek.

The Government is better utilising and increasing the potential pool of funds available for infrastructure projects. It has raised $6.7 billion for the Restart NSW infrastructure fund predominantly through its asset recycling program. It is developing and implementing innovative financing and delivery arrangements for major projects, including for WestConnex and NorthConnex (refer to Boxes 1.1 and 1.2).

Infrastructure Statement 2014-15	2 - 1

2.2 A comprehensive infrastructure strategy

The Government’s over-arching infrastructure strategy is the 20 year NSW Government State Infrastructure Strategy (SIS). The SIS in turn drives the immediate priorities set out in the five year, funded, State Infrastructure Plan (SIP) (Chapter 3 of this Paper).

The SIS and the SIP provide overall infrastructure priorities that align with the following plans and strategies:

•	the NSW Long Term Transport Master Plan (released December 2012)

•	the NSW Freight and Ports Strategy (released December 2013)

•	agency level Total Asset Management Plans which include 10 year capital plans

•

sectoral or regional infrastructure plans and funds including the Hunter Infrastructure and Investment Fund, the Local Infrastructure Renewal Scheme and the State’s flagship infrastructure fund, Restart NSW, of which 30 per cent is reserved for regional areas (with 10 per cent being reserved specifically for mining affected communities).

A key component of the Government’s prudent approach has been to ensure that its infrastructure plans are formed sustainably and that five year plans are fully funded within current budget estimates. As New South Wales’ budget position has improved, these plans have expanded.

NSW Government State Infrastructure Strategy (SIS)

The SIS sets out the State’s priority infrastructure projects and initiatives for the short (0 to 5 years), medium (5 to 10 years) and longer terms (10 to 20 years) given the State’s current funding envelope.

The Government’s SIS provides for effective infrastructure investment to support growth in the State’s economy and community living standards.

The Government is delivering the priorities identified in the SIS with 54 major projects (>$100 million) in the delivery stage. Highlights include the progressive delivery of nearly $5.0 billion in new and upgraded hospitals, near completion of the South West Rail Link, commencement of WestConnex, construction of the North West Rail Link and planning for Sydney’s Light Rail Future.

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State Infrastructure Plan (SIP)

The SIP represents the Government’s funded infrastructure priorities over the next five years, 2014-15 to 2018-19, and incorporates short-term priority projects from the Government’s SIS. The resultant investment will improve productivity, ease the cost of doing business and transform Sydney for the benefit of the whole state.

The SIP has been updated with this Budget to include additional priority projects. This includes investigation of a Sydney Rapid Transit system including a second harbour rail crossing and western extension, Western Sydney roads to support Sydney’s second airport at Badgerys Creek and accelerated delivery of WestConnex.

Chapter 3 of this Budget Paper contains the Government’s SIP and fulfils the requirement under section 21 of the Infrastructure NSW Act 2011.

NSW Long Term Transport Master Plan

In December 2012, the Government released the NSW Long Term Transport Master Plan.

The plan identified four main actions:

•	integrating transport services

•	modernising the transport system

•	growing networks to meet future demand

•	maintaining important road and public transport assets.

Consistent with these actions and the SIS, the master plan identifies both the priority infrastructure and the necessary service delivery changes required over the next 20 years to deliver on the objectives for the transport system.

The master plan is supported by modal delivery plans including: Sydney’s Rail Future (June 2012), Sydney’s Light Rail Future (December 2012), and Sydney’s Bus Future (December 2013).

NSW Freight and Ports Strategy

In November 2013, the Government released the NSW Freight and Ports Strategy. This strategy is consistent with the objectives of the NSW Long Term Transport Master Plan.

The aim is to provide a transport network that facilitates the efficient flow of goods to their market. With the freight task forecast to double by 2031, it highlights short, medium and long term tasks to improve freight movement on the network. It also provides a framework for governments, industry, and other stakeholders in guiding investments and other decisions important to enhancing freight logistics in NSW.

Infrastructure Statement 2014-15	2 - 3

The strategy means that government policies are guided by clear aims and achievable objectives, are proportional and accurately targeted, and are monitored for performance and progress.

It has been structured into three ‘Strategic Action Programs’:

•	Network efficiency – optimising the use of the existing network

•	Network capacity – whole-of-network approach to capacity and performance

•	Network sustainability – greater integration of freight with land use planning.

2.3 Project selection

Projects selected for delivery must be financially and economically justifiable. This is assisted by:

•	having strategic plans (starting with the SIS) which provide a strong context for project specification and selection

•	agencies developing their Total Asset Management Plans consistent with the Government’s plans (including the SIS)

•	ensuring each project is supported by a robust business case and an economic evaluation

•	Gateway Reviews

•	INSW requiring applicants for Restart NSW funding, including local government, to complete economic appraisals

•	INSW conducting a Capital Performance Review across agencies to lead a more consistent and smarter approach to infrastructure delivery

•	a sound process to evaluate unsolicited proposals ensuring value to the State.

Strengthening Total Asset Management

The aim of Total Asset Management (TAM) is to ensure existing and future assets meet the Government’s service delivery objectives. TAM strategies and 10 year capital investment pipelines are required of each asset intensive agency and inform budget decisions on infrastructure.

TAM is the foundation for asset management and planning at an agency level. This includes ensuring only assets needed for service delivery are held and surplus assets are available for divestment. Sound asset management requires appropriate management practices by agencies across the asset lifecycle. This covers planning, procurement, operations, maintenance and disposal.

An updated TAM policy was released in October 2013 and the Government is committed to further strengthening TAM in the NSW Public Sector. This will include options for enhancing the existing policy, procedure, guidance and support, and assurance mechanisms as part of Treasury’s Financial Management Transformation Program. The aim of this program is to establish a new, modern financial management framework for the NSW Public Sector by the 2017-18 Budget.

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Gateway Reviews

The Gateway Review system is the Government’s assurance program for capital projects over $10 million.

The Government introduced two new Gates in 2013:

•	Initiation/Justification Gate – this takes place at the concept stage before significant funds are expended and at the earliest point in the identification of a proposed service need or change

•

Gateway Health Check – this complements all gates by providing a point-in-time insight into areas of concern which may affect passage through the next gate or project outcomes. The Gateway Health Check confirms the project remains aligned to the approved project outcomes and will deliver the identified benefits.

Treasury is responsible for the Gateway Review of capital projects valued between $10 million and $100 million, in addition to Gateway Review’s of projects to be delivered by INSW. Major capital projects over $100 million are reviewed by INSW.

Reviews are conducted by discrete teams of experienced independent procurement practitioners. The reviews assess projects against seven criteria: service delivery, affordability – value for money, sustainability, governance, risk management, stakeholder management and change management.

Infrastructure NSW assurance

Infrastructure NSW’s objectives include the efficient, effective, economic and timely planning coordination, selection and funding of infrastructure. Project review and selection for the five year SIP and for recommending projects for Restart NSW funding follow a consistent and objective assessment framework and enhanced assurance gateway system.

This framework ensures projects:

•	are aligned with strategic priorities (in particular the SIS)

•	demonstrate economic benefits via benefit-cost assessment

•	have completed the relevant Gateway Review processes.

Infrastructure NSW Capital Performance Review

The overarching objective of the major project Capital Performance Review is to ensure every dollar spent in the forward capital estimates represents value for money for NSW.

The Capital Performance Review will build on the NSW Better Value Infrastructure Plan adopted by COAG in April 2012 to deliver better value in infrastructure provision.

Infrastructure Statement 2014-15	2 - 5

INSW will lead a multi-agency team to identify best practice governance of TAM, major project procurement, delivery, assurance and reporting. Improvements that are practical and readily capable of adoption by agencies will be implemented to drive efficient capital investment.

Unsolicited Proposals Guide

The Government recognises the private sector can offer innovative ideas, approaches and solutions to the State’s policy goals. It seeks to encourage the best ideas and solutions and a greater level of private sector investment and participation in projects, with rigorous planning and costing to deliver the highest standards of public value – and confidence to investors and the community. The Guide for Submission and Assessment of Unsolicited Proposals (the Guide) offers the private sector the consistency and certainty of a transparent and streamlined framework.

With many proposals received since the release of the Guide in January 2012, the Government has sought feedback from industry and reviewed and improved the guide and its underlying processes to potentially increase the quality of proposals received.

The Guide, as updated in February 2014, outlines seven minimum criteria for assessing proposals:

•	unique benefits of the proposal providing justification to negotiate directly

•	value to Government, encompassing economic benefit, service delivery, whole-of-life costs, risk transfer, timely achievement of objectives and qualitative outcomes

•	whole-of-government impact, including opportunity costs arising from deviations from Government priorities that would require a reallocation of funding

•	appropriateness of return on investment obtained by the proponent given project risks

•	capability and capacity of the proponent to deliver the proposal

•	affordability from the perspective of the Government

•	appropriate balance in the allocation of risk.

The following proposal is currently in Stage three of assessment which involves negotiation of a final binding offer:

Proposal	Details
NorthConnex (formerly known as the Transurban F3 to M2 Link)	Proposal to fund and construct a tunnel link between the M1 and M2 Motorways. The Proposal is expected to complete Stage three in late 2014.

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Since the release of the Guide, the following projects have successfully completed all stages of the Unsolicited Proposals Assessment Process:

•	Crown Sydney Resort Project, for the application for a restricted gaming facility licence at Barangaroo South

•	University of Sydney proposal to acquire the Queen Mary Building, Camperdown for affordable student accommodation purposes.

2.4 Systematic approach to funding

The Government is better utilising, and increasing, the potential pool of funds available for infrastructure projects by:

•	raising $6.7 billion for Restart NSW, a dedicated fund for infrastructure to improve the economic competitiveness of the State

•

working with the Commonwealth Government to secure support for infrastructure funding through an overarching Asset Recycling Agreement which includes a Commonwealth incentive payment of up to 15 per cent of the asset sale value recycled into public investment

•

securing nearly $7.0 billion of new Commonwealth Government funding for major projects including $3.5 billion for WestConnex (including a $2.0 billion loan to expedite the project), nearly $3.0 billion for the Western Sydney roads to support Sydney’s second airport at Badgerys Creek and $400 million for NorthConnex

•

applying Capital Planning Limits for major infrastructure portfolios (Health, Education and Transport) to provide longer term security of funding for the portfolios and allow savings to be re-allocated to other approved projects

•	developing options for contestable delivery of new services infrastructure in growth areas which will contribute to faster and lower cost development

•	implementing the findings of a review by INSW and Treasury, to better set and manage contingency allowances for efficiency gains and savings to free up funding for other projects.

Infrastructure Statement 2014-15	2 - 7

Restart NSW

In 2011, the Government established Restart NSW through the Restart NSW Fund Act 2011. The objective of the Fund is to promote economic growth and productivity by funding the delivery of major infrastructure projects.

Box 2.1:	Restart NSW

Restart NSW has been capitalised from the proceeds of divestment transactions and other sources including Waratah bonds and windfall tax revenues. Restart NSW funds are focused on accelerating delivery of priority projects identified by INSW and in the State Infrastructure Strategy (SIS), including WestConnex and Resources for Regions. Consistent with the basis of the SIS, two of the strongest recurring themes within the Restart investment profile are improving transport connectivity and productivity and meeting local infrastructure needs in regional NSW.

Around $500 million will have been spent from Restart NSW by 30 June 2014.

The table below summarises aggregate receipts, commitments and reservations for future projects and programs presently under development.

Every single dollar currently in Restart NSW has been allocated or reserved towards vital infrastructure projects.

Restart NSW (forecast to 30 June 2014)

Total inflows	$6.7 billion

Projected outflows
Total commitments	$3.8 billion
Total reservations	$2.9 billion
Total projected outflows	$6.7 billion

Total receipts of $6.7 billion are forecast to be deposited into the Fund by June 2014, as follows:

Funding source	Total inflow
Asset recycling
Port Botany & Port Kembla (including stamp duty)	$4.3 billion
Newcastle Port (including stamp duty)	$1.6 billion
Sydney Desalination Plant	$312 million
Eraring Power Station	$48 million
Waratah Bonds (including proceeds from Significant Investor visa program)	$355 million
Windfall tax revenues	$96 million
Interest earned	$77 million
Total inflows	$6.7 billion

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Restart funding commitments made prior to the 2014-15 Budget include:

Project	Restart commitment
WestConnex	$1.8 billion
Pacific Highway upgrade	$403 million
Princes Highway upgrade	$170 million
Bridges for the Bush Program	$135 million
Resources for Regions	$130 million
Easing Sydney’s Congestion (Pinch Points)	$130 million
Illawarra Infrastructure Fund	$100 million
WestConnex Enabling Works	$87 million
Bells Line of Road Corridor Improvement Program	$28 million
Total	$3.0 billion

The 2014-15 Budget incorporates a number of new Restart funding commitments. Funding for these commitments will start in 2014-15 and include:

Project	Restart commitment
NorthConnex (M1 to M2 connection)	$400 million
Western Sydney Roads to Support Sydney’s Second Airport at Badgerys Creek	$278 million
Resources for Regions – Program 3	$70 million
Sydney Motorway Network Planning
Southern Sydney Access to F6 Feasibility Study	$10 million
Northern Beaches Tunnel Feasibility Study	$5 million
Northern Beaches Hospital, Road Connectivity and Network Enhancement Planning	$10 million
Hawkesbury-Nepean Flood Management Review – Stage 2	$5 million
Cobbora Transition Fund – Initial Council investments	$4 million
Total	$782 million

This brings total Restart NSW funding commitments to $3.8 billion.

Infrastructure Statement 2014-15	2 - 9

The Government has previously identified a number of priority projects for which it reserved Restart funding. Funding has been reserved with a view to a future Restart commitment at which time it will be included in the Budget aggregates following further project development and completion of project assurance processes, including final business case approval. Previously reserved projects included:

Project	Restart reservation
Newcastle Urban Renewal	$60 million
Cobbora Transition Fund – further investments	$16 million
Water Security for Regions – initial projects
Bourke Bore	$2.5 million
Wilcannia Bore	$1 million
Forbes Bore	$2 million
Cobar Water Supply	$10 million
Nimmitabel (Lake Wallace) Dam	$5.3 million
Regional Water Supply Program (EOI currently being sought)	$20 million
Total	$116.8 million

With the successful completion of the Newcastle Port transaction, the Government has also reserved funding for the following additional projects and programs:

Project	Restart reservation
Parramatta Light Rail	$400 million
Western Sydney Roads to Support Sydney’s Second Airport at Badgerys Creek	$389 million
Northern Beaches Hospital, Road Connectivity and Network Enhancement	$348 million
Newcastle Urban Renewal – further investment from Port proceeds	$340 million
Water Security for Regions – further investments	$325 million
Regional Freight Pinch Point and Safety Program	$200 million
Grafton Bridge	$177 million
Newcastle Inner City Bypass Missing Link (Rankin Park to Jesmond)	$150 million
Regional Tourism Infrastructure Program	$110 million
Hunter Infrastructure and Investment Fund	$100 million
South Western Sydney Housing Acceleration Fund	$83 million
Regional Health Infrastructure	$50 million

2 - 10	Infrastructure Statement 2014-15

Project	Restart reservation
Western NSW Freight Productivity Program	$50 million
Fixing Country Roads	$37.5 million
Resources for Regions – further investments	$17 million
Queanbeyan Bypass (Ellerton Drive extension)	$12.5 million
Total	$2.8 billion

This brings total Restart reservations for future projects and programs to $2.9 billion.

Box 2.2:	Renewing Newcastle

Few regional cities have faced the extent of the structural challenges posed to Newcastle in recent decades. Consistent with its financing and investment strategy, Restart NSW is providing the capital necessary to help the city realise its economic transformation through reconnecting it with the natural advantages of its waterfront.

The Government has reserved $340 million from the Port of Newcastle transaction proceeds towards the urban renewal of the central city area. This is in addition to $60 million previously reserved in Restart NSW for this purpose and $60 million allocated from the Hunter Infrastructure and Investment Fund (HIIF).

By liberating the existing heavy rail corridor, land will be released and made available to realise its economic potential. Redevelopment of sites on and around the corridor will generate jobs and economic activity. More than 11 hectares of undeveloped land is located within 400 metres of Wickham, offering significant opportunities for development and economic growth. Further, the commencement of work on a new interchange and light rail corridor will provide certainty for neighbouring private investment proposals, and catalyse the renewal of economic opportunities for the people of Newcastle.

In light of the success of the Port of Newcastle transaction, the Government has identified a further project to aid Newcastle’s economic transformation. A further $150 million of Restart NSW funds will be reserved for the completion of the Newcastle Inner City Bypass, while an additional $100 million will be used from Restart NSW to fund infrastructure investment through the HIIF. This brings total commitments and reservations for Hunter infrastructure from Restart NSW to $650 million. This is additional to the $350 million allocated to the HIIF since 2011. This will bring total infrastructure commitments and reservations from Restart NSW and the HIIF for the Hunter region to $1.0 billion since 2011.

The link from Rankin Park to Jesmond has long been identified as a critical element to support the development of Newcastle’s future road network. Completing the bypass will see commuters and businesses share in the economic benefits of the works – easing congestion, cutting travel times and improving connectivity – and improve the functionality of Newcastle’s transport system. Consistent with INSW’s investment strategy, these works will be subject to INSW’s investment scrutiny, including a final feasibility study and business case, and its recommendation to the Government on final investment proposals.

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Box 2.3:	Revitalising Regional NSW

Redressing neglected regional infrastructure requirements is central to Restart’s investment mandate. In aggregate, 30 per cent of Restart’s investment portfolio is directed to regions outside Newcastle, Sydney and Wollongong.

Regional NSW’s need for a stronger economic infrastructure base and greater support for its future has previously been recognised through five specific Restart investment programs – Resources for Regions, Bridges for the Bush, the Cobbora Transition Fund, the Illawarra Infrastructure Fund and Water Security for Regions.

So far, more than $1.0 billion of Restart funding has been committed to regional NSW. This includes the ongoing Government commitment to allocating 3 per cent of funds from Restart NSW to the Resources for Regions program for mining affected communities. The $70 million allocation in the 2014-15 Budget, together with the additional reservation of $17 million brings the total for the program to $217 million.

Following the successful completion of the Port of Newcastle transaction, the Government has identified priority areas for the next round of strategic regional infrastructure investment, including:

•	significant additional funding for the Water Security for the Regions program

•	a further five regional programs under development

•	two specific projects.

All projects within these categories will be subject to INSW’s investment scrutiny, including a final feasibility study and business case, and its recommendation to the Government on final investment proposals.

Program/ Project	Description

Water Security for Regions	Infrastructure works, including dams, to secure water supplies and drought proof regional communities.

Regional Freight Pinch Point and Safety Program	Improvement works on key road and rail freight corridors such as the Bells Line of Road, Golden Highway, Kings Highway and Gocup Road.

Regional Tourism Infrastructure	Infrastructure works, including expanding regional airports, cruising terminals and rail trail infrastructure to increase the economic competitiveness of the State.

Grafton Bridge	Construction of a second Clarence River crossing.

Regional Health Infrastructure	To fast-track regional health infrastructure in locations such as Grafton, Macksville, Byron Bay, Manning, Lismore and Armidale.

Western NSW Freight Productivity Program	Sealing, widening and other improvement works on the Cobb Highway, Silver City Highway and other freight corridors in Western NSW.

Fixing Country Roads	Improvement works on regional roads managed by local government, especially roads to allow higher mass vehicles to operate.

Queanbeyan Bypass (Ellerton Drive extension)	Construction of bypass to ease traffic congestion in Queanbeyan CBD, support housing development and improve freight movements; bringing total NSW contribution to $25 million for construction.

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Hunter Infrastructure and Investment Fund (HIIF)

In 2011, the Government established the HIIF to promote economic growth and enhance the liveability of the Hunter region. The Government initially committed $350 million to the HIIF over four years. Of this amount $332 million has now been allocated to projects, including $60 million towards the revitalisation of the Newcastle CBD.

Local Government Infrastructure

Effective local government infrastructure policy has a significant role to play in improving productivity.

The Government has committed $120 million to implement the Local Government Infrastructure Backlog Policy, consisting of:

•	financial assessment and benchmarking of councils by NSW Treasury Corporation

•	audits of each council’s local infrastructure backlog

•	a Local Infrastructure Renewal Scheme which offers councils with infrastructure backlogs State interest subsidies to help finance projects.

The first two rounds of the Local Infrastructure Renewal Scheme provided interest subsidies for loans worth $462 million. These subsidies supported 138 projects with a total project cost of $675 million. The projects include buildings, roads and bridges, airports, water and sewerage, waste management, stormwater and drainage, aquatic centres, sports facilities, and enabling infrastructure for housing developments. Round three applications, covering infrastructure projects valued at up to $523 million, are currently being assessed.

Contingency Review

A contingency component is required in the funding of capital works investments. This allows for costs that are difficult to precisely identify but may be required given the risk profile of a project. Major infrastructure projects are long duration, highly complex undertakings that are often significantly affected by external events. Efficient allocation and management of contingency provisions can free up funding for other projects.

In 2013, INSW and Treasury undertook a study with other Government agencies to better understand the amounts, usage and management practices relating to contingency. The study identified a number of opportunities to improve the allocation and management of contingencies leading to the development of guidelines to improve contingency management.

The Government is progressively implementing the guidelines to materially improve value for money in infrastructure delivery by reducing cost and reducing cost uncertainty.

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2.5 Effective project delivery

The Government has made several significant policy changes to ensure projects are delivered on time and on budget:

•	using strategic plans (including the SIP) to advance preparation by delivery agencies and by private providers who can rely on a project pipeline

•

establishing the Infrastructure Financing Unit in NSW Treasury to actively engage and work with the private sector as a potential services and finance partner to develop and implement innovative finance and delivery arrangements for major projects and services enabled through infrastructure

•	enhancing the NSW Government Procurement Policy

•	INSW oversighting and monitoring, and reporting to Government, on the progress of all significant projects (over $100 million)

•	INSW being actively involved in the development and delivery of key infrastructure projects, like the Darling Harbour Live project

•	using stand-alone delivery vehicles for major projects, like the Sydney Motorway Corporation which is delivering WestConnex, to focus both expertise and accountability

•	implementing new workplace guidelines which have been applied from 1 July 2013 to contractors delivering publicly funded building or construction work

•	instituting structural changes within major agencies, and across Government, to drive infrastructure delivery. For example:

•	the Transport Projects Division of Transport for NSW, a specialist centre which now manages all major projects across the portfolio

•	Health Infrastructure, an independent expert organisation charged with delivering all major health capital projects over $10 million on behalf of the Ministry of Health

•

constituting major project governance committees and advisory boards with experienced senior executives from across Government and the private sector, to drive significant project delivery and assurance for projects including North West Rail Link, WestConnex, CBD and South East Light Rail and Northern Beaches Hospital

•

constituting the Major Projects Executive Committee, comprising Chief Executives from central and infrastructure agencies, to supervise all major infrastructure projects which in turn reports to the Cabinet Sub-Committee for Infrastructure.

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Infrastructure finance

Infrastructure finance involves a range of tools that allows better utilisation of existing funding for infrastructure investments in NSW. These include Public Private Partnerships (PPPs), concession agreements, leases, vendor finance and other structured finance arrangements. NSW Treasury’s Infrastructure Finance Unit focuses on developing innovative solutions to enable the continued partnership with the private sector for major infrastructure and services.

PPPs are an approach to procurement and financing infrastructure that enables the appropriate risk transfer between the Government and the private sector on a value for money basis. This procurement method also refocuses infrastructure as an enabler for the delivery of Government services using leading world class standards and expertise.

The Government’s NSW Public Private Partnership Guidelines are based on the following principles:

•	PPPs should be procured in a professional and transparent manner, minimising tender costs and providing a fair opportunity to all prospective private sector participants

•	PPP delivery structures should be stable, with sustainable debt financing arrangements and robust commercial and financial structures

•	the Government should not guarantee private sector borrowings

•	innovative infrastructure and service delivery arrangements should be encouraged

•	information on contracts and tenders should be disclosed in a timely way.

In December 2013, the Darling Harbour Live project successfully reached financial close. This PPP was the first to implement the new conditional debt pay down structure used in response to recent financing challenges resulting from the Global Financial Crisis. The structure achieves significant whole-of-life savings for the State compared to traditional financing previously used in PPPs, while maintaining the benefits of transferring appropriate risk to the private sector.

Significant PPP projects currently in procurement and targeting financial close in 2014-15 include:

•	North West Rail Link – operations, trains and rail systems

•	CBD and South East Light Rail

•	NorthConnex (M1 to M2 Link)

•	Northern Beaches Hospital.

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Review and reform of procurement policy

The NSW Government has reformed its system for procurement of goods and services to deliver value for money, quality government services, and alignment with business needs.

The NSW Procurement Board Goods and Services Policy Framework and the Strategic Directions Statement 2013-14 outlines ways agencies can achieve the Government’s objectives of reducing red tape, increasing competition and innovation, and simplifying the procurement process for buyers and suppliers.

Priorities for 2014-15 are to improve procurement capability across the sector, implement effective category management and industry engagement, and drive strategic, agile procurement with a focus on outcomes.

Construction policy will also be harmonised during 2014-15, where appropriate. The reforms in goods and services procurement will encourage best practice procurement on government construction projects, improve security of payment for subcontractors, and enhance the reputation of NSW Government as a customer.

Guidelines for construction procurement

The Implementation Guidelines to the New South Wales Code of Practice for Procurement: Building and Construction 2013 deal with matters including:

•	protecting freedom of association laws

•	protecting independent contractors (including sub-contractors) from coercion

•	restrictions on over-award payments, unregistered workplace agreements and project agreements

•	ensuring that right of entry laws are appropriately applied on construction work sites

•	arrangements for Workplace Relations Management Plans on larger projects.

The guidelines apply to contractors, including prospective contractors, who participate in Government procurement processes for public building and construction work.

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Chapter 3:	State Infrastructure Plan

3.1 Introduction

The State Infrastructure Plan (SIP) outlines the Government’s funded infrastructure priorities over the next five years, 2014-15 to 2018-19. The identified investments will transform Sydney and therefore New South Wales by improving productivity and easing the costs of doing business. It will also deliver improved services for communities throughout the State.

This SIP incorporates:

•	priority projects from the 20 year NSW Government State Infrastructure Strategy (SIS), released in December 2012 after considering the independent advice of Infrastructure NSW

•	projects currently underway

•	projects to begin within the next five years.

In addition to ensuring the delivery of basic services across the State, like education and health, infrastructure investments identified in the SIS aim to improve the productivity and growth of the State’s economy by:

•

unblocking supply chains, reducing bottlenecks and congestion and enabling goods to be delivered more efficiently to market, including from regional NSW, to international gateways such as Sydney Airport and the State’s key ports

•

stimulating and supporting job growth in the knowledge-intensive industries of Global Sydney, key urban employment centres including Parramatta, Liverpool and Penrith, new employment precincts in growth areas and established precincts, and in key regional centres

•	supporting the continued acceleration of “infill” and “greenfield” housing supply as the State’s population grows.

The 2014-15 SIP builds on the infrastructure program announced in the 2013-14 Budget. Projects funded for the first time in this Budget include an initial $1.4 billion of a $3.5 billion package of Western Sydney roads to support Sydney’s second airport at Badgerys Creek, and $233 million towards a $2.8 billion program for a new fleet of intercity trains.

In addition, the development of WestConnex has progressed, with the $1.8 billion Restart NSW contribution committed last year matched by $1.5 billion of Commonwealth funding. Work on NorthConnex has moved on to the planning approval stage, with a combined $902 million committed by the State and Commonwealth Governments.

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A Government priority is to improve regional water security by focusing on measures to prepare communities for drought conditions by enhancing local infrastructure. The Water Security for Regions Program is identifying projects with a potential value of up to $366 million, including connecting new bores to town water supplies and other pipeline and water storage projects.

Investment in health and hospital infrastructure is worth an estimated $4.4 billion over four years and will deliver a number of major hospital redevelopments including at Blacktown, Mt Druitt, Port Macquarie, Tamworth, Wagga Wagga, Dubbo and Campbelltown hospitals, currently underway, and new major hospital redevelopment projects soon to commence at Westmead, Gosford and St George hospitals.

The SIP has been developed to:

•	ensure that the highest priority projects and investments are funded in the Budget

•	introduce further discipline and an emphasis on value for money in infrastructure planning, funding and delivery

•

provide the community and industry with a more detailed picture of the major infrastructure project pipeline, which in turn contributes to increased innovation, competition and efficiency in delivering these projects.

Maintaining infrastructure is also an important Government responsibility. This is separately addressed in Chapter 1, with specific projects included in Chapters 4 and 5.

Some projects are funded solely by the State, and some are jointly funded with the Commonwealth, or involve private financing, as noted in the project descriptions. Restart NSW, the Government’s infrastructure fund, is also funding a number of key projects.

This chapter fulfils the 5-year State Infrastructure Plan requirement under section 21 of the Infrastructure NSW Act 2011.

3.2 Passenger trains

Greater Sydney’s rail network plays a vital role in the economic prosperity of the whole State and in the quality of life for those who work or live in urban areas.

The rail network is a complex system that has grown incrementally over more than 150 years. Meeting the needs of a growing population and improving customer service levels requires a new approach, delivering a mix of new and upgraded infrastructure, customer improvements and operational efficiencies.

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Sydney’s Rail Future sets a detailed strategic direction for the passenger rail network.

The following have been identified as strategic priorities for the State’s passenger rail network:

•	a new rapid transit system, commencing with the North West Rail Link

•	a second harbour rail crossing

•	implementation of the Opal card electronic ticketing system

•	fleet upgrades including a new fleet of intercity trains

•	stations upgrades and improvements, including accessibility

•	network and operational improvements.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
North West Rail Link	$8.3 billion (to 2019)	23 kilometre network addition from Epping to beyond Rouse Hill in North West Sydney.

South West Rail Link	$2.0 billion	Twin track passenger rail line from Glenfield to Leppington via Edmondson Park.

Opal card system	$1.2 billion (over 15 years)

Progressive trial and rollout of an easy, convenient electronic ticketing system for streamlined travelling on the public transport network in Sydney, the Blue Mountains, Central Coast, Hunter, Illawarra and the Southern Highlands.

Transport Access Program	$772 million (over four years)	Improvements to provide a better experience for public transport customers by delivering accessible, modern, secure and integrated transport infrastructure where it is needed most.

Wynyard Walk	$306 million	Pedestrian link between Wynyard Station and the developing CBD western corridor and Barangaroo.

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Project Name	Estimated Total Cost / Expense Profile	Description
Automatic Train Protection (Tranche 1)	Not disclosed

Progressively fit the network and fleet with European Train Control System Level 1: a signalling, control and train protection system in the driver’s cabin that interfaces with the trackside signalling system.

Next Generation Rail Fleet	$2.8 billion (to 2024)

A new fleet of around 65 new state of the art intercity trains, including about 520 brand new carriages, which will carry passengers to the Central Coast, Newcastle, the Blue Mountains and the Illawarra.

Wynyard Station Upgrade	$109 million (to 2016)	Upgrade of Wynyard Station concourse and platforms.

Sydney Rapid Transit (planning)	$7.0 million (2014-15 financial year)	Planning for a second harbour rail crossing and western extension as part of Sydney’s Rail Future.

Rail Network Efficiencies	$39 million (2014-15 financial year)	To improve infrastructure on the T1 rail line.

Rail Operational Centre	$11 million (2014-15 financial year)	A consolidated rail operations centre to improve operations and incident management.

Stations Refresh Program	$62 million (2014-15 financial year)	Refreshing stations across the Sydney Trains and NSW TrainLink networks.

Train Control Systems	$10 million (2014-15 financial year)	Advanced train control systems to improve safety and reliability.

3.3 Urban roads

Eighty per cent of passenger and freight movements in Sydney are made by road. As congestion increases, road freight productivity is impacted and time is added to daily commuter journeys. This has a real economic cost to the State.

Road and public transport investments are also often complementary and investments in all modes are being managed as part of the State’s broader infrastructure and transport strategies.

As the NSW Long Term Transport Master Plan indicates, targeted investment in the State’s road network will deliver steady improvements in the urban road network to boost productivity, grow the economy and create new jobs.

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The following have been identified as strategic priorities for the State’s urban road infrastructure:

•	completing the missing links on Sydney’s motorway network

•	upgrading and improving the efficiency of urban roads

•	identifying new road corridors and improving connections to and within Sydney’s growth centres.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
WestConnex	$14.9 billion (in nominal outturn costs)

A 33 kilometre motorway link between Sydney’s west and the Port Botany precinct. The project is being delivered in three stages – Stage 1 from Parramatta to the City West Link, Stage 2 is the M5 East Airport Link and Stage 3 from the City West Link to St Peters.

Western Sydney Growth Roads Program – Major Projects

•        Camden Valley Way, Bringelly Road to Oran Park Drive

•        Campbelltown Road, Camden Valley Way to Denham Court Road (planning)

•        Garfield Road, Windsor Road to Richmond Road (planning)

•        Narellan Road, Camden Valley Way to Blaxland Road

•        Old Wallgrove Road, Erskine Park Link Road to M7 (Western Sydney Employment Lands)

•        Richmond Road (Stage 1), Bells Creek to Townson Road

•        Richmond Road (Stage 2 and 3), Townson Road to North of Garfield Road

•        Schofields Road (Stage 1), Windsor Road to Tallawong Road

•        Schofields Road (Stage 2), Tallawong Road to Veron Road

•        Schofields Road (Stage 3), Veron Road to Richmond Road via South Street (planning)

$202 million (2014-15 financial year)

Major road upgrades and expansions to accommodate population and employment growth in Western Sydney, including the North West and South West Growth Centres and Western Sydney Employment Lands.

The aim is to link the Greater Sydney workforce and business community with broader employment opportunities and markets, including through national and international gateways.

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Project Name	Estimated Total Cost / Expense Profile	Description
NorthConnex (M1 to M2)	$3 billion	A road tunnel linking the M1 and M2. This project is in part privately financed.

Easing Sydney’s Congestion (Pinch Points)	$246 million	Measures to relieve traffic congestion and improve network efficiency that target peak hour traffic hotspots.

M5 West Widening	$400 million

Widening 21 kilometres of the M5 West motorway from Camden Valley Way at Prestons to King Georges Road at Beverly Hills with an additional lane in each direction. This project is privately financed, with complementary state funding to mitigate noise impacts.

Northern Beaches Hospital, Road Connectivity and Network Enhancements	$14 million (2014-15 financial year)	Short term works and planning for major road upgrades to support the new Northern Beaches Hospital.

3.4 Buses and light rail

Buses are an integral part of the transport system and are the primary form of public transport for people across large areas of greater Sydney. While buses provide flexible services, they have to compete for road space with cars and other vehicles. Congestion on Sydney’s roads impacts bus services, resulting in longer travel times and reduced reliability. Bus congestion within the Sydney CBD is particularly pronounced, with more than a thousand buses entering the CBD in the busiest hour during a typical workday morning.

Light rail currently plays a limited role in moving people around Sydney, but will play a far greater role in the future. The current light rail network consists of a single line, servicing the corridor between Central, Pyrmont, Lilyfield and to Dulwich Hill, with the Inner West extension recently opened to the public.

The Government has released Sydney’s Light Rail Future and Sydney’s Bus Future which are overarching strategic plans for development of these modes.

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The following have been identified as strategic priorities for the State’s bus and light rail infrastructure:

•	an integrated bus and light rail solution for the Sydney CBD as the CBD and South East Light Rail is delivered

•	new and improved services

•	targeted bus infrastructure improvements.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
CBD and South East Light Rail	$1.6 billion (to 2019)	New light rail line extending from Circular Quay along George Street to Central Station then to Kingsford via Anzac Parade and Randwick via Alison Road.

Opal card system	$1.2 billion (over 15 years)

Progressive rollout of an easy, convenient electronic ticketing system for streamlined travelling on the public transport network in Sydney, the Blue Mountains, Central Coast, Hunter, Illawarra and the Southern Highlands.

Bus Priority Infrastructure	$67 million (2014-15 financial year)	Targeted bus priority infrastructure works on strategic corridors to increase timetable reliability and reduce delays, including on the Northern Beaches and in the Sydney CBD.

Bus Fleet Replacement and Upgrades	$91 million (2014-15 financial year)	Replacement of the existing bus fleet and accommodating growth in services.

3.5 International gateways

Servicing increased air travel and container freight is critical to the New South Wales and Australian economies. Sydney Airport and Port Botany are respectively the busiest airport and second-busiest container port in the country. Together they are vital to the economic movement of freight and passengers interstate, and linking the State to international markets.

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Significant growth is forecast over the next 20 years at both these facilities. A number of reports have identified that Sydney’s airport capacity is limited by current operating constraints and will therefore face challenges to meet expected medium term demand growth. While Port Botany and Sydney Airport can provide much of the required additional capacity with appropriate reforms and upgrades to key transport links, the Commonwealth’s announcement to develop an airport at Badgerys Creek is a critical step in ensuring the continued economic success of New South Wales and Australia.

The following have been identified as strategic priorities for the State’s primary aviation gateways:

•	planning for a new airport at Badgerys Creek and delivering the roads upgrades to support it

•	improved utilisation of regional airports

•	delivering improvements to the Sydney Airport precinct’s road network

•	improving public transport to Sydney Airport.

The following have been identified as strategic priorities for the State’s sea and land gateways:

•	improving freight rail

•	upgrading major motorway connections to the port and airport precinct

•	delivering improvements to the precinct’s road network.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description

Western Sydney roads to support Sydney’s second airport at Badgerys Creek

•        The Northern Road, Narellan to the M4 Motorway

•        New motorway from the M7 Motorway to The Northern Road

•        Bringelly Road, Camden Valley Way to The Northern Road

•        Local road upgrades

$3.5 billion (over ten years)

Major road upgrades and new road infrastructure to support the development of an airport at Badgerys Creek. These works include a local roads package to be undertaken by councils.

These works include Restart NSW funding and Commonwealth Government contributions.

WestConnex Enabling Works at Sydney Airport	$282 million

Localised road efficiency upgrades to improve connectivity within the Sydney Airport and Port Botany precinct.

These works will alleviate congestion in the morning and afternoon peaks. These works include Restart NSW funding and Commonwealth Government contributions.

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Project Name	Estimated Total Cost / Expense Profile	Description
Moorebank Intermodal Facility	n.a.

The Government is working with the Commonwealth and the private sector to develop the Moorebank intermodal site to increase the proportion of container movements carried by rail. This is to support growth in container freight volumes and reduce the growth rate in truck movements to and from the port precinct.

3.6 Regional and interstate transport

Given the often long distances between destinations, transport links in regional areas – particularly the road network – provide important connections for regional communities, and support regional economies by making employment and freight markets accessible. Rail also serves an important part of the regional transport task, particularly in the movement of freight, while air supports a limited but important proportion of both the passenger and freight task.

Long distances, low population densities and the nature of regional employment means the demands of regional transport customers can be very different to those in metropolitan areas.

The following measures have been identified as strategic priorities for the State’s regional and interstate transport infrastructure:

•	recognising the needs of communities

•	undertaking major investment in the road network linking the regions with Sydney and interstate destinations

•	supporting improvements on the major freight rail routes

•	upgrading regional road and rail networks

•	reserving regional transport corridors and investigating future investment requirements.

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The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description

Pacific Highway – Major Projects

•        Oxley Highway to Kundabung

•        Kundabung to Kempsey

•        Frederickton to Eungai

•        Warrell Creek to Nambucca Heads

•        Nambucca Heads to Urunga

•        Coffs Harbour Bypass (planning)

•        Coffs Harbour (Sapphire) to Woolgoolga

•        Woolgoolga to Ballina

•        Tintenbar to Ewingsdale

The Commonwealth Government has agreed to contribute $5.64 billion from 2013-14 towards upgrading the Pacific Highway. The NSW Government will contribute $395 million in the 2014-15 financial year.

Staged upgrade to increase dual carriageway length as part of the current jointly funded program to improve travel times, road safety, freight efficiency and traffic conditions on the Pacific Highway. Funding for this program includes Commonwealth Government and Restart NSW contributions.

Princes Highway – Major Projects

•        Princes Motorway, (Mount Ousley Road) Climbing Lanes (planning)

•        Princes Motorway, Interchange at Base of Mount Ousley (planning)

•        Albion Park Rail Bypass (planning)

•        Gerringong Upgrade

•        Foxground and Berry Bypass

•        Berry to Bomaderry Upgrade (planning)

•        Nowra bridge over the Shoalhaven River (planning)

•        Termeil Creek Realignment

•        Dignams Creek Realignment (planning)

$ 1.1 billion over the next 10 years, including $179 million in the 2014-15 financial year.

Upgrades to sections of the Princes Motorway/Highway to improve road safety, reduce travel time and improve local amenity.

Some projects include Commonwealth Government and Restart NSW funding contributions.

Central Coast Roads – Major Projects

•        Central Coast Highway, Brisbane Water Drive, Manns Road Intersection Upgrade

•        Pacific Highway and Manns Road, Narara Creek Road, Narara to Parsons Road, Lisarow (planning)

•        Pacific Highway, Parsons Road, Lisarow to Ourimbah Street, Lisarow (planning)

•        Pacific Motorway (M1) Productivity Package (planning)

•        Pacific Highway, Wyong Road Intersection Upgrade (planning)

•        Pacific Highway, Wyong Town Centre Upgrade (planning)

$70 million (2014-15 financial year)

Upgrade to key sections of the Central Coast road network to support population growth, reduce travel times, improve safety and enhance the critical freeway link between Sydney, the Central Coast and Newcastle.

Some projects include Commonwealth Government funding contributions.

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Project Name	Estimated Total Cost / Expense Profile	Description

•        Sparks Road, New Intersection for Warnervale Town Centre

•        Terrigal Drive, Charles Kay Drive Intersection Upgrade

•        Wyong Road, Enterprise Drive Intersection Upgrade

•        Wyong Road, Mingara Drive to Tumbi Road Upgrade (planning)

Bridges for the Bush Program

•        Olympic Highway, Kapooka Bridge Replacement

•        Oxley Highway, Gunnedah, Bridge over Rail (planning)

•        Snowy Mountains Highway, Bemboka River Bridge widening

•        Kamilaroi Highway, Tulladunna Bridge replacement

•        Cobb Highway, second bridge over the Murray River (NSW contribution) (planning)

•        Program 2: Timber Truss Bridge Upgrades and Replacements

$50 million (2014-15 financial year)

Program to replace and upgrade bridges on key freight routes in regional NSW. These works will enable use of high productivity vehicles. Staged construction commenced in 2013-14.

These works include Restart NSW funding and Commonwealth Government contributions.

Hunter Roads – Major Projects

•        Cormorant Road, Industrial Drive to Stockton Bridge (planning)

•        Nelson Bay Road, Bobs Farm to Anna Bay (Stage 3)

•        Newcastle Inner City Bypass, Rankin Park to Jesmond (planning)

•        New England Highway, Belford to Golden Highway duplication (planning)

•        New England Highway, Gowrie Gates, widen Rail Underpass (planning)

•        New England Highway, Singleton Bypass (planning)

•        New England Highway, Scone Bypass and Rail Level Crossing removal (planning)

•        New England Highway, Upgrade of Maitland roundabouts

•        Pacific Motorway (M1) Extension to Raymond Terrace (planning)

$43 million (2014-15 financial year)

Planning and investment for works to address localised impact of mining related activity and population growth. A corridor study on Hillsborough Road, Warners Bay will commence in 2014-15.

Some projects include Commonwealth Government funding contributions.

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Project Name	Estimated Total Cost / Expense Profile	Description

Great Western Highway – Major Projects

•        Woodford to Hazelbrook

•        Bullaburra, Ridge Street to Genevieve Road

•        Bullaburra to Wentworth Falls, Genevieve Road to Tableland Road

•        Forty Bends and Hartley Valley Safety Improvements

•        Kelso, Ashworth Drive to Stockland Drive

•        Katoomba to Mount Victoria Safety Works

	$113 million (2014-15 financial year)	Upgrade projects for the road network between Sydney and Central Western NSW. Some projects on the Great Western Highway include Commonwealth Government funding contributions.

Bells Line of Road Corridor Improvement Program (Stage 1)	$16 million (2014-15 financial year)	This program includes enhanced overtaking opportunities, realignments, safety works, and reserving a link between Kurrajong and the Sydney motorway network. This is partly funded by Restart NSW.

Journey Reliability	$50 million (2014-15 financial year)	Program of works to support road network reliability across NSW. Works under this program include installation of overtaking lanes, flood mitigation and sealing of gravel roads.

Northern Sydney Freight Corridor	$1.0 billion	Freight improvements to the Main North Line between Strathfield and Broadmeadow. This project is primarily funded by the Commonwealth Government.

3.7 Energy

The electricity industry in New South Wales operates as part of the National Electricity Market and comprises generation, transmission, distribution and retail. The ownership structure of the industry has changed significantly over the past few years, with the sale of electricity retailers, progressive sale of Government-owned generation facilities and integration of the operations of the three electricity distributors. The market environment has also changed, with new technology representing a growing proportion of generation capacity, changing behaviour of consumers and the impact of climate change mitigation policies. Each factor alters the energy supply mix in the State and has a different impact on State infrastructure needs.

3 - 12	Infrastructure Statement 2014-15

The Government’s objective is to ensure customers have access to a secure, competitive, reliable and affordable energy supply. A number of challenges must be overcome to achieve this objective.

Historically, the State has relied on coal-powered generation to produce about 90 per cent of its electricity needs. Over the last five years alternate sources of generation, including from gas, have increased in prevalence, reducing the contribution of coal to around 80 per cent. However, recent trends in gas supply have begun to arrest this decline, with the expectation that the proportion of electricity generated by coal and renewables could increase over the next five years as gas-fired generators become increasingly uneconomical. One of the main challenges for the Government is ensuring a policy and industry framework that supports investment in energy infrastructure to produce the mix of energy, at the right time, to meet the needs of customers.

The cost of providing electricity to residential and business customers has increased in recent years following a period of significant investment in electricity networks to meet peak demand, meet higher reliability standards and replace aged electricity network infrastructure. Additional cost impacts include an increase in renewable energy generation driven by the Renewable Energy Target and increased pressure on coal-fired generators from the carbon tax. In response, the Government has acted to put downward pressure on electricity prices through a comprehensive series of reforms. These reforms have successfully identified approximately $5.4 billion in unnecessary capital and operating network expenditure over five years, with the result that price increases have been brought to within CPI.

The following initiatives have been identified as strategic priorities for the State’s electricity infrastructure.

•	sale of generating facilities

•	reform of electricity networks

•	supporting the national transmission network

•	developing the State’s resources responsibly.

Infrastructure Statement 2014-15	3 - 13

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
City East Cable Tunnel	$185 million

Work on the new cable tunnel is being carried out in two stages. Stage 1 has been completed, involving construction of a 150 metre extension to the existing City South Cable Tunnel and Stage 2 is well advanced, with construction of the 3.2 km City East Cable Tunnel.

City East New 132/11kV Zone Substation	$140 million

Construction of a new zone substation and integrated commercial development in Bligh Street. Planning and design development has commenced. Work on the project began in 2011 and construction is expected to be completed in 2015-16.

Belmore Park New 132/11kV Zone Substation	$108 million	Construction of a new zone substation to achieve improved reliability of supply in the CBD. Work on the project is well advanced and is expected to be completed in 2014-15.

3.8 Water

Urban water demand has been relatively stable in recent years, largely because of an enduring effect on average demand patterns from drought and drought restrictions and water efficiency strategies.

The Government will continue to improve water infrastructure so that every community has water that meets drinking water quality and effluent guidelines and has a secure, sustainable and affordable water supply.

Meeting the challenge of securing the water supply of Sydney, the Lower Hunter and the regions for the long term and in drought is vital, as is protection from major flood events.

3 - 14	Infrastructure Statement 2014-15

The following have been identified as strategic priorities for the State’s water infrastructure:

•	planning for Greater Sydney and Lower Hunter region

•	flood mitigation

•	managing the resources of the Murray Darling Basin to achieve economic, social and environmental outcomes for our basin communities

•	increasing the level of support and investment in non-metropolitan urban water supply

•	maintaining and securing infrastructure for water storage and delivery.

The Lower Hunter Water Plan (the Plan) was released by the Government in April 2014. The Plan was developed in close consultation with stakeholders and the community. The Plan includes measures to supply, save and substitute water that are already in place or underway, like water efficiency and recycled water investments that will ensure water security in drought, and reliable supplies to meet the region’s longer-term needs.

New South Wales has signed onto the Inter-governmental Agreement to implement the Murray Darling Basin Plan in early 2014. Between 2014 and 2020, New South Wales will develop a new set of water resource plans across the Murray Darling Basin and establish a range of water data systems to enhance monitoring and reporting.

The Government has commenced a reform of the provision of bulk water in the State, starting with integrating the operations of State Water and the Sydney Catchment Authority under a common governance arrangement to support best practice in catchment management and bulk water storage and supply and capital investment.

Infrastructure Statement 2014-15	3 - 15

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Growth Centre Works	$824 million

Water and wastewater system and sewerage treatment plant works over the four years to 2017-18 to service new urban development in Sydney’s North West and South West Growth Centres and a number of other minor greenfield and infill growth areas.

Priority Sewerage Program (Stage 2)	$187 million (to 2016)	Works to provide improved wastewater services to unsewered communities in Bargo, Cowan, Buxton, Douglas Park, Galston, Glenorie, West Hoxton and Wilton. Works under this program began in 2012.

Country Towns Water Supply and Sewerage Program	$39 million (in 2014-15)	A grants program providing financial assistance to local water utilities to fund the capital cost of backlog water supply and sewerage infrastructure.

3.9 Health

To meet the challenges of a changing health care system, NSW Health is investing in new infrastructure, worth $4.4 billion over the next four years.

This involves reform of the way the health sector uses and procures its assets. By expanding the range of options for service procurement, the health sector will enhance innovation and increase productivity to deliver improved outcomes.

The Government holds approximately $10.6 billion in health infrastructure assets, including over 230 public hospitals and 226 ambulance stations across the State.

Each public hospital in the State is governed by a Local Health District (LHD) Board or a statutory health organisation.

3 - 16	Infrastructure Statement 2014-15

The NSW Health capital works program in 2014-15 is $1.3 billion. The total value of capital projects starting in 2014-15 is $2.2 billion. These include:

•	Westmead Hospital redevelopment (Stage 1)

•	Gosford Hospital redevelopment

•	St George Hospital redevelopment (Stage 1)

•	Sutherland Hospital expansion

•	a new Byron Central Hospital

•	further investments in ambulance services to build new hub stations.

Funds will be provided for further planning at Blacktown and Mt Druitt Hospitals (Stage 2), Shellharbour Hospital, Wyong Hospital, Stage 5 of the Multipurpose Services Program, Forensic Pathology and Coroner’s Court and reconfiguring rural ambulance infrastructure.

Project Name	Estimated Total Cost / Expense Profile		Description
Westmead Hospital Redevelopment (Stage 1)	n.a.	(a)

Will include expanding the Emergency Department and operating theatre capacity; expanding inpatient beds for critical care services, cancer services, and maternal and child health services. Clinical support areas will also be developed including pathology services.

Gosford Hospital Redevelopment	n.a.	(a)

Will include a new clinical services block with adequate space to accommodate upgraded and expanded inpatient, outpatient and ambulatory services; accommodation for clinical support and non-clinical support services as well as ancillary services to support provision of patient services.

St George Hospital Redevelopment (Stage 1)	n.a.	(a)	Will support the current and projected demand for services by expanding the number of inpatient beds, adding new operating theatres and providing other associated clinical support services.

Sutherland Hospital Expansion	n.a.	(a)	Will deliver a major expansion of adult acute inpatient beds and Emergency Department as part of Stage 1 of the Sutherland Hospital Master Plan.

Infrastructure Statement 2014-15	3 - 17

Project Name	Estimated Total Cost / Expense Profile		Description
Byron Central Hospital	n.a.	(a)

This project will enhance services with the development of a new hospital for the Byron Shire. This facility will include acute medical beds; emergency services; subacute services; and ambulatory care including chemotherapy and oral health.

Sydney Ambulance Metropolitan Infrastructure Strategy	$150 million		The Strategy will build large new hub stations in key locations including Liverpool, Bankstown, Blacktown, Kogarah and Penrith. Additional vehicles to be leased to enhance response times.

Asset Refurbishment / Replacement Strategy – State-wide	$500 million		This strategy will augment the maintenance activities undertaken by Local Health Districts of assets such as major plant e.g. air conditioning, lifts and other engineering infrastructure.

Northern Beaches Health Service Redevelopment	n.a.	(a)

The project will involve partnership with a private hospital operator to design, construct, manage and operate a new Northern Beaches Hospital at Frenchs Forest, treating both public and private patients. Site preparation at Frenchs Forest will occur in 2014 and construction is expected to start in 2015. The project will also include the redevelopment and service reconfiguration of Mona Vale Hospital and Community Health.

New Maitland Hospital (planning)	n.a.	(a)

The strategy development and detailed planning for the delivery of services across the Lower Hunter including Maitland, Cessnock and Kurri Kurri, with the key focus on future requirements for a new Maitland hospital and networked services. $20 million was approved for land purchase and planning in 2013-14.

3 - 18	Infrastructure Statement 2014-15

Project Name	Estimated Total Cost / Expense Profile	Description
Wagga Wagga Base Hospital Redevelopment	$270 million

A comprehensive redevelopment of Wagga Wagga Base Hospital is underway, with a new acute mental health facility completed in Phase 1 at the end of 2013 and a new acute hospital to be delivered in Phases 2/3 (2014 to 2016). The hospital will enable contemporary models of care to be delivered and provide additional emergency capacity and operating theatres.

This project includes Commonwealth Government funding contributions.

Blacktown and Mt Druitt Hospitals Redevelopment Stage 1	$268 million

The redevelopment will provide new services including a comprehensive cancer centre, ambulatory medical, nuclear medicine, and in-centre renal dialysis service. It will also provide additional inpatient beds and intensive care units, emergency departments (ED) and oncology treatment spaces to meet growing community demand. Construction is underway and the project is due for completion in 2017.

Campbelltown Hospital Redevelopment	$134 million

Campbelltown Hospital will be expanded to meet growing community demand delivering additional inpatient beds, with an expanded ED, treatment spaces, and new birthing suites. Work is well underway and the project is due for completion in 2016.

Tamworth Hospital Stage 2 Redevelopment	$211 million

Provides a new acute hospital service block with expanded capacity that will support the delivery of more flexible and integrated models of inpatient and ambulatory care to meet the local community needs. Work began in 2013 and is due for completion in 2016.

This project includes Commonwealth Government funding contributions.

Infrastructure Statement 2014-15	3 - 19

Project Name	Estimated Total Cost / Expense Profile	Description
South East Regional Hospital, Bega	$187 million

This project will deliver a new hospital in Bega. It will provide expanded medical, surgical, critical care, mental health, oral health and emergency department capacity along with new ambulatory care, rehabilitation and sub-acute mental health services. Early works began in 2013 and the project is due for completion in 2016.

This project includes Commonwealth Government funding contributions.

Parkes and Forbes Hospitals	$113 million

An integrated dual campus health service for Parkes and Forbes will be established through provision of new and refurbished health facilities. Forbes Hospital will undergo a major refurbishment and Parkes Hospital will be a new facility on a green-field site. Planning work began in 2012-13.

This project includes Commonwealth Government funding contributions.

Hornsby Ku-ring-gai Hospital Redevelopment Stage 1	$120 million

A new multi-storey development will be undertaken to improve the functionality and efficiency of health services and accommodate future stages where required. The project includes inpatient surgical units, new operating theatres and expansion space for future use. Construction began in 2013 and works are due for completion in 2016.

Port Macquarie Hospital Expansion	$104 million

Construction of a new clinical services block to accommodate expanded inpatient and emergency services, critical care, operating theatres, day surgery and a new cardiac catheterisation service, to meet growing community demand. Completion is due in 2015.

This project includes Commonwealth Government funding contributions.

3 - 20	Infrastructure Statement 2014-15

Project Name	Estimated Total Cost / Expense Profile	Description
Lismore Hospital Redevelopment 3A	$80 million

This project will deliver a new and expanded Emergency Department, Renal Dialysis Unit, Ambulatory Care Unit, and relocate community and primary health services to the main hospital. Early works were completed in 2013.

This project includes Commonwealth Government funding contributions.

Kempsey Hospital Redevelopment	$81 million

This project will deliver contemporary and integrated health care facilities through a combination of major new build and refurbished spaces on the existing Kempsey Hospital site. Works commenced in late 2013.

This project includes Commonwealth Government funding contributions.

(a)	The estimated total cost has not been included due to its commercially sensitive nature.

3.10 Other significant programs

The focus of the SIS is on larger projects. However, the Government delivers social infrastructure in areas such as education which have significant annual capital programs made up of many projects less than $100 million. All of these projects and programs are essential to support state-wide service delivery and are referenced below to recognise their part in the overall infrastructure program.

Education and training

The Government has $25 billion invested in public education infrastructure. This infrastructure includes 2,219 schools and 130 TAFE campuses, accommodated in over 26,000 buildings.

Improving educational outcomes contributes to economic productivity, social opportunity and is an important goal for NSW 2021. Infrastructure provision is important to achieving this goal by facilitating access to quality education services.

Infrastructure Statement 2014-15	3 - 21

The Government continues to implement Local Schools Local Decisions, a policy to improve teaching and learning in public schools by increasing the authority of local schools to make decisions about how they deliver education and maintain facilities for students. TAFE NSW Institutes will also have increased autonomy and will be able to manage their businesses locally including management of assets.

The government school population is expected to grow from 752,000 students in 2011 to over 820,000 in 2021 – over 70,000 additional public school enrolments across the State.

While many new students will enrol at existing schools, new schools will need to be delivered over this period to cater for population growth. New schools are especially important in emerging growth areas and can influence the uptake of new housing as potential buyers consider whether a local school will be operational when they move in.

The following have been identified as strategic priorities for the State’s education infrastructure:

•	improving the performance and efficiency of existing assets

•	providing assets that respond to technological advances

•	implementing classroom design and learning methods that respond to the contemporary needs of students.

The 2014-15 capital program for the Department of Education and Communities is $405 million, whilst TAFE has a capital program of $77 million in 2014-15. The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description

Schools – major works starting in 2014-15

•        New Schools: Glenmore Park School and North Sydney 7-10 Comprehensive High School.

•        Existing Schools: Bellevue Hill PS, Bourke Street PS, Bowral PS, Brewarrina Central School, Harbord PS, Hunter Sports HS, Lucas Gardens School, Manly Vale PS, Moree East PS, Narrabri PS, Point Clare PS, Walgett Community College, Wilton PS.

•        Relocation: Ultimo Public School

	$189 million	Two new schools, a school relocation and additions and upgrades at 13 existing schools to meet the growth in student numbers and/or to improve school facilities.

TAFE – major works starting in 2014-15	$58 million	Additions and upgrades at TAFE locations and ICT projects, to support the learning needs of students and meet industry requirements.

3 - 22	Infrastructure Statement 2014-15

Project Name	Estimated Total Cost / Expense Profile	Description
Continuing 23 Major Schools Projects	$122 million in 2014-15

Upgrades and additions across various schools and locations, continuing the construction of new schools and information technology projects to improve and maintain school facilities and/or meet growth in student numbers.

Continuing 19 Major TAFE Projects	$57 million in 2014-15	Various upgrades and additions at TAFE locations including Kurri Kurri TAFE, Nepean College Kingswood TAFE and Tamworth TAFE.

Arts, recreation and the visitor economy

Our arts and recreational facilities support a vibrant and creative New South Wales. Cultural and sporting institutions attract and retain the people and skills that the State needs to compete in the global economy. New South Wales contains almost 800 galleries, museums, cultural institutions, libraries, venues and conservatoriums in metropolitan and regional centres.

New South Wales has the strongest arts and cultural sector in Australia and is home to almost 40 per cent of Australia’s creative industries and over a third of Australia’s creative industry employment. The sector accounts for approximately six per cent of the State’s employment, making a vital and growing contribution to the State’s economy1. In the year ending December 2013, New South Wales attracted approximately 9.8 million international and domestic cultural visitors who contributed an estimated $8.3 billion to the NSW economy2. Sydney has Australia’s largest creative community across fields including music, film, theatre, dance, visual arts, museums, literature and festival events. Ten of the 28 major performing arts groups in Australia are located within the State.

Our institutions – including the Art Gallery of New South Wales, the State Library of New South Wales, the Australian Museum, the Museum of Applied Arts and Sciences and the Sydney Opera House – provide a focus for Sydney’s cultural life, and in addition support the regions through lending and touring collections, offsite presentations, educational programs and online access to resources and digitised collections.

The Government recognises that adequate access to high quality cultural, recreational and visitor infrastructure is vital to a well-functioning society.

[1]	ABS Employment in Culture 2011.
[2]	Departmental calculations based on the International Visitor Survey, year ended December 2013, and National Visitor Survey, year ended December 2013, Tourism Research Australia.

Infrastructure Statement 2014-15	3 - 23

The following have been identified as strategic priorities for the State’s arts and recreation infrastructure:

•	implementing the Government’s response to the Visitor Economy and Creative Industries Taskforces

•	revitalising and expanding the State’s existing cluster of world-class cultural institutions and attractions through the development of an Arts and Cultural Ribbon

•	supporting regional arts, recreation and the visitor economy

•	implementing the Government’s Stadia Strategy.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Sydney International Convention, Entertainment and Exhibition Precinct and Hotel	$1.1 billion capital cost

The Government is partnering with Darling Harbour Live – a consortium including global companies Lend Lease, Capella Capital, AEG Ogden and Spotless – to redevelop a 20-hectare precinct at Darling Harbour.

Through a public private partnerships, Darling Harbour Live has been contracted to design, build, finance, operate and maintain Australia’s largest and first fully integrated convention, exhibition and entertainment facility.

Demolition began in early 2014. Construction will commence in mid 2014.

Sydney Cricket Ground – Stage 2 Redevelopment	$197 million	This stage of major redevelopment involves replacing the Noble, Bradman and Messenger stands to provide state-of-the-art amenities for spectators. Completed in 2014.

3 - 24	Infrastructure Statement 2014-15

Justice

The Government has invested around $5 billion in the Police and Justice cluster, mainly in buildings, including correctional centres for adults, detention centres for juvenile offenders, police and emergency services facilities and court and tribunal facilities. Although there are some immediate pressures within the correctional centres network, existing infrastructure generally meets capacity requirements.

Some major upgrade programs have recently been completed or will be completed soon, including a 10-year program of court upgrades due to finish by June 2015, and a series of police station upgrades to be completed in 2016.

Trends across the sector mean that demand for services is less dependent on physical facilities. The use of ICT is increasingly enhancing access to services with less need for a physical presence – for example, audio-video conferencing can be used for bail hearings.

The primary drivers for future capital expenditure are the need to further expand capacity of correctional centres for adults, upgrade existing correctional and court facilities to meet standards, investment in facilities that support new service delivery models, and ongoing roll-out and upgrades to ICT infrastructure. Some major ICT initiatives have whole-of-sector application; for example, the Joined Up Justice project.

Levels of infrastructure investment over the next ten years are expected to be consistent with that of the previous decade, due to a need to expand capacity. Some ongoing upgrade programs will be proposed and investment will need to address maintenance pressures.

The following have been identified as strategic priorities for the State’s justice infrastructure:

•	leveraging greater value from the existing infrastructure investment

•	developing a more comprehensive asset disposal strategy.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Court Upgrade Program	$184 million	Improved facilities for all court users including audio visual links. Work is continuing in 2014-15.

Newcastle Justice Precinct	$90 million	A new 10 court facility improving services for both legal professionals and the community. Work began in 2010-11.

Infrastructure Statement 2014-15	3 - 25

Project Name	Estimated Total Cost / Expense Profile	Description
Coffs Harbour Justice Precinct	$71 million	A new court facility at a cost of $51 million improving services for both legal professionals and the community, and a new police station at a cost of $20 million.

Sydney Central Children’s Court	$31 million

A new children’s court to replace the aging and obsolete Bidura Children’s Court facility to ensure both care and criminal matters in the juvenile jurisdiction are able to be dealt in a secure and efficient manner.

Housing

The Government’s investment in social housing supports the following NSW 2021 goals to:

•	better protect the most vulnerable members of our community

•	break the cycle of disadvantage

•	increase opportunities for people with a disability by providing housing that meets their individual needs and help them realise their potential.

The following major investments in 2014-15 contribute to delivering the State’s strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Upgrading existing public housing	$206 million	Planned work and improvements to maintain the Land and Housing Corporation public housing portfolio.

Social Housing New Supply Program	$120 million	Construction activity will result in commencement of 759 social housing dwellings and completion of 443 dwellings.

3 - 26	Infrastructure Statement 2014-15

Chapter 4: General Government Sector Projects

4.1 General Government Sector Projects

The Legislature

The Legislature	4 - 7

Education and Communities

Department of Education and Communities	4 - 8
Board of Studies, Teaching and Educational Standards	4 - 11
Sydney Olympic Park Authority	4 - 12
TAFE Commission	4 - 12
Community Relations Commission of New South Wales	4 - 14

Family and Community Services

Department of Family and Community Services	4 - 15
Aboriginal Housing Office	4 - 16
Office of the Children’s Guardian	4 - 17
Home Care Service of New South Wales	4 - 17

Health

Ministry of Health	4 - 18
Health Care Complaints Commission	4 - 23
Mental Health Commission of New South Wales	4 - 23

Planning and Environment

Department of Planning and Environment	4 - 24
Environment Protection Authority	4 - 24
Office of Environment and Heritage	4 - 25
Royal Botanic Gardens and Domain Trust	4 - 26
Centennial Park and Moore Park Trust	4 - 26
Historic Houses Trust of New South Wales	4 - 27
Minister Administering the Environmental Planning and Assessment Act	4 - 28
Western Sydney Parklands Trust	4 - 28
Office of Local Government	4 - 29
UrbanGrowth NSW Development Corporation	4 - 29

Infrastructure Statement 2014-15	4 - 1

Police and Justice

Department of Police and Justice	4 - 30
Crown Solicitor’s Office	4 - 31
Fire and Rescue NSW	4 - 32
Information and Privacy Commission	4 - 33
Ministry for Police and Emergency Services	4 - 33
NSW Police Force	4 - 34
Office of the NSW State Emergency Service	4 - 35
NSW Trustee and Guardian	4 - 36
Legal Aid Commission of New South Wales	4 - 37
New South Wales Crime Commission	4 - 37
Office of the NSW Rural Fire Service	4 - 37
Judicial Commission of New South Wales	4 - 37
Office of the Director of Public Prosecutions	4 - 37

Premier and Cabinet

Department of Premier and Cabinet	4 - 38
Service NSW	4 - 38
Barangaroo Delivery Authority	4 - 39
Independent Commission Against Corruption	4 - 40
New South Wales Electoral Commission	4 - 40
Ombudsman’s Office	4 - 41
Public Service Commission	4 - 42
Natural Resources Commission	4 - 42
Parliamentary Counsel’s Office	4 - 42
Audit Office of New South Wales	4 - 42
Independent Pricing and Regulatory Tribunal	4 - 42
Police Integrity Commission	4 - 42

Trade and Investment, Regional Infrastructure and Services

Department of Trade and Investment, Regional Infrastructure and Services	4 - 43
Art Gallery of New South Wales	4 - 44
Australian Museum	4 - 45
Museum of Applied Arts and Sciences	4 - 45
State Library of New South Wales	4 - 46
Independent Liquor and Gaming Authority	4 - 46
New South Wales Rural Assistance Authority	4 - 46
Destination NSW	4 - 46
Local Land Services	4 - 46
New South Wales Film and Television Office	4 - 46
NSW Food Authority	4 - 46

Transport

Transport for NSW	4 - 47
Roads and Maritime Services	4 - 48
Independent Transport Safety Regulator	4 - 57
Office of Transport Safety Investigations	4 - 57

4 - 2	Infrastructure Statement 2014-15

Treasury and Finance

The Treasury	4 - 58
Crown Finance Entity	4 - 58
Office of Finance and Services	4 - 59
Government Property NSW	4 - 61
New South Wales Government Telecommunications Authority	4 - 61
State Records Authority of New South Wales	4 - 62
Long Service Corporation	4 - 62
Motor Accidents Authority of New South Wales	4 - 62
NSW Self Insurance Corporation	4 - 62
WorkCover Authority	4 - 62
Workers’ Compensation (Dust Diseases) Board	4 - 62
Advance to the Treasurer	4 - 63

Infrastructure Statement 2014-15	4 - 3

Table 4.1	Infrastructure Investment by General Government Agencies(a)(b)

	Capital Expenditure
Agency	2013-14 Budget(c) $m	2013-14 Revised(c) $m	2014-15 Budget $m	Variation(d) %
The Legislature
The Legislature	12.1	9.6	22.7	137.1

Education and Communities
Department of Education and Communities(e)	537.8	512.0	404.8	(20.9)
Board of Studies, Teaching and Educational Standards	1.9	2.1	3.7	77.2
Sydney Olympic Park Authority	16.6	15.3	15.4	0.6
TAFE Commission(e)	—	—	76.9	N/A
Community Relations Commission of New South Wales	0.2	0.2	0.2	—

Family and Community Services
Department of Family and Community Services	172.7	149.5	260.0	73.9
Aboriginal Housing Office	49.0	50.4	67.8	34.5
Office of the Children’s Guardian	—	0.4	1.9	431.4
NSW Businesslink Pty Limited	51.9	23.1	—	—
Home Care Service of New South Wales	3.0	0.3	3.0	900.0

Health
Ministry of Health	1,166.8	1,182.8	1,169.9	(1.1)
Health Care Complaints Commission	0.3	0.3	0.1	(76.6)
Mental Health Commission of New South Wales	—	0.3	0.1	(66.7)

Planning and Environment
Department of Planning and Environment	5.5	11.0	22.3	102.6
Environment Protection Authority	3.4	2.2	3.8	77.5
Office of Environment and Heritage	—	33.3	49.0	47.2
Royal Botanic Gardens and Domain Trust	19.1	10.9	17.5	59.5
Centennial Park and Moore Park Trust	11.4	11.7	10.0	(14.8)
Historic Houses Trust of New South Wales	1.0	3.5	3.3	(5.4)
Minister Administering the Environmental Planning and Assessment Act	25.0	25.0	25.0	—
Western Sydney Parklands Trust	14.2	8.4	29.1	244.7
Office of Local Government	—	0.1	0.1	—
UrbanGrowth NSW Development Corporation	1.3	1.3	4.4	250.0

Police and Justice
Department of Police and Justice	210.5	152.0	281.6	85.2
Crown Solicitor’s Office	—	—	5.6	—
Fire and Rescue NSW	63.1	63.9	70.6	10.4
Information and Privacy Commission	0.2	0.1	0.5	312.8
Ministry for Police and Emergency Services	0.6	0.1	3.2	>999.9
NSW Police Force	146.3	132.5	177.6	34.0
Office of the NSW State Emergency Service	10.3	7.1	14.1	97.3
NSW Trustee and Guardian	9.4	6.1	17.2	182.6
Legal Aid Commission of New South Wales	4.4	4.4	4.4	—
New South Wales Crime Commission	4.5	4.2	1.8	(57.5)
Office of the NSW Rural Fire Service	12.0	15.4	9.9	(35.8)
Judicial Commission of New South Wales	0.2	—	0.2	—
Office of the Director of Public Prosecutions	2.9	2.9	1.4	(52.6)

4 - 4	Infrastructure Statement 2014-15

Agency	Capital Expenditure
	2013-14 Budget(c) $m	2013-14 Revised(c) $m	2014-15 Budget $m	Variation(d) %
Premier and Cabinet
Department of Premier and Cabinet	64.5	26.9	6.6	(75.6)
Service NSW	34.4	34.2	87.2	154.7
Barangaroo Delivery Authority	96.4	101.1	80.8	(20.1)
Independent Commission Against Corruption	10.6	3.8	7.3	92.5
New South Wales Electoral Commission	6.2	5.8	7.5	29.3
Ombudsman’s Office	1.4	1.3	0.4	(73.4)
Public Service Commission	1.4	1.0	0.8	(18.6)
Natural Resources Commission	0.1	—	0.1	—
Parliamentary Counsel’s Office	—	—	0.1	—
Audit Office of New South Wales	3.5	3.6	3.0	(16.6)
Independent Pricing and Regulatory Tribunal	0.2	0.2	0.2	—
Police Integrity Commission	1.8	1.0	1.2	20.0

Trade and Investment, Regional Infrastructure and Services
Department of Trade and Investment, Regional Infrastructure and Services	50.4	50.6	56.8	12.4
Art Gallery of New South Wales	5.2	8.0	16.0	100.3
Australian Museum	3.3	3.3	5.3	60.4
Museum of Applied Arts and Sciences	18.5	6.1	32.5	434.8
State Library of New South Wales	18.0	21.8	20.9	(4.3)
Independent Liquor and Gaming Authority	0.1	0.1	0.1	—
New South Wales Rural Assistance Authority	0.1	0.1	0.1	—
Destination NSW	3.2	3.2	0.2	(95.0)
Local Land Services(f)	0.3	0.3	0.3	0.7
New South Wales Film and Television Office	—	—	—	—
NSW Food Authority	1.5	1.5	1.1	(26.7)
Water Administration Ministerial Corporation	—	26.3	—	—

Transport
Transport for NSW	2,618.8	2,641.1	2,963.3	12.2
Roads and Maritime Services	3,167.8	2,944.2	3,662.4	24.4
Independent Transport Safety Regulator	0.1	0.1	—	—
Office of Transport Safety Investigations	—	—	—	(5.0)

Treasury and Finance
The Treasury	2.4	10.1	27.3	171.1
Crown Finance Entity	20.5	0.5	7.5	>999.9
Office of Finance and Services	343.7	297.5	371.9	25.0
Government Property NSW	21.7	22.0	24.8	12.4
New South Wales Government Telecommunications Authority	—	3.5	10.9	215.8
State Records Authority of New South Wales	0.3	1.4	3.5	148.9

Infrastructure Statement 2014-15	4 - 5

Agency	Capital Expenditure
	2013-14 Budget(c) $m	2013-14 Revised(c) $m	2014-15 Budget $m	Variation(d) %
Treasury and Finance (cont)
Long Service Corporation	0.3	0.3	2.8	864.8
Motor Accidents Authority of New South Wales	2.3	0.1	3.2	>999.9
NSW Self Insurance Corporation	0.2	—	0.2	—
WorkCover Authority	11.0	1.1	11.0	865.8
Workers’ Compensation (Dust Diseases) Board	0.1	0.1	—	—
Advance to the Treasurer	30.0	—	20.0	—

Total	9,097.8	8,664.8	10,215.8	17.9

(a)	2013-14 Revised and 2014-15 Budget reflect Administrative Arrangement Orders commenced during 2013-14.
(b)	This table only reports infrastructure investment by agencies and does not include capital grants to public and private bodies to fund infrastructure.
(c)	General government sector investment published in Table 1.1 may not sum to the totals of agency programs published in Table 4.1. The difference represents the capitalising of some wage costs in the sector.
(d)	The percentage variation from 2013-14 Revised to the 2014-15 Budget.
(e)	TAFE NSW will be separated from the Department of Education and Communities from 1 July 2014.
(f)	Includes Catchment Management Authorities capital program for 2013-14.

4 - 6	Infrastructure Statement 2014-15

The Legislature

The Legislature

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Electorate Office IT Infrastructure Replacement	Sydney	2014	2016	4,859		3,673

Establishment of 6 New Electorate Offices	Sydney	2014	2016	1,084		535

Historic Buildings Roof Replacement	Sydney	2014	2016	2,175		1,000

Legislative Assembly Air Conditioning System	Sydney	2014	2016	1,138		300

Lotus Notes/Domino Replacement	Sydney	2014	2016	4,884		1,810

Parliamentary Records Digitisation, Preservation and Access	Sydney	2014	2015	1,399		1,399

Replacement of Main Electrical Switchboards and Bus Ducts	Sydney	2014	2016	4,880		2,000

Total new works						10,717

Work-In-Progress

Corporate Accommodation for Parliament House	Sydney	2012	2015	6,631	2,900	3,731

Fire and Smoke System Upgrade	Sydney	2013	2016	2,995	255	1,975

Library and Records Repository Refurbishment	Sydney	2013	2015	2,590	550	2,040

Member Self-service System	Sydney	2012	2015	335	198	137

Total work-in-progress						7,883

Total, Major Works						18,600

Minor Works						4,050

Total, The Legislature						22,650

Infrastructure Statement 2014-15	4 - 7

Education and Communities

Department of Education and Communities

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

School Education Services

Major Works

New Works (a)

Bellevue Hill Public School Upgrade	Bellevue Hill	2014	2016	—		—

Bourke Street Public School Upgrade	Surry Hills	2014	2016	—		—

Bowral Public School Upgrade	Bowral	2014	2016	—		—

Brewarrina Central School Upgrade	Brewarrina	2014	2016	—		—

Glenmore Park School (new school)	Glenmore Park	2014	2017	—		—

Harbord Public School Upgrade	Harbord	2014	2017	—		—

Hunter Sports High School Upgrade	Gateshead	2014	2017	—		—

Lucas Gardens School Upgrade	Five Dock	2014	2017	—		—

Manly Vale Public School Upgrade	Manly Vale	2014	2017	—		—

Moree East Public School Upgrade	Moree	2014	2017	—		—

Narrabri Public School Upgrade	Narrabri	2014	2015	—		—

North Sydney 7-10 Comprehensive High School (new school)	Wollstonecraft	2014	2016	—		—

Point Clare Public School Upgrade	Point Clare	2014	2016	—		—

Ultimo Public School Relocation	Ultimo	2014	2017	—		—

Walgett Community College High School Upgrade	Walgett	2014	2017	—		—

4 - 8	Infrastructure Statement 2014-15

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Wilton Public School Upgrade	Wilton	2014	2016	—		—

Total new works				188,919		17,258

Work-In-Progress (a)

Cabramatta High School Upgrade Stage 3	Cabramatta	2011	2015	7,451	1,357	6,094

Cairnsfoot School Relocation	Arncliffe	2008	2015	—	1,373	—

Canada Bay Area Public School (new school)	Concord West	2012	2015	34,723	19,820	14,903

Centre for Education Statistics and Evaluation Implementation Project	Various	2013	2015	7,787	2,912	4,013

Collarenebri Central School Upgrade	Collarenebri	2012	2015	5,451	3,790	1,661

Connected Communities Program	Various	2012	2015	5,000	3,799	1,201

Denison College of Secondary Education Bathurst High Campus Upgrade and New Gym	Bathurst	2012	2015	8,387	5,769	2,618

Electronic Document and Records Management System	Various	2009	2014	4,484	4,265	219

Illawarra Industry Training College	Various	2010	2015	5,451	4,151	1,300

Lake Cathie Public School (new school)	Lake Cathie	2012	2015	6,434	165	6,269

Lower North Shore Public School (new school)	Cammeray	2013	2016	—	1,500	—

Mowbray Public School Upgrade	Lane Cove North	2013	2016	—	1,250	—

Northern Sydney Primary Schools Upgrade Stage 1	Various	2013	2015	5,950	3,750	2,200

Infrastructure Statement 2014-15	4 -9

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Oran Park Public School (new school)	Oran Park	2011	2014	14,810	14,610	200

Parry School Relocation	West Tamworth	2013	2015	—	250	—

Rutherford High School Upgrade and Maitland Tutorial Centre Relocation	Rutherford	2013	2016	—	600	—

Spring Farm Public School (new school)	Spring Farm	2013	2016	—	800	—

The Ponds High School (new school)	The Ponds	2012	2015	30,810	18,784	12,026

The Ponds Public School (new school)	The Ponds	2013	2015	13,663	6,848	6,815

The Ponds School (new school)	The Ponds	2012	2015	12,748	7,714	5,034

Wangee Park School Relocation	Lakemba	2012	2015	10,348	9,140	1,208

Wentworth Point Public School (new school)	Wentworth Point	2013	2016	—	450	—

Yeoval Central School Upgrade	Yeoval	2013	2015	1,676	842	834

Total work-in-progress						122,484

Total, Major Works						139,742

National Partnership Programs

Trade Training Centres						35,468

Total, National Partnership Programs						35,468

Minor Works

School Infrastructure Upgrades						155,299

Technology for Learning and ICT						62,214

Other Minor Works						6,398

Total, Minor Works						223,911

Total, School Education Services						399,121

4 -10	Infrastructure Statement 2014-15

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Office of Communities Minor Works						5,687

Total, Office of Communities						5,687

Total, Department of Education and Communities						404,808

(a)	The estimated total cost and 2014-15 expenditure for new works and work in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

NOTE: The total allocation for 2014-15 for the Department of Education and Communities excludes TAFE, as from 1 July 2014 the TAFE Commission will be separate from the Department of Education and Communities.

Board of Studies, Teaching and Educational Standards

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

ICT Systems Integration	Sydney	2014	2015	2,855		2,855

Total new works						2,855

Work-In-Progress

Examination System Applications Development	Sydney	2009	2015	2,291	1,951	340

ICT Replacement Program	Sydney	2009	2015	3,431	3,132	299

Total work-in-progress						639

Total, Major Works						3,494

Minor Works						200

Total, Board of Studies, Teaching and Educational Standards						3,694

Infrastructure Statement 2014-15	4 - 11

Education and Communities

Sydney Olympic Park Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Developer Funded Precinct Improvements	Homebush Bay	2006	2018	57,562	26,764	7,638

Total work-in-progress						7,638

Total, Major Works						7,638

Minor Works						7,781

Total, Sydney Olympic Park Authority						15,419

TAFE Commission

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works (a)

Hunter Institute - Newcastle Campus Block D Refurbishment	Tighes Hill	2014	2018	—		—

New England Institute - Country NSW Connected Learning - Stage 1	Various	2014	2018	—		—

TAFE Customer Billing System - Stage 2	Various	2014	2016	—		—

TAFE Major New Works Program	Various	2014	2018	—		—

Western Institute - TAFE Western Connect – Stage 1	Various	2014	2018	—		—

Total new works				57,998		13,700

4 - 12	Infrastructure Statement 2014-15

Education and Communities

TAFE Commission (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Work-In-Progress (a)

Cooma TAFE - Carpentry and Joinery Workshop and Student Support Facility	Cooma	2012	2014	5,865	3,423	2,442

Granville TAFE - Meat and Allied Trades Upgrade	Granville	2012	2014	3,997	2,577	1,420

Kurri Kurri TAFE - Plant and Heavy Vehicle Training Centre	Kurri Kurri	2012	2014	12,125	4,640	7,485

Lidcombe TAFE - Campus Upgrade	Lidcombe	2011	2015	6,382	5,606	776

Maitland TAFE - Centre for Dry Wall Plastering and Associated Trades	Maitland	2011	2015	8,428	8,090	338

Mudgee TAFE - Consolidation	Mudgee	2013	2017	—	426	—

Nepean College Kingswood TAFE - Health and Support Services Facilities	Kingswood	2012	2016	10,978	1,430	8,239

Nepean College Kingswood TAFE - Stage 5	Kingswood	2013	2016	16,195	518	12,000

Nirimba TAFE - Refurbishment	Quakers Hill	2011	2015	9,673	9,098	575

North Sydney TAFE - Dunbar Building Refurbishment - Stage 2	St Leonards	2012	2014	6,443	4,961	1,482

TAFE Handbook on Web External (HOWEX) System Redevelopment	Various	2013	2015	3,365	640	2,725

Tamworth TAFE - Community Services, Health, Plumbing and Disabilities Facilities	Tamworth	2012	2015	11,291	4,635	6,656

Taree TAFE - Facilities Upgrade	Taree	2012	2016	—	1,172	—

Ultimo TAFE - Client Services, Tertiary Pathways and Building W Upgrade	Ultimo	2013	2016	—	280	—

Infrastructure Statement 2014-15	4 -13

Education and Communities

TAFE Commission (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Ultimo TAFE - New Fashion Design Studio	Ultimo	2013	2016	—	204	—

Ultimo TAFE - Relocation of Building U	Ultimo	2013	2016	—	320	—

Wetherill Park TAFE - New Transport Engineering Technology Centre	Wetherill Park	2013	2017	—	453	—

Wollongbar TAFE - Student Services Centre	Wollongbar	2013	2014	420	210	210

Young TAFE - New Facilities	Young	2013	2017	—	421	—

Total work-in-progress						57,392

Total, Major Works						71,092

Total, Minor Works						5,793

Total, TAFE Commission						76,885

(a)	The estimated total cost and 2014-15 expenditure for new works and work in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

The following agencies have a Minor Works Program only.

Community Relations Commission of New South Wales	150

4 - 14	Infrastructure Statement 2014-15

Family and Community Services

Department of Family and Community Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Accommodation for People with Disability

Hunter Residences (a)	Various	2014	2015			30,000

Child Protection IT System Improvements

Frontline System Support	Ashfield	2014	2017	60,130		17,690

Corporate and Shared Services Projects	Liverpool	2014	2015	26,270		26,270

Total new works						73,960

Work-In-Progress

Accommodation for People with Disability

Fire and Building Safety Mitigation	Various	2013	2017	53,897	12,436	15,254

Riverside Centre Redevelopment	Various	2010	2015	30,082	15,016	15,066

Child Protection IT System Improvements

Caseworker Workload Management	Ashfield	2012	2015	758	328	430

Non Government Organisation Portal	Ashfield	2010	2015	4,257	3,521	736

Stronger Together 2 Accommodation for People with Disability

Large Residential Centre Redevelopments - Metro	Various	2010	2016	117,900	68,882	43,689

Large Residential Centre Redevelopments - Non Government Organisation	Various	2011	2018	87,802	13,477	18,538

Infrastructure Statement 2014-15	4 - 15

Family and Community Services

Department of Family and Community Services (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Large Residential Centre Redevelopments - Stockton	Various	2011	2016	13,070	7,132	174

Supported Accommodation	Various	2010	2016	200,444	124,073	43,014

Total work-in-progress						136,901

Total, Major Works						210,861

Minor Works						49,104

Total, Department of Family and Community Services						259,965

(a)	$30 million for land acquisitions associated with the redevelopment of large residential centres in the Hunter region. The plans for the remainder of the project will be informed by further consultation with residents and families.

Aboriginal Housing Office

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Aboriginal Housing - New Supply	Various	2014	2016	13,050		12,008

National Partnership - Remote Indigenous Housing New Supply and Employment Related Accommodation	Various	2014	2016	39,710		37,795

Total new works						49,803

Work-In-Progress

Aboriginal Housing - New Supply	Various	2011	2015	14,117	11,049	3,068

National Partnership - Remote Indigenous Housing New Supply and Employment Related Accommodation	Various	2012	2015	52,028	37,570	14,458

Total work-in-progress						17,526

Total, Major Works						67,329

Minor Works						500

Total, Aboriginal Housing Office						67,829

4 - 16	Infrastructure Statement 2014-15

Family and Community Services

Office of the Children’s Guardian

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Accreditation of Out of Home Care Providers	Sydney	2013	2016	2,021	200	1,671

Total work-in-progress						1,671

Total, Major Works						1,671

Minor Works						189

Total, Office of the Children’s Guardian						1,860

The following agencies have a Minor Works Program only.

Home Care Service of New South Wales						3,000

Infrastructure Statement 2014-15	4 - 17

Health

Ministry of Health

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Ambulance Rural Stations Program - Planning	Various	2014	2017	3,511		37

Asset Refurbishment/ Replacement Strategy - State-wide	Various	2014	2024	500,000		10,000

Bulli Hospital Aged/Transitional Care	Bulli	2014	2016	14,460		7,965

Byron Central Hospital (a)	Ewingsdale	2014	2019	—		1,500

Capital Grants 2014/15

Albury Community Mental Health	Albury	2014	2016	3,000		2,000

Campbelltown Hospital Clinical School (a)	Campbelltown	2014	2016	—		9,000

Coffs Harbour Hospital Car Park	Coffs Harbour	2014	2016	7,600		2,000

Eurobodalla Renal Dialysis and Oncology Clinics Relocation	Moruya	2014	2017	6,754		1,600

Fluoridation program	Various	2014	2019	7,500		1,600

Gosford Hospital Redevelopment (a)	Gosford	2014	2021	—		2,700

Information and Communications Technology New Work

Critical ICT Infrastructure Enhancements Phase 3	Various	2014	2018	51,100		23,000

John Hunter Children’s Hospital Neonatal Intensive Care Unit	New Lambton	2014	2017	7,000		400

John Hunter Children’s Hospital Paediatric Intensive Care Unit	New Lambton	2014	2016	14,000		8,900

Lismore Hospital Car Park	Lismore	2014	2016	9,271		2,208

Local Initiatives Program 2014-15 - for Locally-Funded Projects	Various	2014	2015	120,000		120,000

4 - 18	Infrastructure Statement 2014-15

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Long Jetty Renal Dialysis	Long Jetty	2014	2016	3,500		1,300

Planning Future New Works – Blacktown, Mt Druitt, Shellharbour, Wyong, MPS Strategy, Pathology and Coroner’s Court, Rural Ambulance Infrastructure	Various	2014	2015	12,754		12,754

St George Hospital Redevelopment Stage 1 (a)	Kogarah	2014	2021	—		4,000

Sutherland Hospital Expansion (a)	Caringbah	2014	2017	—		2,240

Sydney Ambulance Metropolitan Infrastructure Strategy	Various	2014	2019	150,000		24,500

Sydney Children’s Hospital Project - Expansion of Nelune Comprehensive Cancer Centre Building at Prince of Wales Hospital	Randwick	2014	2017	29,500		3,286

Sydney LHD Aged Care and Rehabilitation Network Configuration	Various	2014	2017	6,400		500

Westmead Hospital Redevelopment Stage 1 (a)	Westmead	2014	2021	—		5,000

Total new works						246,490

Work-In-Progress

Ambulance Rural Stations

Albury Ambulance Station	Albury	2012	2015	4,035	3,600	435

Bega Ambulance Station	Bega	2013	2015	2,861	1,950	911

Kempsey Ambulance Station	Kempsey	2014	2016	2,994		1,193

Ambulance Service of NSW - Infrastructure

Ambulance Fleet - Replacement Program	Rozelle	2010	2015	41,525	32,025	9,500

Infrastructure Statement 2014-15	4 - 19

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Ambulance Information Communications Technology	Rozelle	2012	2020	27,958	3,957	3,539

Ambulance Radio Network Infrastructure	Various	2012	2018	14,870	5,870	2,300

Ambulance Technology Infrastructure Upgrade	Rozelle	2010	2015	7,188	5,388	1,800

Medical Equipment Replacement Program	Rozelle	2010	2015	17,778	15,278	2,500

Blacktown and Mount Druitt Hospitals Redevelopment Stage 1	Blacktown	2012	2017	267,600	91,430	81,140

Blacktown Hospital Car Park	Blacktown	2012	2015	24,230	21,227	3,003

Campbelltown Hospital Redevelopment	Campbelltown	2011	2016	133,570	85,798	31,676

Dubbo Hospital - Stages 1 and 2	Dubbo	2011	2016	91,300	29,498	44,615

HealthOne / Integrated Primary Health Care Centres

HealthOne Ivanhoe	Ivanhoe	2013	2015	2,266	2,076	190

HealthOne Jindabyne	Jindabyne	2014	2015	1,600	400	1,200

HealthOne Lightning Ridge	Lightning Ridge	2013	2015	3,700	2,917	783

HealthOne Yass	Yass	2013	2016	1,500	700	434

Raymond Terrace HealthOne	Raymond Terrace	2011	2016	15,150	14,650	162

Hornsby Ku-ring-gai Hospital Redevelopment Stage 1	Hornsby	2012	2016	120,000	41,619	56,385

Illawarra Hospitals (Shellharbour / Shoalhaven) - Planning	Shellharbour	2011	2016	10,000	3,100	6,100

4 - 20	Infrastructure Statement 2014-15

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Information and Communication Technology

Community Health and Outpatients Information System	Chatswood	2009	2016	100,703	78,517	11,138

Corporate Systems 2b	Chatswood	2011	2017	77,400	45,927	6,948

Critical ICT Infrastructure Upgrades	Chatswood	2011	2015	47,100	45,933	1,167

Electronic Medical Record - Rollout to Clinical Specialties	Various	2011	2016	85,400	61,051	11,530

Electronic Medications Management System	Chatswood	2011	2018	170,300	45,269	26,679

Incident Information Management System (IIMS)	Chatswood	2012	2015	22,218	13,747	8,471

Intensive Care Unit Clinical Information System	Chatswood	2011	2015	43,130	29,706	13,424

Kempsey District Hospital Redevelopment Stage 1	Kempsey	2013	2016	80,900	18,030	35,150

Lismore Base Hospital Redevelopment Stage 3A	Lismore	2013	2016	80,250	16,257	24,711

Missenden Mental Health Unit at Royal Prince Alfred Hospital (includes Brain and Mind Institute research beds)	Camperdown	2012	2016	67,000	49,408	17,517

Multipurpose Services (MPS) and HealthOne NSW

Hillston Multipurpose Service Redevelopment	Hillston	2013	2015	12,400	2,916	9,484

Multipurpose Strategy Stage 5 - Planning and Development	Various	2013	2017	29,000	800	6,000

Peak Hill Multipurpose Service Redevelopment	Peak Hill	2013	2015	12,000	3,791	8,209

Infrastructure Statement 2014-15	4 - 21

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Muswellbrook Hospital Emergency Department Refurbishment	Muswellbrook	2013	2015	6,500	4,000	2,500

New Maitland Hospital Planning and Site Preparation	Maitland	2013	2016	20,000	3,023	3,217

Northern Beaches - Mona Vale Hospital and Community Health (a)	Frenchs Forest	2013	2018	—	48,455	54,100

Parkes and Forbes Hospitals	Various	2012	2017	113,400	9,148	43,668

Port Macquarie Base Hospital Expansion	Port Macquarie	2011	2015	104,000	100,713	3,287

Prince of Wales Hospital Nelune Comprehensive Cancer Centre & Australian Advanced Treatment Centre	Randwick	2011	2017	79,840	27,520	14,000

Public Private Partnerships (PPP) - Cyclical Maintenance

Long Bay Forensic Hospital Cyclical Maintenance	Malabar (Sydney)	2010	2024	20,864	661	1,618

Newcastle Mater Hospital Cyclical Maintenance	Newcastle	2008	2024	38,269	5,956	1,144

Orange Base Hospital Cyclical Maintenance	Orange	2008	2024	78,974	18,995	2,789

Royal North Shore Hospital Cyclical Maintenance	St Leonards	2008	2024	107,590	17,740	6,060

Royal North Shore Hospital (RNSH) Redevelopment

Royal North Shore Hospital - Public Private Partnership	St Leonards	2010	2015	721,672	699,683	21,989

Royal North Shore Hospital Clinical Services Building	St Leonards	2010	2015	144,400	115,465	28,935

Royal North Shore Hospital Community Health Services (Retained costs)	St Leonards	2002	2016	162,285	161,324	843

4 - 22	Infrastructure Statement 2014-15

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

South East Regional Hospital Bega	Bega	2012	2016	187,090	36,617	72,537

St George Hospital Emergency Department	Kogarah	2011	2015	41,245	37,635	3,610

State-wide Planning and Asset Maintenance	North Sydney	2011	2019	4,771	380	1,000

Sutherland Hospital Car Park	Caringbah	2014	2015	10,000	5,000	5,000

Tamworth Hospital Redevelopment Stage 2	Tamworth	2012	2016	210,825	97,094	85,000

Wagga Wagga Base Hospital Redevelopment	Wagga Wagga	2011	2016	270,100	94,412	77,161

Whole of Government Data Centre - Migration	Various	2013	2017	31,422	9,822	6,300

Wollongong Hospital Car Park	Wollongong	2012	2017	30,500	1,960	10,304

Wollongong Hospital Elective Surgery Unit (ED and Ambulatory Care)	Wollongong	2010	2016	106,149	56,916	47,191

Total work-in-progress						920,547

Total, Major Works						1,167,037

Minor Works						119,976

Total, Ministry of Health						1,287,012

Less Capital Expensing (b)						117,070

Total, Ministry of Health (Capital Expenditure including Finance Lease)						1,169,943

(a)	The Estimated Total Cost of these works has not been included due to commercial sensitivity.
(b)	Capital Expensing is one-off project expenditure that is capital expensed, i.e. subsequently treated as operating expenditure.

The following agencies have a Minor Works Program only.

Health Care Complaints Commission	65
Mental Health Commission of New South Wales	100

Infrastructure Statement 2014-15	4 - 23

Planning and Environment

Department of Planning and Environment

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

ePlanning	Various	2014	2015	30,000	8,497	21,503

Total work-in-progress						21,503

Total, Major Works						21,503

Minor Works						812

Total, Department of Planning and Environment						22,315

Environment Protection Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Coal Seam Gas Regulatory Training and Community Education	Various	2014	2015	950		950

Total new works						950

Work-In-Progress

Regulatory and Communication System Enhancement	Various	2013	2017	5,803	2,013	2,740

Total work-in-progress						2,740

Total, Major Works						3,690

Minor Works						150

Total, Environment Protection Authority						3,840

4 - 24	Infrastructure Statement 2014-15

Planning and Environment

Office of Environment and Heritage

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Revitalisation of Heritage - Adaptive Re-use Programs	Various	2014	2018	4,800		1,200

Total new works						1,200

Work-In-Progress

Acquisition of Satellite Imagery	Various	2007	2018	24,074	17,714	2,460

Creating Dharawal National Park	Appin	2011	2015	686	576	110

Energy Efficiency Programs Website Development	Various	2013	2015	2,410	710	1,700

Fire Management in National Parks	Various	2008	2022	51,878	23,494	3,552

Iconic Walks Program	Various	2013	2018	3,000	600	600

Land Purchases	Various	2002	2015	76,176	73,540	2,636

Native Vegetation Systems Program	Various	2013	2018	2,661	801	1,390

Perisher Range Redevelopment	Perisher Valley	2005	2026	41,177	28,842	358

Scientific Equipment	Various	2012	2018	7,200	2,400	1,200

Scientific Service	Various	2011	2018	6,320	2,700	900

Capacity Maintenance

Visitor Infrastructure improvements in National Parks	Various	2011	2015	6,000	5,000	1,000

Warrumbungle’s Rehabilitation Program	Coonabarabran	2013	2016	650	150	250

Total work-in-progress						16,156

Total, Major Works						17,356

Minor Works						31,649

Total, Office of Environment and Heritage						49,005

Infrastructure Statement 2014-15	4-25

Planning and Environment

Royal Botanic Gardens and Domain Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Amenities Upgrade at Mount Tomah	Bilpin	2014	2015	2,130		2,130

Water Infrastructure Upgrade at Mount Annan	Camden	2014	2016	3,642		1,714

Total new works						3,844

Work-In-Progress

Farm Cove Sea Wall Restoration	Sydney	2012	2015	8,293	7,532	761

Public Amenities and Barbecues for Mount Annan	Camden	2011	2015	1,258	1,008	250

Sydney Tropical Centre Refurbishment	Sydney	2011	2016	19,409	2,583	10,135

Total work-in-progress						11,146

Total, Major Works						14,990

Minor Works						2,466

Total, Royal Botanic Gardens and Domain Trust						17,456

Centennial Park and Moore Park Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Robertson Road Synthetic Fields	Centennial Park	2014	2015	1,983		1,983

Total new works						1,983

4 - 26	Infrastructure Statement 2014-15

Planning and Environment

Centennial Park and Moore Park Trust (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Work-In-Progress

Environmental Tourism Facilities	Sydney	2013	2015	1,230	404	826

IT and Phone System Upgrade	Sydney	2013	2015	1,086	162	924

Strategic Asset Management Program	Sydney	2013	2017	19,470	3,921	4,489

Total work-in-progress						6,239

Total, Major Works						8,222

Minor Works						1,750

Total, Centennial Park and Moore Park Trust						9,972

Historic Houses Trust of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Capital Maintenance Program	Various	2014	2017	4,399		1,904

Total new works						1,904

Total, Major Works						1,904

Minor Works						1,400

Total, Historic Houses Trust of New South Wales						3,304

Infrastructure Statement 2014-15	4 - 27

Planning and Environment

Minister Administering the Environmental Planning and Assessment Act

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

General Land Acquisition	Various	2007	2018	275,684	175,684	25,000

Total work-in-progress						25,000

Total, Major Works						25,000

Total, Minister Administering the Environmental Planning and Assessment Act						25,000

Western Sydney Parklands Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Conservation Works	Various	2008	2024	12,708	4,118	700

Development of Bungarribee Park	Blacktown	2008	2020	25,507	6,006	4,000

Eastern Creek Business Hub	Blacktown	2012	2018	14,647	1,847	2,700

Horsley Drive Business Hub	Horsley Park	2012	2017	17,804	1,124	13,800

Multipurpose Pathway	Various	2009	2024	18,426	5,559	800

Signage and Track Improvements	Various	2009	2024	7,398	2,099	400

Upgrade and Improve Park Facilities	Various	2010	2024	46,315	2,725	837

Total work-in-progress						23,237

Total, Major Works						23,237

Minor Works						5,855

Total, Western Sydney Parklands Trust						29,092

4 - 28	Infrastructure Statement 2014-15

Planning and Environment

Western Sydney Parklands Trust (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

The following agencies have a Minor Works Program only.

Office of Local Government						145
UrbanGrowth NSW Development Corporation						4,375

Infrastructure Statement 2014-15	4 - 29

Police and Justice

Department of Police and Justice

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Crime Reduction Initiatives	Various	2014	2015	39,400		39,400

Justice Audio Visual Link Consolidation	Various	2014	2018	40,000		10,000

Justice Core ICT Program	Various	2014	2016	27,900		15,300

Justice Online	Sydney	2014	2016	9,218		5,759

Land and Environment Court System Transformation	Sydney	2014	2015	1,206		1,206

NSW Civil and Administrative Tribunal Implementation	Various	2014	2016	8,583		5,186

New Sydney Central Children’s Court	Sydney	2014	2018	31,135		9,216

Registry of Births Deaths and Marriages Relocation	Various	2014	2015	7,300		7,300

Sydney CBD Decentralisation	Various	2014	2018	15,504		1,280

Correctional Centres Planning	Various	2014	2015	1,608		1,608

Total new works						96,255

Work-In-Progress

Coffs Harbour Justice Precinct	Coffs Harbour	2011	2015	51,166	27,207	23,959

Court Upgrade Program (including JusticeLink Project)	Various	2002	2015	183,519	164,360	19,159

Hornsby Courthouse Upgrade	Hornsby	2012	2015	2,096	274	1,822

4 - 30	Infrastructure Statement 2014-15

Police and Justice

Department of Police and Justice (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

John Maddison Tower (Downing Centre) Refurbishment	Sydney	2010	2015	27,423	19,624	7,799

Justice Shared Corporate Services	Sydney	2012	2017	46,270	4,749	15,600

Newcastle Justice Precinct	Newcastle	2010	2015	89,685	40,402	49,283

Wagga Wagga Courthouse Upgrade	Wagga Wagga	2012	2015	16,955	1,787	15,168

Wollongong Courthouse Upgrade	Wollongong	2012	2015	11,989	1,425	10,564

Total work-in-progress						143,354

Total, Major Works						239,609

Minor Works						41,972

Total, Department of Police and Justice						281,581

Crown Solicitor’s Office

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Practice Management System	Sydney	2015	2015	—		—

Total new works						—

Total, Major Works						—

Minor Works						—

Total, Crown Solicitor’s Office (a)						5,565

(a)	The allocation between new works (which are yet to be tendered) and minor works has not been disclosed due to their commercially sensitive nature.

Infrastructure Statement 2014-15	4 - 31

Police and Justice

Fire and Rescue NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Pyrmont Land and New Fire Station	Pyrmont	2014	2015	2,748		2,748

Total new works						2,748

Work-In-Progress

Ballina Land and New Station	Ballina	2013	2016	4,340	1,227	687

Dunheved Land and New Station	Dunheved	2013	2016	3,800	815	1,729

Enterprise Asset Management ICT System (SAP Fleet)	Various	2013	2015	10,812	9,880	932

Head Office Relocation	Various	2013	2015	18,432	1,516	16,916

Lambton Land and New Station	Lambton	2013	2016	4,600	2,700	450

Maryland New Station	Maryland	2013	2016	3,600	808	142

Picton New Station	Picton	2013	2015	2,350	1,301	1,049

Port Macquarie New Station	Port Macquarie	2011	2015	3,900	509	3,391

Replacement of Fire Appliances	Various	2011	2018	101,052	30,950	17,723

Replacement of Radios and Portable Receivers	Various	2012	2018	28,639	11,294	2,810

Rutherford Land and New Station	Rutherford	2013	2016	4,200	495	1,402

South Windsor (McGraths Hill) Land and New Station	McGraths Hill	2013	2016	3,100	1,000	1,577

Yennora Land and New Station	Yennora	2013	2015	3,600	1,088	2,512

Total work-in-progress						51,320

Total, Major Works						54,068

Minor Works						16,503

Total, Fire and Rescue NSW						70,571

4 - 32	Infrastructure Statement 2014-15

Police and Justice

Information and Privacy Commission

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Enhancements to Government Information (Public Access) Management System	Sydney	2014	2015	300		300

Total new works						300

Total, Major Works						300

Minor Works						183

Total, Information and Privacy Commission						483

Ministry for Police and Emergency Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Office Accommodation	Unknown	2014	2015	3,180	100	3,080

Total work-in-progress						3,080

Total, Major Works						3,080

Minor Works						94

Total, Ministry for Police and Emergency Services						3,174

Infrastructure Statement 2014-15	4 - 33

Police and Justice

NSW Police Force

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Body Worn Video	Various	2014	2016	4,000		2,000

Mobile Automatic Number Plate Recognition System	Various	2014	2016	7,000		5,000

Radio Communication Maintenance Program Phase 7	Various	2014	2015	14,900		14,900

Technology Asset Replacement Program	Various	2014	2018	45,000		10,000

Total new works						31,900

Work-In-Progress

Bowral Police Station	Bowral	2007	2017	14,882	658	80

COPS Phase 3 Technical Migration	Parramatta	2013	2016	44,848	9,426	16,513

Child Abuse Squad Fit-out	Various	2014	2015	1,277	750	527

Coffs Harbour Police Station	Coffs Harbour	2009	2015	20,083	16,224	3,859

Counter Terrorism Helicopter	Bankstown	2013	2015	17,303	16,803	500

Deniliquin Police Station	Deniliquin	2010	2017	18,354	1,371	250

Digital Storage Solution	Parramatta	2013	2016	2,987	1,120	1,082

Disaster Recovery for Legacy Systems	Parramatta	2012	2016	2,000	1,000	500

Enhanced DNA Testing	Various	2012	2015	5,000	4,570	430

Firearms Licensing System	Various	2013	2016	5,000	10	3,505

Fit-out for Additional Police Officers Vehicles	Various	2008	2016	8,535	6,741	822

Fleet Management System	Parramatta	2011	2015	638	623	15

Government Information Access Application Management System	Parramatta	2013	2015	746	378	368

Hazardous Materials Management Program	Various	2011	2017	83,063	43,635	21,193

I- Learn Facilities Management Phase 2	Goulburn	2012	2015	2,500	2,283	217

4 - 34	Infrastructure Statement 2014-15

Police and Justice

NSW Police Force (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Lake Macquarie Local Area Command	Various	2011	2017	28,240	3,087	11,350

Liverpool Police Station	Liverpool	2009	2016	22,900	900	11,750

Manly Police Station	Manly	2009	2015	5,000	500	4,500

Mobile Data Terminal Replacement	Various	2011	2015	5,500	3,920	1,580

Police Transport Command Fit-out and Equipment	Various	2011	2015	9,143	8,143	1,000

Prisoner Transport Vehicles	Various	2011	2015	2,041	670	1,371

Riverstone Police Station	Riverstone	2008	2016	19,804	2,587	9,685

Surveillance Equipment Replacement	Various	2012	2016	1,490	849	311

Tweed Heads Police Station	Tweed Heads	2009	2017	25,223	2,190	5,897

Voice Infrastructure Migration and Data Network Upgrade	Parramatta	2013	2017	20,502	4,117	5,301

Walgett Police Station	Walgett	2010	2016	16,068	3,790	11,278

Total work-in-progress						113,884

Total, Major Works						145,784

Minor Works						31,772

Total, NSW Police Force						177,556

Office of the NSW State Emergency Service

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Interagency Electronic Messaging	Various	2015	2016	972		630

Total new works						630

Infrastructure Statement 2014-15	4 - 35

Police and Justice

Office of the NSW State Emergency Service (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Work-In-Progress

Centrally Managed Operational Vehicle Fleet	Various	2012	2017	24,488	7,674	4,288

Flood Rescue Marine Craft and Equipment	Various	2012	2017	1,400	160	620

Replacement of Major Communications Equipment	Various	2013	2018	31,681	730	5,801

Total work-in-progress						10,709

Total, Major Works						11,339

Minor Works						2,742

Total, Office of the NSW State Emergency Service						14,081

NSW Trustee and Guardian

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Applications Consolidation and Upgrade	Parramatta	2014	2015	300		300

Blacktown Office Fit-out	Blacktown	2014	2015	550		550

Corporate Email System	Parramatta	2014	2015	325		325

Data Network Upgrades	Sydney	2014	2018	1,960		500

Newcastle Fit-out	Newcastle	2014	2016	2,500		1,250

SAP Financial System	Parramatta	2015	2018	1,000		700

Total new works						3,625

4 - 36	Infrastructure Statement 2014-15

Police and Justice

NSW Trustee and Guardian (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Work-In-Progress

Business Intelligence System	Sydney	2011	2018	884	484	100

Clarence Street Fitout	Sydney	2013	2015	895	145	750

Integrated Service Information System	Sydney	2010	2018	13,081	3,081	7,844

Mailroom Process Improvement	Parramatta	2012	2018	1,731	231	804

O’Connell Street Office Upgrade	Sydney	2012	2017	12,571	571	1,500

Strategic Planning System	Parramatta	2013	2018	2,190	490	900

Total work-in-progress						11,898

Total, Major Works						15,523

Minor Works						1,717

Total, NSW Trustee and Guardian						17,240

The following agencies have a Minor Works Program only.

Legal Aid Commission of New South Wales						4,350
New South Wales Crime Commission						1,782
Office of the NSW Rural Fire Service						9,863
Judicial Commission of New South Wales						150
Office of the Director of Public Prosecutions						1,368

Infrastructure Statement 2014-15	4 - 37

Premier and Cabinet

Department of Premier and Cabinet

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Corporate and Shared Services Reform	Sydney	2014	2017	4,300		10

Total new works						10

Work-In-Progress

IT Program	Sydney	2013	2016	8,593	2,680	2,903

Leasehold Improvements	Sydney	2013	2015	5,325	2,779	2,546

Refurbishment of Government House	Sydney	2012	2015	1,508	1,308	200

Total work-in-progress						5,649

Total, Major Works						5,659

Minor Works						897

Total, Department of Premier and Cabinet						6,556

Service NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Customer Service System Integration	Various	2014	2017	33,901		17,000

Digital Channel Enhancements	Various	2014	2016	18,999		13,291

Network Technology	Various	2014	2018	21,114		10,352

Newcastle Contact Centre	Newcastle	2014	2015	5,000		5,000

Payments Gateway	Various	2014	2016	15,225		6,000

4 - 38	Infrastructure Statement 2014-15

Premier and Cabinet

Service NSW (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Service Centres: Consolidation and Enhancement	Various	2014	2018	69,675		26,627

Technology Upgrades to Support Increased Scale of Operation	Various	2014	2017	8,487		6,930

Total new works						85,200

Work-In-Progress

Service Centres and Technology Related Assets	Various	2013	2016	38,316	34,230	1,985

Total work-in-progress						1,985

Total, Major Works						87,185

Total, Service NSW						87,185

Barangaroo Delivery Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Barangaroo Central - Precinct Planning	Millers Point	2013	2015	7,621	4,829	2,792

Headland Park and Barangaroo North Public Domain - Design and Construction	Millers Point	2009	2015	249,025	171,040	77,985

Total work-in-progress						80,777

Total, Major Works						80,777

Total, Barangaroo Delivery Authority						80,777

Infrastructure Statement 2014-15	4 - 39

Premier and Cabinet

Independent Commission Against Corruption

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

ICT Upgrade	Sydney	2011	2015	6,102	2,748	3,354

Relocation and Fit-out	Various	2013	2015	5,150	1,500	3,650

Total work-in-progress						7,004

Total, Major Works						7,004

Minor Works						300

Total, Independent Commission Against Corruption						7,304

New South Wales Electoral Commission

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Lobbyist Database	Sydney	2014	2015	400		400

NSW Roll Management System	Various	2014	2016	5,703		3,811

Online Electoral Material Registration System	Various	2014	2015	271		271

iRoll Devices	Various	2014	2015	561		561

Total new works						5,043

4 - 40	Infrastructure Statement 2014-15

Premier and Cabinet

New South Wales Electoral Commission (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Work-In-Progress

Election Funding and Disclosure Amendments Project	Sydney	2012	2015	5,000	4,600	400

Election Systems Upgrade	Sydney	2013	2018	3,890	1,965	1,922

Total work-in-progress						2,322

Total, Major Works						7,365

Minor Works						100

Total, New South Wales Electoral Commission						7,465

Ombudsman’s Office

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Child Death Review Team and Reviewable Deaths Database	Sydney	2013	2014	580	530	50

Total work-in-progress						50

Total, Major Works						50

Minor Works						300

Total, Ombudsman’s Office						350

Infrastructure Statement 2014-15	4 - 41

Premier and Cabinet

Public Service Commission

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Human Capital Management Information Systems	Sydney	2013	2017	2,130	920	730

Total work-in-progress						730

Total, Major Works						730

Minor Works						100

Total, Public Service Commission						830

The following agencies have a Minor Works Program only.

Natural Resources Commission						98
Parliamentary Counsel’s Office						80
Audit Office of New South Wales						3,003
Independent Pricing and Regulatory Tribunal						180
Police Integrity Commission						1,200

4 - 42	Infrastructure Statement 2014-15

Trade and Investment, Regional Infrastructure and Services

Department of Trade and Investment, Regional Infrastructure and Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Dredging of Priority Waterways on the North Coast	Various	2014	2018	10,000		2,500

Implementation of Aquifer Interference Policy	Various	2014	2015	4,485		4,262

Regional Office Accommodation Strategy	Various	2014	2018	9,987		3,350

W B Clarke Geoscience Core Storage Expansion	Londonderry	2014	2016	5,987		2,499

Water Reform in the Murray Darling Basin	Various	2014	2015	1,000		1,000

Total new works						13,611

Work-In-Progress

Acquisition of Pier 2/3 Lease	Sydney	2011	2015	4,500	3,500	1,000

Bethungra Dam Stabilisation	Bethungra	2013	2016	3,935	150	1,182

Coastal Infrastructure Repairs to Maritime Assets on Crown Land	Various	2011	2015	45,868	30,257	15,611

Earthmoving Equipment Replacement Program	Various	2010	2015	4,097	2,227	1,870

Email Consolidation Program	Orange	2013	2015	1,014	915	99

Establishment of Study NSW (new agency)	Orange	2013	2015	540	75	465

Maintenance Backlog - Arts-related Properties	Sydney	2011	2015	4,043	3,043	1,000

Infrastructure Statement 2014-15	4 - 43

Trade and Investment, Regional Infrastructure and Services

Department of Trade and Investment, Regional Infrastructure and Services (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Pier 2/3 Compliance Work	Sydney	2011	2015	2,873	2,453	420

Sydney Metropolitan Office Accommodation Strategy	Sydney	2012	2015	8,691	8,202	489

Total work-in-progress						22,136

Total, Major Works						35,747

Minor Works						21,076

Total, Department of Trade and Investment, Regional Infrastructure and Services						56,823

Art Gallery of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Electrical Switchboard Upgrade	Sydney	2014	2015	800		800

Safety Upgrade	Sydney	2014	2016	4,067		2,067

Total new works						2,867

Work-In-Progress

Acquisition of Works of Art	Sydney	2010	2018	24,499	20,891	1,990

Building Maintenance Program	Sydney	2010	2018	20,494	10,014	2,620

Next stages of planning for new wing	Sydney	2013	2015	10,831	2,800	8,031

Total work-in-progress						12,641

Total, Major Works						15,508

Minor Works						533

Total, Art Gallery of New South Wales						16,041

4 - 44	Infrastructure Statement 2014-15

Trade and Investment, Regional Infrastructure and Services

Australian Museum

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Planning for the New Museum	Darlinghurst	2014	2016	4,722		2,011

Total new works						2,011

Total, Major Works						2,011

Minor Works						3,330

Total, Australian Museum						5,341

Museum of Applied Arts and Sciences

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Fire Detection and Alarm Systems Upgrade	Ultimo	2014	2015	1,000		1,000

Work Health and Safety	Ultimo	2014	2015	420		420

Works (Ultimo Campus)

Total new works						1,420

Work-In-Progress

Construction of a Shared Storage Facility	Castle Hill	2012	2016	33,605	3,512	28,948

Upgrade of Toilets at Powerhouse Museum	Ultimo	2013	2014	967	740	227

Total work-in-progress						29,175

Total, Major Works						30,595

Minor Works						1,868

Total, Museum of Applied Arts and Sciences						32,463

Infrastructure Statement 2014-15	4 - 45

Trade and Investment, Regional Infrastructure and Services

State Library of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Collections and Refurbishment	Sydney	2015	2018	8,000		2,000

Stoneworks	Sydney	2015	2015	2,230		1,000

Total new works						3,000

Work-In-Progress

Digitisation for Regional Delivery Program	Sydney	2012	2022	62,277	10,056	5,926

Heritage Discovery and Asset Management	Sydney	2012	2015	10,200	7,637	2,563

Total work-in-progress						8,489

Total, Major Works						11,489

Minor Works						9,387

Total, State Library of New South Wales						20,876

The following agencies have a Minor Works Program only.

Independent Liquor and Gaming Authority						70
New South Wales Rural Assistance Authority						50
Destination NSW						160
Local Land Services						298
New South Wales Film and Television Office						44
NSW Food Authority						1,100

4 - 46	Infrastructure Statement 2014-15

Transport

Transport for NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

44 Replacement Buses for State Transit Authority	Various	2014	2015	19,844		19,844

64 Replacement Buses for Private Operators	Various	2014	2015	28,864		28,864

91 Growth Buses	Various	2014	2015	41,837		41,837

Barangaroo Ferry Hub (a)	Sydney	2014	2016	—		16,827

Country Rail Capital Maintenance (b)	Various	2014	2015	55,130		55,130

Regional Freight Rail Sidings Extensions (a)	Various	2014		—		6,000

Total new works						168,502

Work-In-Progress

Bus Depot	Various	2011	2015	42,402	15,402	12,000

Business System Improvements (a)	Sydney	2012	2016	—	61,293	68,068

Customer Experience - 131500 and Wayfinding Upgrades (a)	Various	2012	n.a	—	25,731	20,690

CBD and South East Light Rail	Various	2011	2019	1,600,000	172,167	265,064

Opal - Delivery Phase (c)	Various	2011	2015	—	303,935	156,766

Transport Service Systems - Passes and Schemes Reform	Various	2013	2015	19,069	5,403	8,382

Wyong to Newcastle Freight Rail Development	Wyong	2013	2015	3,000	2,902	98

Total work-in-progress						531,068

Total, Major Works						699,570

Minor Works						128,456

Total, Transport for NSW						828,026

Infrastructure Statement 2014-15	4 - 47

Transport

Transport for NSW (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Rail capital projects managed by Transport for NSW - Project description included in Public Trading Enterprise section under Rail Corporation New South Wales						2,135,279

Total, Transport for NSW						2,963,305

(a)	Estimated costs will be confirmed following award of major contracts
(b)	Represents an annual program of various maintenance works
(c)	Design, implementation and maintenance of the Opal Ticketing System is estimated at $1.2 billion over the next 15 years.

Roads and Maritime Services

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Start dates are not shown since each project is an amalgamation of individual works. Estimated total cost and completion dates are not available (n.a.) at this stage for some projects as they are in the planning phase. Completion date refers to when open to traffic. Further works may be undertaken and costs incurred after the completion date.

Major Works
Established Sydney Roads

The Albert ‘Tibby’ Cotter Bridge over Anzac Parade	Moore Park	2015	25,000	10,000	15,000

Epping Town Centre Road Upgrades	Epping	n.a.	n.a.	400	7,000

Heathcote Road, Deadmans Creek Bridge Upgrade	Sandy Point	2015	n.a.	3,300	13,000

Mona Vale Road, McCarrs Creek Road to Powder Works Road (Planning)	Ingleside	n.a.	n.a.	4,400	2,000

Mona Vale Road, Manor Road to Foley Street (Planning)	Mona Vale	n.a.	n.a.	600	3,000

Nepean River Green Bridge	Penrith	2016	n.a.	2,200	4,500

4 - 48	Infrastructure Statement 2014-15

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Northern Beaches Hospital, Road Connectivity and Network Enhancements	Frenchs Forest	n.a	n.a.	5,500	13,500

Prospect Highway and Blacktown Road Widening, Reservoir Road to St Martins Crescent (Planning)	Prospect	n.a	n.a.	2,400	4,000

Showground Road, Old Northern Road to Carrington Road (Planning)	Castle Hill	n.a.	n.a.	3,600	3,000

Windsor Bridge over Hawkesbury River Replacement	Windsor	n.a.	n.a.	14,900	6,000

Easing Sydney’s Congestion

Bus Priority Infrastructure	Various	n.a.	n.a.	38,000	26,900

Easing Sydney’s Congestion (Pinch Points)	Various	n.a.	246,000	50,600	43,300

Northern Beaches Bus Rapid Transit	Various	n.a.	n.a.	1,000	25,000

Smart Motorways (Planning) (State and Federal Funded)	Various	n.a.	n.a.	11,300	3,300

Sydney City Centre Access Strategy Road Upgrades (Planning and Short Term Works)	Various	n.a.	n.a.	—	10,000

Sydney City Centre Bus Plan	Various	n.a.	n.a.	2,800	15,350

Sydney Motorways Real Time Travel Information	Various	n.a.	n.a.	—	10,000

WestConnex Motorway Enabling Works

Sydney Airport East, Wentworth Avenue Extension and Joyce Drive Widening (Planning) (State and Federal Funded)	Mascot	n.a.	n.a.	4,400	10,000

WestConnex (Planning and Pre-construction)	Various	n.a.	n.a.	9,000	266,000

Infrastructure Statement 2014-15	4 - 49

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

NorthConnex

NorthConnex, M1 to M2 Motorway Link (Planning and Pre-construction) (State and Federal Funded)	Various	n.a.	n.a.	10,000	20,000

Western Sydney Roads to Support Sydney’s Second Airport at Badgerys Creek

Bringelly Road, Camden Valley Way to King Street (State and Federal Funded)	Leppington	2017	n.a.	15,900	51,600

Bringelly Road, King Street to The Northern Road (Planning) (State and Federal Funded)	Leppington	n.a.	n.a.	1,000	20,400

Western Sydney Airport Motorway, M7 to The Northern Road (Planning) (State and Federal Funded)	Badgerys Creek	n.a.	n.a.	—	6,000

The Northern Road, Camden Valley Way to Peter Brock Drive (Planning) (State and Federal Funded)	Oran Park	n.a.	n.a.	1,200	16,000

The Northern Road, Peter Brock Drive to Mersey Road (Planning) (State and Federal Funded)	Bringelly	n.a.	n.a.	—	5,000

The Northern Road, Mersey Road to the M4 Motorway (Planning) (State and Federal Funded)	Luddenham	n.a.	n.a.	—	10,000

Western Sydney Growth Roads

Camden Valley Way, Bringelly Road to Ingleburn Road	Leppington	2015	95,000	29,900	35,000

Camden Valley Way, Ingleburn Road to Raby Road	Leppington, Catherine Field	2015	110,000	66,000	23,000

Camden Valley Way, Raby Road to Oran Park Drive	Catherine Field	2014	75,000	49,000	13,500

4 - 50	Infrastructure Statement 2014-15

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Campbelltown Road, Camden Valley Way to Denham Court Road (Planning)	Ingleburn	n.a.	n.a.	6,000	3,000

Garfield Road, Windsor Road to Richmond Road (Planning)	Riverstone	n.a.	n.a.	3,700	1,000

Jane Street Extension (Planning) (State and Federal Funded)	Penrith	n.a.	n.a.	400	1,500

Memorial Avenue, Old Windsor Road to Windsor Road (Planning)	Kellyville	n.a.	n.a.	800	1,000

Narellan Road, Camden Valley Way to Blaxland Road (State and Federal Funded)	Narellan, Campbelltown	2018	n.a.	7,500	20,000

Old Wallgrove Road Erskine Park Link Road to M7 (Western Sydney Employment Lands)	Eastern Creek	2016	95,000	10,000	24,000

Richmond Road Stage 1, Bells Creek to Townson Road	Marsden Park, Colebee	2014	39,000	37,000	2,000

Richmond Road Stages 2 and 3, Townson Road to North of Garfield Road	Marsden Park	2016	96,000	20,000	30,000

Schofields Road Stage 1, Windsor Road to Tallawong Road	Rouse Hill	2014	65,000	63,000	2,000

Schofields Road Stage 2, Tallawong Road to Veron Road	Schofields	2017	135,000	26,600	40,000

Schofields Road Stage 3, Veron Road to Richmond Road via South Street (Planning)	Schofields	n.a.	n.a.	3,100	6,000

Infrastructure Statement 2014-15	4 - 51

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Central Coast

Central Coast Highway, Brisbane Water Drive, Manns Road Intersection Upgrade	West Gosford	2016	170,000	110,000	24,000

Pacific Highway and Manns Road, Narara Creek Road, Narara to Parsons Road, Lisarow (Planning)	Narara - Lisarow	n.a.	n.a.	9,900	800

Pacific Highway, Parsons Road, Lisarow to Ourimbah Street, Lisarow (Planning)	Lisarow	n.a.	n.a.	1,000	1,500

Pacific Highway, Wyong Road Intersection Upgrade (Planning)	Tuggerah	2018	n.a.	6,800	5,000

Pacific Highway, Wyong Town Centre (Planning)	Wyong	n.a.	n.a.	6,300	3,000

Pacific Motorway (M1) Productivity Package (Planning) (State and Federal Funded)	Various	n.a.	n.a.	8,100	8,600

Sparks Road, New Intersection for Warnervale Town Centre	Warnervale	2015	23,000	11,900	10,000

Terrigal Drive, Charles Kay Drive Intersection Upgrade	Terrigal	2016	25,000	4,900	10,000

Wyong Road Enterprise Drive, Intersection Upgrade	Chittaway Bay	2016	n.a.	1,200	5,000

Wyong Road, Mingara Drive to Tumbi Road Upgrade (Planning)	Tumbi Umbi	n.a.	n.a.	1,600	2,000

Great Western Highway & Bells Line of Road

Woodford to Hazelbrook (State and Federal Funded)	Woodford, Hazelbrook	2014	225,000	211,500	13,000

Bullaburra, Ridge Street to Genevieve Road	Bullaburra	2015	75,000	40,000	22,000

Bullaburra to Wentworth Falls, Genevieve Road to Tableland Road	Bullaburra, Wentworth Falls	2014	85,000	63,000	12,000

4 - 52	Infrastructure Statement 2014-15

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Katoomba to Mount Victoria Safety Works (State and Federal Funded)	Various	n.a.	n.a.	5,300	7,000

Forty Bends and Hartley Valley Safety Improvements (State and Federal Funded)	Hartley	2016	n.a.	13,000	37,000

Kelso, Ashworth Drive to Stockland Drive	Kelso	2016	n.a.	17,200	22,000

Bells Line of Road Corridor Improvement Program (Stage 1)	Various	n.a.	n.a.	2,000	16,000

Hunter Roads

Cormorant Road, Industrial Drive to Stockton Bridge (Planning) (State and Federal Funded)	Kooragang Island	n.a.	n.a.	2,000	4,000

Nelson Bay Road, Bobs Farm to Anna Bay Stage 3	Anna Bay	2015	45,000	20,500	18,000

Newcastle Inner City Bypass, Rankin Park to Jesmond (Planning)	Lambton	n.a.	n.a.	5,000	500

New England Highway, Upgrade of Maitland Roundabouts	Maitland	2016	45,000	13,000	15,000

New England Highway, Belford to Golden Highway Duplication (Planning)	Belford	n.a.	n.a.	500	1,500

New England Highway, Singleton Bypass (Planning)	Singleton	n.a.	n.a.	300	500

New England Highway, Gowrie Gates, Widen Rail Underpass (Planning)	Singleton	n.a.	n.a.	200	500

New England Highway, Scone Bypass and Rail Level Crossing Removal (Planning) (State and Federal Funded)	Scone	n.a.	n.a.	1,800	2,000

Pacific Motorway (M1), Extension to Raymond Terrace (Planning)	Hexham	n.a.	n.a.	15,100	1,000

Infrastructure Statement 2014-15	4 - 53

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Pacific Highway

Oxley Highway to Kempsey (Planning and Early Works) (State and Federal Funded)	Port Macquarie, Kempsey	n.a.	n.a.	92,000	18,000

Oxley Highway to Kundabung (State and Federal Funded)	Kundabung, Thrumster	2017	820,000	31,000	135,000

Kundabung to Kempsey (State and Federal Funded)	Kempsey, Kundabung	2016	230,000	3,000	69,500

Frederickton to Eungai (State and Federal Funded)	Clybucca	2016	675,000	286,000	200,000

Warrell Creek to Urunga (Planning) (State and Federal Funded)	Nambucca Heads	n.a.	n.a.	85,000	13,500

Warrell Creek to Nambucca Heads (State and Federal Funded)	Macksville	2017	830,000	30,100	155,000

Nambucca to Urunga (State and Federal Funded)	Urunga	2016	780,000	148,500	190,000

Coffs Harbour Bypass (Planning) (State and Federal Funded)	Coffs Harbour	n.a.	n.a.	50,600	2,000

Coffs Harbour (Sapphire) to Woolgoolga (State and Federal Funded)	Woolgoolga	2014	860,000	823,000	20,000

Woolgoolga to Ballina (State and Federal Funded)	Grafton, Maclean	n.a.	n.a.	263,800	220,000

Tintenbar to Ewingsdale (State and Federal Funded)	Bangalow	2015	862,000	574,000	205,800

Princes Highway

Princes Motorway, (Mount Ousley Road) Climbing Lanes (Planning) (State and Federal Funded)	Cataract	n.a.	n.a.	3,100	2,000

Princes Motorway, Interchange at Base of Mount Ousley (Planning)	Mount Ousley	n.a.	n.a.	100	500

Albion Park Rail Bypass (Planning)	Yallah - Oak Flats	n.a.	n.a.	1,700	1,000

Gerringong Upgrade, Mount Pleasant to Toolijooa Road	Gerringong	2015	329,000	241,000	76,500

4 - 54	Infrastructure Statement 2014-15

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Foxground and Berry Bypass, Toolijooa Road to South Berry (Planning and Preconstruction)	Berry	2018	580,000	90,000	80,000

Berry to Bomaderry Upgrade (Planning)	Berry - Bomaderry	n.a.	n.a.	14,000	10,000

Nowra Bridge over Shoalhaven River (Planning) (State and Federal Funded)	Nowra	n.a.	n.a.	1,100	2,000

Termeil Creek Realignment	Termeil	2016	n.a.	1,800	5,000

Dignams Creek Realignment (Planning)	Dignams Creek	n.a.	n.a.	6,300	1,800

Regional NSW Major Road Upgrades

Barton Highway Safety Improvements (Federal Funded)	Murrumbateman	2015	n.a.	4,470	3,150

Gocup Road Upgrade	Gundagai - Tumut	n.a.	n.a.	—	5,000

Main Road 54 Initial Sealing	Tuena	n.a.	n.a.	—	2,500

Mitchell Highway, Goanna Hill Realignment (Planning)	Molong	n.a.	n.a.	2,400	2,000

New England Highway, Bolivia Hill Upgrade (Planning) (State and Federal Funded)	Bolivia	n.a.	n.a.	1,800	5,000

New England Highway, Tenterfield Heavy Vehicle Bypass (Planning) (State and Federal Funded)	Tenterfield	n.a.	n.a.	1,900	900

Newell Highway, Upgrade at Parkes	Parkes	n.a.	n.a.	—	2,000

Newell Highway, Moree Bypass Stage 2 (State and Federal Funded)	Moree	2016	30,000	300	17,000

Newell Highway, Overtaking Lanes (State and Federal Funded)	Various	n.a.	n.a.	8,700	8,420

Oxley Highway, Tangaratta Bridge	Tamworth	n.a.	8,000	900	5,000

Infrastructure Statement 2014-15	4 - 55

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Queanbeyan Bypass Ellerton Drive Extension (Planning)	Queanbeyan	n.a.	n.a.	—	2,200

Summerland Way, Additional Clarence River Crossing (Planning)	Grafton	n.a.	n.a.	18,000	8,000

Bridges for the Bush

Olympic Highway, Replacement of Kapooka Bridge and Approaches (State and Federal Funded)	Kapooka	2016	n.a.	4,800	17,000

Oxley Highway, Gunnedah Bridge over Rail (Planning)	Gunnedah	n.a.	n.a.	1,700	800

Snowy Mountains Highway, Widen Bemboka River Bridge at Morans Crossing	Bemboka	2015	n.a.	2,300	5,000

Kamilaroi Highway, Replacement of the Tulladunna Bridge over Namoi River	Wee Waa	2016	12,200	2,300	6,500

Cobb Highway, New Bridge at Echuca- Moama (Planning) (NSW Contribution)	Moama - Echuca	n.a.	n.a.	1,800	800

Program 2: Timber Truss Bridge Replacements and Upgrades	Various	n.a.	n.a.	20,300	20,050

Other Major Programs

Active Transport	Various				36,000

Journey Reliability	Various				50,230

Rail Interfaces	Various				8,800

Road Freight Safety & Productivity	Various				26,540

Road Safety	Various				89,450

Transport Access Program - Commuter Wharf Upgrades	Various				23,400

Total, Major Works					2,807,090

4 - 56	Infrastructure Statement 2014-15

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Minor Works

Capital maintenance					616,405

Other works					238,888

Total, Minor Works					855,293

Total, Roads and Maritime Services					3,662,383

The following agencies have a Minor Works Program only.

Independent Transport Safety Regulator					48
Office of Transport Safety Investigations					19

Infrastructure Statement 2014-15	4 - 57

The Treasury

The Treasury

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Electronic Document and Records Management System	Sydney	2013	2017	2,587	2,095	482

Financial Management Transformation Program	Sydney	2013	2017	54,290	840	17,150

Leasehold Improvements	Sydney	2013	2015	16,061	6,759	9,302

Total work-in-progress						26,934

Total, Major Works						26,934

Minor Works						350

Total, The Treasury						27,284

Crown Finance Entity

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Infrastructure - Resources for Regions	Various	2014	2017	49,000		7,000

Total new works						7,000

Total, Major Works						7,000

Minor Works						500

Total, Crown Finance Entity						7,500

4 - 58	Infrastructure Statement 2014-15

The Treasury

Office of Finance and Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Duties Program and Duties Online Lodgement System	Parramatta	2014	2016	5,985		5,319

ICT Development Program	Various	2014	2018	19,000		4,500

Spatial data Infrastructure Program	Bathurst	2014	2018	15,332		3,500

Technology Asset Replacement Program	Parramatta	2014	2018	9,472		2,368

Titling Development Program	Sydney	2014	2018	10,650		2,250

Transition to Cloud Based Corporate and Shared Services	Sydney	2014	2015	4,811		4,811

Whole of Government Data Centre	Parramatta	2014	2016	4,719		2,272

Total new works						25,020

Work-In-Progress

Accomodation Strategy	Parramatta	2011	2018	36,146	4,208	31,398

Building Improvements	Bathurst	2010	2017	5,990	2,990	1,000

Business Systems Reinvestment and Renewal Program	Parramatta	2014	2016	7,168	3,158	2,005

Business Volume Future Growth Program	Sydney	2013	2018	7,500	1,500	1,500

Cadastral 2020	Sydney	2013	2017	6,727	1,250	1,907

Comprehensive Property Addressing System	Bathurst	2011	2015	10,030	8,680	1,350

Consolidation of ServiceFirst Telephony Infrastructure	Sydney	2013	2015	1,848	1,055	793

Corporate and Shared Services Reform Project	Sydney	2010	2015	7,730	4,497	3,233

Data Centre Consolidation Acceleration Program	Sydney	2013	2018	11,025	6,525	1,125

Infrastructure Statement 2014-15	4 - 59

The Treasury

Office of Finance and Services (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Data Conversion and Cleansing	Bathurst	2013	2018	9,303	810	993

Future Business Development Program	Sydney	2013	2018	2,276	250	250

ICT Projects	Various	2004	2018	62,214	44,502	4,428

Increased Tax Compliance Enhancement	Parramatta	2013	2016	2,040	680	980

Information System Enhancements	Sydney	2001	2018	174,623	132,275	10,587

Office Refurbishment and Rationalisation	Various	2005	2018	104,626	64,306	8,580

OneGov Digital Services Gateway	Sydney	2013	2018	5,436	1,172	1,290

OneGov Government Licensing System Upgrade and Enhancement	Sydney	2014	2015	9,500	3,500	6,000

Plan of Survey Cadestral Fabric	Bathurst	2013	2017	5,900	1,500	1,000

Replacement of Manual Processes Program	Sydney	2013	2018	5,174	100	1,000

ServiceFirst Technology Upgrade	Sydney	2013	2015	7,755	5,835	1,920

StateFleet Motor Vehicles	Various	2007	2018	3,773,721	2,799,412	257,602

Tilting System and Improvement Program	Bathurst	2013	2015	4,179	3,429	750

Titling and Survey Records Digitisation Program	Sydney	2013	2015	2,000	1,000	1,000

Total Asset Upgrade Program	Parramatta	2010	2018	10,498	8,294	551

Whole of Government Identity Management System	Sydney	2013	2015	3,000	2,000	1,000

Total work-in-progress						342,242

Total, Major Works						367,262

Minor Works						4,607

Total, Office of Finance and Services						371,869

4 - 60	Infrastructure Statement 2014-15

The Treasury

Government Property NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Building Refurbishment Program	Various	2001	2018	134,128	85,294	24,201

Business Services Program	Sydney	2007	2018	8,220	5,880	585

Total work-in-progress						24,786

Total, Major Works						24,786

Total, Government Property NSW						24,786

New South Wales Government Telecommunications Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Government Radio Network Digital Upgrade	Various	2008	2015	34,352	31,454	2,898

Total work-in-progress						2,898

Total, Major Works						2,898

Minor Works						8,000

Total, New South Wales Government Telecommunications Authority						10,898

Infrastructure Statement 2014-15	4 - 61

The Treasury

State Records Authority of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Digital Records Operation	Kingswood (Sydney)	2014	2016	837		184

Integrated Collection Management	Kingswood (Sydney)	2014	2014	2,318		2,318

Total new works						2,502

Total, Major Works						2,502

Minor Works						1,040

Total, State Records Authority of New South Wales						3,542

The following agencies have a Minor Works Program only.

Long Service Corporation	2,798
Motor Accidents Authority of New South Wales	3,194
NSW Self Insurance Corporation	169
WorkCover Authority	11,000
Workers’ Compensation (Dust Diseases) Board	40

4 - 62	Infrastructure Statement 2014-15

The Treasury

Advance to the Treasurer

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Treasurer’s Advance (a)						20,000

(a)	The Advance to the Treasurer is made under section 18(2) of the Appropriation Bill 2014. The Treasurer’s Advance allows for unexpected events requiring additional Government expenditure during the course of the financial year.

Infrastructure Statement 2014-15	4 - 63

Chapter 5:	Public Trading Enterprise Sector Projects

5.1 Public Trading Enterprise Sector Projects

Transport
Rail Corporation New South Wales	5 - 3
Sydney Trains	5 - 5
Sydney Motorway Corporation Pty Ltd and its subsidiaries	5 - 5
State Transit Authority of New South Wales	5 - 6
Sydney Ferries	5 - 6
NSW Trains	5 - 6

Water
Hunter Water Corporation	5 - 7
State Water Corporation	5 - 8
Sydney Catchment Authority	5 - 9
Sydney Water Corporation	5 - 9

Ports
Newcastle Port Corporation	5 -12
Port Kembla Port Corporation	5 -12
Sydney Ports Corporation	5 -13

Housing
City West Housing Pty Limited	5 -14
New South Wales Land and Housing Corporation	5 -14
Teacher Housing Authority of New South Wales	5 -15

Property
Forestry Corporation of New South Wales	5 -16
Sydney Cricket and Sports Ground Trust	5 -16
Sydney Harbour Foreshore Authority	5 -18
Sydney Opera House Trust	5 -19
Venues NSW	5 -19
Landcom (trading as UrbanGrowth NSW)	5 -20

Other
Waste Assets Management Corporation	5 -21
Zoological Parks Board of New South Wales	5 -21

Electricity
Ausgrid	5 -22
Endeavour Energy	5 -22
Essential Energy	5 -23
Transgrid	5 -23
Competitive Government Sector	5 -24

Infrastructure Statement 2014-15	5 - 1

Table 5.1	Infrastructure Investment by Public Trading Enterprise Sector

Agency	Capital Expenditure
	2013-14 Budget $m	2013-14 Revised $m	2014-15 Budget $m	Variation(a) %
Transport
Rail Corporation New South Wales (b)	1,484.5	404.9	444.1	9.7
Sydney Trains (c)	—	865.4	34.2	(96.0)
Sydney Motorway Corporation Pty Ltd and its subsidiaries	—	—	132.0	—
State Transit Authority of New South Wales	5.4	3.6	5.8	59.7
Sydney Ferries (d)	13.8	3.4	1.5	(55.7)
NSW Trains (c)	—	0.2	5.0	>999.9

Water
Hunter Water Corporation	132.8	137.2	93.3	(32.0)
State Water Corporation (e)	110.7	69.9	95.7	36.8
Sydney Catchment Authority	42.6	35.5	33.0	(7.0)
Sydney Water Corporation	657.7	562.1	700.8	24.7

Ports
Newcastle Port Corporation	11.6	16.2	1.3	(92.0)
Port Kembla Port Corporation	4.3	1.7	1.3	(23.7)
Sydney Ports Corporation	56.8	29.6	50.7	71.1

Housing
City West Housing Pty Ltd	36.9	33.5	70.7	111.2
New South Wales Land and Housing Corporation	280.0	306.5	335.9	9.6
Teacher Housing Authority of New South Wales	2.8	3.1	5.1	66.2

Property
Forestry Corporation of New South Wales	9.3	2.8	6.4	130.1
Sydney Cricket and Sports Ground Trust	102.4	128.0	35.1	(72.6)
Sydney Harbour Foreshore Authority	36.6	24.9	39.2	57.3
Sydney Opera House Trust	58.6	53.7	39.4	(26.6)
Venues NSW	3.3	3.2	11.8	263.9
Landcom (trading as UrbanGrowth NSW)	0.7	1.1	2.3	110.7

Other
Waste Asset Management Corporation	3.6	1.8	1.3	(27.6)
Zoological Parks Board of New South Wales	21.0	20.2	17.8	(11.9)

Electricity
Ausgrid	1,383.4	956.0	1,105.3	15.6
Endeavour Energy	569.5	562.3	460.1	(18.2)
Eraring Energy	11.9	0.4	—	—
Essential Energy (e)	763.1	600.4	607.6	1.2
TransGrid (e)	593.7	570.0	441.1	(22.6)
Competitive Government Sector	53.8	93.0	65.7	(29.3)

Total	6,450.9	5,490.9	4,843.5	(11.8)

(a)	The percentage variation from 2013-14 Revised to the 2014-15 Budget.
(b)	Capital expenditure represents investments incurred by Rail Corporation New South Wales. The total of infrastructure investment in heavy rail also includes expenditures incurred by Transport for New South Wales, within the General Government Sector. The project listing attached represents the total of heavy rail investment across the State Sector.
(c)	Reflects the disaggregation of capital expenditure between the new rail entities, established from 1 July 2013. Capital investment on major rail projects is also incurred by Transport for NSW.
(d)	Capital expenditure on ferry refurbishment paid by Transport for NSW on behalf of Sydney Ferries has not been included in Table 5.1.
(e)	The difference between total investment in Table 5.1 and the total of agency programs in the project list represents the capitalising of interest costs.

5 - 2	Infrastructure Statement 2014-15

Transport

Rail Corporation New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Sydney Rapid Transit (Planning) (a)	Various	2014		—		7,000

Next Generation Rail Fleet	Various	2014	2024	2,800,000		4,985

Rail Network Efficiencies (a)	Various	2014		—		38,972

Rail Operations Centre (a)	Various	2014		—		11,400

Stations Refresh Program (a)	Various	2014		—		61,700

Train Control Systems (a)	Various	2014		—		10,279

Wynyard Station Upgrade	Sydney	2014		109,000		66,333

Total new works						200,669

Work-In-Progress

Automatic Train Protection Tranche 1 (a)	Various	2008	2017	—	118,642	90,524

Clearways	Various	2004	2014	2,019,505	2,005,953	13,552

Digital Train Radio	Various	2008	2015	358,000	227,016	101,047

Fixing the Trains Investments (a)	Various	2013	2019	—	111,759	63,168

Internal Emergency Door Release	Various	2006	2015	51,730	24,669	12,000

Lidcombe to Granville - Corridor Upgrade (a)	Various	2006	2017	—	184,554	79,027

Mechanised Track Patrol	Various	2010	2015	40,949	39,321	1,628

North West Rail Link (incl. rollingstock)	Various	2011	2019	8,279,000	1,394,293	862,633

Northern Sydney Freight Corridor	Various	2011	2016	1,044,649	468,484	282,867

Power Supply (b)	Various	2004		—	560,069	157,239

South West Rail Link	Various	2007	2015	2,022,255	1,695,383	103,444

Infrastructure Statement 2014-15	5 - 3

Transport

Rail Corporation New South Wales (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Transport Access Program (c)	Various	2011				169,402

Wynyard Walk	Sydney	2010	2015	306,000	142,420	83,993

Total work-in-progress						2,020,524

Total, Major Works						2,221,193

Minor Works

Rail Capital Maintenance						278,309

Other Minor Works						79,900

Total Minor Works						358,209

Total, Rail Infrastructure Investment						2,579,402

Less Rail capital projects managed by Transport for NSW –						(2,135,279)

Total, Rail Corporation New South Wales						444,123

(a)	The estimated cost of the project has not been disclosed due to the commercially sensitive nature of the project.
(b)	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercially sensitive. Prior years’ expenditure on these programs reflects works in progress only.
(c)	Includes a number of projects which commenced prior to 2011-12 and are now included in the larger Transport Access Program.

5 - 4	Infrastructure Statement 2014-15

Transport

Sydney Trains

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Waratah Rollingstock - Enabling and Ancillary Works – Implementation (a)	Various	2004	2014	684,012	618,073	34,242

Total work-in-progress						34,242

Total, Major Works						34,242

Total, Sydney Trains						34,242

(a)	Total (operating and capital) whole of life project cost is $3.6 billion (net present cost).

Sydney Motorway Corporation Pty Ltd and its subsidiaries(a)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

WestConnex - Stage 1 (b)	Various	2015	2019	4,200,000		132,000

Total new works						132,000

Total, Major Works						132,000

Total, Sydney Motorway Corporation Pty Ltd and its subsidiaries						132,000

(a)	These companies will be established in 2014-15.
(b)	The estimated total cost for WestConnex for Stages 1, 2 and 3 is $14.9 billion (nominal outturn costs) including Roads and Maritime Services planning and pre construction activities.

Infrastructure Statement 2014-15	5 - 5

Transport

State Transit Authority of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Depot Facilities Upgrade	Various	2009	2017	9,500	4,415	2,300

Depot Infrastructure Upgrade	North Sydney	2012	2015	1,600	200	1,400

Total work-in-progress						3,700

Total, Major Works						3,700

Minor Works						2,120

Total, State Transit Authority of New South Wales						5,820

Sydney Ferries

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Ferry Fleet Replacement	Various	2013	2017	34,565	3,413	1,511

Total work-in-progress						1,511

Total, Major Works						1,511

Minor Works						14,872

Total, Sydney Ferries						16,383

The following agencies have a Minor Works Program only.

NSW Trains	5,000

5 - 6	Infrastructure Statement 2014-15

Water

Hunter Water Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Backlog Sewer Scheme	Various	2014	2024	12,500		100

Enhancement of Wastewater Infrastructure	Farley	2014	2024	27,900		500

Total new works						600

Work-In-Progress

Enhancement of Wastewater Infrastructure	Various	2004	2026	255,950	94,099	24,534

Enhancement of Water Infrastructure	Various	2007	2021	70,800	43,680	11,120

Kooragang Island Recycled Water Plant	Kooragang	2008	2015	66,000	64,100	1,900

Other Business Projects

Enterprise Resource Planning (ERP) System	Newcastle	2012	2015	15,400	9,900	5,500

Housing Acceleration Fund 2 Upgrades	Various	2013	2017	21,000	130	2,720

Telemetry System Upgrade	Various	2009	2026	10,500	2,127	500

Total work-in-progress						46,274

Total, Major Works						46,874

Minor Works						46,379

Total, Hunter Water Corporation						93,253

Infrastructure Statement 2014-15	5 - 7

Water

State Water Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Burrendong Dam Upgrade - Phase 1	Lake Burrendong	1994	2015	26,838	25,284	1,554

Burrinjuck Dam Cableway Upgrade	Yass	2012	2017	13,836	3,096	101

Chaffey Augmentation	Tamworth	2013	2016	28,041	2,731	19,217

Chaffey Dam Upgrade Phase 2	Bowling Alley Point	2012	2016	19,558	2,065	12,372

Fishways Downstream of Burrendong Dam	Wellington	2012	2019	13,269	682	3,955

Fishways Downstream of Copeton Dam	Inverell	2011	2019	20,344	865	2,923

Fishways Downstream of Keepit Dam	Gunnedah	2011	2018	20,700	7,957	3,196

Fishways Downstream of Wyangala	Cowra	2012	2019	25,660	212	492

Integrated Surveillance Monitoring, Automation and Remote Telemetry	Various	2010	2018	18,895	13,200	1,649

Keepit Dam Upgrade - Phase 1	Keepit	1994	2019	181,855	77,966	6,011

Menindee Fuse Plug	Menindee	2012	2015	2,572	1,035	1,537

State Wide Metering	Various	2013	2018	98,564	1,618	20,841

Water For Rivers - Computer Aided River Management	Various	2011	2017	10,795	8,923	1,147

Water For Rivers - Other Water Saving Projects	Various	2010	2015	26,248	22,098	4,150

Wyangala Dam Upgrade - Phase 1	Wyangala	1998	2019	78,366	35,772	7,994

Total work-in-progress						87,139

Total, Major Works						87,139

Minor Works						11,091

Total, State Water Corporation						98,230

5 - 8	Infrastructure Statement 2014-15

Water

Sydney Catchment Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Catchments Upgrade	Various	1998	2029	31,371	10,571	1,270

General Upgrades	Various	1999	2029	212,681	54,567	4,861

Metropolitan Dams Upgrade	Various	1998	2017	22,219	8,045	1,500

Prospect Reservoir Upgrade	Prospect	1998	2017	90,585	79,685	3,750

Shoalhaven System Upgrade	Various	1998	2019	59,392	28,554	4,350

Upper Canal Upgrade	Various	1998	2029	121,310	22,757	8,373

Warragamba Dam General Upgrade	Warragamba	1997	2025	89,031	38,916	300

Warragamba Pipelines Upgrade	Various	1998	2022	28,390	10,714	700

Total work-in-progress						25,104

Total, Major Works						25,104

Minor Works						7,945

Total, Sydney Catchment Authority						33,049

Sydney Water Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Critical Watermain Program	Various	1998	2025	750,000	275,998	29,800

First Ponds Creek Wastewater Project	The Ponds	2013	2015	15,600	10,900	4,700

Green Square Town Centre - Flood Risk Management	Alexandria	2013	2018	38,000	1,200	1,800

Growth Works to Service Urban Development	Various	1995	2025	3,400,000	878,417	171,399

Infrastructure Statement 2014-15	5 - 9

Water

Sydney Water Corporation (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Information Technology Projects	Various	2001	2025	1,250,000	482,247	70,100

Maintain Water Distribution Systems	Various	1995	2025	2,200,000	1,285,404	71,200

Maintenance Plant Renewals	Various	2001	2025	50,000	29,287	2,900

North Kellyville Wastewater Project	Kellyville	2013	2015	19,100	10,400	8,700

Priority Sewerage Program Appin	Appin	2009	2015	62,200	61,800	400

Priority Sewerage Program Bargo	Bargo	2012	2017	51,300	39,700	8,000

Priority Sewerage Program Buxton	Buxton	2012	2017	42,000	30,700	7,900

Priority Sewerage Program Cowan	Cowan	2012	2016	18,000	16,400	800

Priority Sewerage Program Douglas Park	Douglas Park	2012	2016	14,100	12,800	1,000

Priority Sewerage Program Galston	Galston	2012	2016	27,700	3,600	17,200

Priority Sewerage Program Glenorie	Glenorie	2012	2016	16,200	100	11,500

Priority Sewerage Program West Hoxton	West Hoxton	2012	2016	7,400	6,400	400

Priority Sewerage Program Wilton	Wilton	2012	2016	10,300	7,200	700

Property Management and Acquisition	Various	2001	2025	500,000	398,999	23,000

Riverstone Wastewater Lead-Ins	Riverstone	2013	2016	18,400	500	4,300

Sewage Overflow Abatement	Various	1995	2025	1,400,000	895,959	40,200

Sewer Network Reliability Upgrades	Various	1995	2025	2,100,000	1,045,825	86,600

5 - 10	Infrastructure Statement 2014-15

Water

Sydney Water Corporation (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Stormwater Asset Renewals	Various	2008	2025	550,000	31,500	7,800

Upgrade Reliability of Sewage Treatment Plants	Various	1995	2025	1,800,000	552,161	122,700

Water Meter Replacement Program	Various	1995	2025	260,000	118,514	7,700

Total work-in-progress						700,799

Total, Major Works						700,799

Total, Sydney Water Corporation						700,799

Infrastructure Statement 2014-15	5 - 11

Ports

Newcastle Port Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Pilot Station Hardstand and Oil Spill Shed	Newcastle	2013	2015	679	229	450

Total work-in-progress						450

Total, Major Works						450

Minor Works						841

Total, Newcastle Port Corporation						1,291

Port Kembla Port Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Replacement Pilot Vessel	Port Kembla	2013	2014	2,550	1,658	892

Total work-in-progress						892

Total, Major Works						892

Minor Works						439

Total, Port Kembla Port Corporation						1,331

5 - 12	Infrastructure Statement 2014-15

Ports

Sydney Ports Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Glebe Island - Reconstruct the Seawall at Wharves 5/6	Balmain	2014	2017	8,930		410

Glebe Island - Silos Rectifications	Balmain	2014	2016	4,170		303

Total new works						713

Work-In-Progress

Glebe Island Redevelopment - Refurbishment of Buildings (a)	Balmain	2013	2014	—	102

Overseas Passenger Terminal Redevelopment (a)	Sydney	2012	2015	—	19,559

Pilot Vessel Replacements	Port Botany	2010	2016	6,799	6,181	389

Total work-in-progress						40,776

Total, Major Works						41,489

Minor Works						9,182

Total, Sydney Ports Corporation						50,671

(a)	The estimated costs for these projected are subject to a tendering process – the amounts have therefore not been quoted due to their commercially sensitive nature.

Infrastructure Statement 2014-15	5 - 13

Housing

City West Housing Pty Limited

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Affordable Housing - Cowper Street Glebe	Glebe	2011	2015	32,212	302	9,678

Affordable Housing - Eveleigh	Redfern	2012	2015	33,525	18,456	15,069

Affordable Housing - Joynton Avenue Green Square	Zetland	2011	2016	40,560	8,228	22,614

Total work-in-progress						47,361

Total, Major Works						47,361

Minor Works						23,379

Total, City West Housing Pty Limited						70,740

New South Wales Land and Housing Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Office Accommodation and Administrative Assets	Various	2014	2015	8,345		8,345

Social Housing - New Supply	Various	2014	2018	244,540		52,141

Social Housing Asset Improvement	Various	2014	2015	206,163		206,163

Total new works						266,649

5 - 14	Infrastructure Statement 2014-15

Housing

New South Wales Land and Housing Corporation (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Work-In-Progress

Social Housing - New Supply	Various	2012	2015	89,716	25,408	64,306

Social Housing - New Supply	Various	2012	2018	21,070	6,866	4,011

Total work-in-progress						68,317

Total, Major Works						334,966

Minor Works						915

Total, New South Wales Land and Housing Corporation						335,881

Teacher Housing Authority of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

New Houses to Meet Demand Growth	Moree	2014	2015	450		450

Renewal of Existing Assets	Various	2014	2015	1,462		1,462

System Development	Sydney	2014	2015	250		250

Total new works						2,162

Work-In-Progress

Land Purchases	Various	2013	2015	808	358	450

New Houses to Meet Demand Growth	Various	2013	2015	2,226	126	2,100

Total work-in-progress						2,550

Total, Major Works						4,712

Minor Works						398

Total, Teacher Housing Authority of New South Wales						5,110

Infrastructure Statement 2014-15	5 - 15

Property

Forestry Corporation of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Construction - Buildings and Installations	Castle Hill	2010	2016	1,776	488	1,258

Total work-in-progress						1,258

Total, Major Works						1,258

Minor Works						5,191

Total, Forestry Corporation of New South Wales						6,449

Sydney Cricket and Sports Ground Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Allianz Stadium - Hirers Suite Compliance Upgrade	Moore Park	2014	2015	350		350

Allianz Stadium Compliance and Safety Works	Moore Park	2014	2015	424		424

Allianz Stadium East Stairs	Moore Park	2014	2015	320		320

Allianz Stadium LED Advertising Signage	Moore Park	2014	2014	750		750

Back Up Power Sydney Cricket Ground - Cricket World Cup	Moore Park	2014	2015	735		735

Churchill Stand and Allianz Stadium Air Conditioning	Moore Park	2014	2015	250		250

Paddington Lane Works	Moore Park	2014	2015	533		533

5 - 16	Infrastructure Statement 2014-15

Property

Sydney Cricket and Sports Ground Trust (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Sydney Cricket Ground LED Advertising Signage	Moore Park	2014	2014	650		650

Venue Presentation Works	Moore Park	2014	2015	250		250

WiFi System Installation	Moore Park	2014	2014	650		650

Total new works						4,912

Work-In-Progress

Allianz Stadium North East Suites Wall Replacement	Moore Park	2013	2014	535	23	512

Allianz Stadium Roof Structure and Cladding Replacement	Moore Park	2013	2014	1,156	20	1,136

Major League Baseball	Moore Park	2012	2014	445	7	438

Sight Screen Ground Structure Conversion for AFL	Moore Park	2014	2014	250	50	200

Stage 2A - Sports Central Plaza	Moore Park	2012	2014	738	238	500

Sydney Cricket Ground - Compliance and Safety Works	Moore Park	2014	2014	439	2	437

Sydney Cricket Ground - Stage 2 Redevelopment	Moore Park	2011	2014	197,465	173,848	23,617

Total work-in-progress						26,840

Total, Major Works						31,752

Minor Works						3,318

Total, Sydney Cricket and Sports Ground Trust (a)						35,070

(a)	The Sydney Cricket and Sports Ground Trust operates on a March to February financial year. All capital expenditure figures above reflect that.

Infrastructure Statement 2014-15	5 - 17

Property

Sydney Harbour Foreshore Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Darling Harbour Pier 26 Structure Upgrade	Sydney	2011	2015	7,133	4,973	2,000

Darling Harbour Public Domain Upgrade	Sydney	2012	2024	34,438	2,788	5,650

Marine Structures Upgrade	Sydney	2011	2018	6,652	3,217	935

Sydney Convention and Exhibition Centre and Sydney Entertainment Centre Compliance Works	Sydney	2004	2016	44,081	43,681	250

Sydney International Convention Exhibition and Entertainment Precinct Expansion	Sydney	2011	2017	37,297	17,857	14,019

The Goods Line North - Pedestrian and Cycle Corridor	Sydney	2011	2014	11,433	4,298	7,135

The Rocks Public Domain Upgrade	Sydney	2012	2024	52,902	1,584	4,218

White Bay Power Station Heritage Conservation Works	Rozelle	2011	2014	5,517	5,017	500

Total work-in-progress						34,707

Total, Major Works						34,707

Minor Works						4,521

Total, Sydney Harbour Foreshore Authority						39,228

5 - 18	Infrastructure Statement 2014-15

Property

Sydney Opera House Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Electrical Switchboard and Cabling Upgrade	Sydney	2013	2015	2,101	105	1,996

Upgrade of Lifts and Escalators	Sydney	2012	2015	18,838	8,275	10,563

Upgrade of the Stage Management System	Sydney	2012	2015	8,846	8,351	495

Vehicle Access and Pedestrian Safety Project	Sydney	2011	2015	153,247	136,002	17,245

Total work-in-progress						30,299

Total, Major Works						30,299

Minor Works						9,077

Total, Sydney Opera House Trust						39,376

Venues NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

New Works

Playing Surface Hunter Stadium	Broadmeadow	2014	2014	—		—

Total new works

Work-In-Progress

Pirtek Stadium Upgrade	Parramatta	2013	2016	26,000	1,849	10,063

Total work-in-progress						10,063

Total, Major Works						—

Minor Works						—

Total, Venues NSW (a)						11,767

(a)	The allocation between major and minor works has not been included due to commercial sensitivity.

Infrastructure Statement 2014-15	5 - 19

Property

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

The following agencies have a Minor Works Program only.

Landcom (trading as UrbanGrowth NSW)						2,322

5 - 20	Infrastructure Statement 2014-15

Other

Waste Assets Management Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Environmental Systems	Various	2012	2018	1,865	815	750

Landfill Site Development	Smithfield	2010	2017	11,139	10,113	353

Plant and Equipment Replacement	Various	2011	2017	6,259	2,904	70

Total work-in-progress						1,173

Total, Major Works						1,173

Minor Works						155

Total, Waste Assets Management Corporation						1,328

Zoological Parks Board of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Taronga Zoo - Construction and Restoration Projects	Mosman	2001	2018	261,350	220,450	12,800

Western Plains Zoo - Construction and Restoration Projects	Dubbo	2001	2018	45,626	32,376	3,700

Total work-in-progress						16,500

Total, Major Works						16,500

Minor Works						1,300

Total, Zoological Parks Board of New South Wales						17,800

Infrastructure Statement 2014-15	5 - 21

Electricity

Ausgrid

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Line Work (a)	Various	—	—	848,834	667,257	132,272

Substation (a)	Various	—	—	1,047,183	789,999	89,773

Transformers and Equipment (a)	Various	—	—	126,435	101,287	19,614

Total work-in-progress						241,659

Total, Major Works						241,659

Minor Works						863,594

Total, Ausgrid						1,105,253

(a)	Represents a portfolio of projects that have various start and completion dates.

Endeavour Energy

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Line Work (a)	Various	—	—	1,046,646	768,357	88,808

Substation (a)	Various	—	—	653,276	493,498	68,974

Transformers and Equipment (a)	Various	—	—	2,580,175	1,743,293	223,832

Total work-in-progress						381,614

Total, Major Works						381,614

Minor Works						78,440

Total, Endeavour Energy						460,054

(a)	Represents a portfolio of projects that have various start and completion dates.

5 - 22	Infrastructure Statement 2014-15

Electricity

Essential Energy

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Line Work (a)	Various	—	—	319,828	261,614	45,726

Substation (a)	Various	—	—	277,201	142,013	88,582

Total work-in-progress						134,308

Total, Major Works						134,308

Minor Works						486,783

Total, Essential Energy						621,091

(a)	Represents a portfolio of projects that have various start and completion dates.

TransGrid

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

Major Works

Work-In-Progress

Line Work (a)	Various	—	—	365,252	89,788	28,406

Substation (a)	Various	—	—	2,100,100	1,204,029	250,087

Transformers and Equipment (a)	Various	—	—	224,050	131,732	21,377

Total work-in-progress						299,870

Total, Major Works						299,870

Minor Works						148,333

Total, TransGrid						448,203

(a)	Represents a portfolio of projects that have various start and completion dates.

Infrastructure Statement 2014-15	5 - 23

Electricity

Competitive Government Sector

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-14 $000	Allocation 2014-15 $000

This program comprises works undertaken by the electricity generators. Given the competitive nature of works undertaken by these agencies, individual project details are treated as commercial in confidence and are not disclosed below. An overview of the capital program of these agencies is provided in Chapter 3 of this Budget Paper.

Total, Competitive Government Sector						65,700

5 - 24	Infrastructure Statement 2014-15